Registration No. [_____]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VERDE BIO HOLDINGS, INC.

(FORMERLY APPIPHANY TECHNOLOGIES HOLDINGS CORP.)

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	30-0678378 (I.R.S. Employer Identification No.)

Verde Bio Holdings, Inc. 5750 Genesis Court, Suite 220B Frisco, Texas 75034 972-217-4080	Action Stock Transfer Corporation 2469 East Fort Union Boulevard, Suite 214 Salt Lake City, Utah 84121 (801) 274-1088
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
J. Martin Tate, Esq.

Lance Lehnhof, Esq.

Carman Lehnhof Israelsen, LP

375 W 200 S, Suite 225

Salt Lake City, UT 84101

(801) 534-4435

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholder identified herein.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

[X] Yes [   ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Sec.232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). [X] Yes [   ] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

[   ] Yes [X] No

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.001 per share offered by selling stockholder	61,814,336	$0.01	$618,143	$57.30
Total	61,814,336	$0.01	$618,143	$57.30

(1) The shares of our common stock being registered hereunder are being registered for sale by the selling stockholder, as defined in the accompanying prospectus.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated June 21, 2022

Verde Bio Holdings, Inc.

61,814,336

Resale Shares of Common Stock

This prospectus relates to the offering and resale by GHS Investments, LLC, as the selling stockholder of up to 61,814,336 shares of common stock issuable to such selling stockholder upon conversion of Series C Preferred Stock. GHS acquired shares of Series C Preferred Stock in May 2022 pursuant to a private placement.  Please see “Description of Private Placement” beginning on page 85 of this prospectus.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan Of Distribution” on page 90 of this prospectus for more information. See the section entitled “Selling Stockholder” on page 56 of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Our common stock is quoted on the OTCQB under the symbol “VBHI”.  On June 13, 2022, the closing price per share of our common stock as quoted on the OTCQB was $0.0072 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. You should carefully read the “Risk Factors” beginning on page 15 of this prospectus before investing.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any other regulatory commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2022

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the selling stockholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” “Verde” and “our Company” refer to Verde Bio Holdings, Inc., a Nevada corporation, and its subsidiaries.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This registration statement and the documents that are incorporated herein by reference contain certain forward-looking statements within the meaning of United States securities laws, including the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words including, but not limited to the following; “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “continue,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements are based on the Company’s current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated.  These risks and uncertainties include the following:

•The availability and adequacy of our cash flow to meet our requirements;

•Economic, competitive, demographic, business and other conditions in our local and regional markets;

•Changes or developments in laws, regulations or taxes in our industry;

•Actions taken or omitted to be taken by third parties including our competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•Competition in our industry;

•The loss of or failure to obtain any license or permit necessary or desirable in the operation of our business;

•Changes in our business strategy, capital improvements or development plans;

•The availability of additional capital to support capital improvements and development; and

•Other risks identified in this report and in our other filings with the Securities and Exchange Commission or the SEC.

You should read this prospectus completely and with the understanding that actual future results may materially differ from expectations set forth in forward looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, when evaluating the information presented in this registration statement or our other disclosures because current plans, anticipated actions, and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors set forth in the section entitled “Risk Factors” in this prospectus.

GLOSSARY OF TERMS

Barrel or bbl:  Stock tank barrel, or 42 U.S. gallons liquid volume, used in this report in reference to crude oil or other liquid hydrocarbons.

BOE:  One barrel of oil equivalent, calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Bbl of oil.

BOE/d:  BOE per day.

British Thermal Unit or Btu:  The quantity of heat required to raise the temperature of one pound of water by one-degree Fahrenheit.

Completion:  The process of treating a drilled well followed by the installation of permanent equipment for the production of natural gas or oil, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Condensate:  Liquid hydrocarbons associated with the production that is primarily natural gas.

Crude oil:  Liquid hydrocarbons retrieved from geological structures underground to be refined into fuel sources.

Developed acreage: Acreage allocated or assignable to productive wells.

Differential:  An adjustment to the price of oil and natural gas from an established spot market price to reflect differences in the quality and/or location of oil or natural gas.

GAAP:  Generally accepted accounting principles in the United States.

Gross acres or gross wells:  The total acres or wells, as the case may be, in which an overriding, royalty or mineral interest is owned.

MBbls:  Thousand barrels of crude oil or other liquid hydrocarbons.

MBOE:  One thousand BOE.

Mcf:  Thousand cubic feet of natural gas.

Mineral interests:  The interests in ownership of the resource and mineral rights, giving an owner the right to profit from the extracted resources.

MMBtu:  Million British Thermal Units.

MMcf:  Million cubic feet of natural gas.

Net royalty acres: Gross acreage multiplied by the net royalty interest.

NGLs:  Natural gas liquids.

Prospect:  A specific geographic area which, based on supporting geological, geophysical, or other data and preliminary economic analysis using reasonably anticipated prices and costs, is deemed to have potential for the discovery of commercial hydrocarbons.

Proved reserves:  The estimated quantities of oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known reservoirs under existing economic and operating conditions.

PUD:  Proved undeveloped, used to characterize reserves.

Reserves:  The estimated remaining quantities of oil and natural gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and natural gas or related substances to the market and all permits required to implement the project. Reserves are not assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Reservoir:  A porous and permeable underground formation containing a natural accumulation of producible natural gas and/or oil that is confined by impermeable rock or water barriers and is separate from other reservoirs.

Royalty interest:  An interest that gives an owner the right to receive a portion of the resources or revenues without having to carry any costs of development.

Undeveloped acreage: Lease acreage on which wells have not been drilled or completed to a point that would permit the production of economic quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

SUMMARY OF RISK FACTORS

We and our business are subject to material risks, which could cause actual results, performance and achievements to differ materially from those anticipated, and the risk factors set forth in the section entitled “Risk Factors” beginning on page 12 of this prospectus. These risks can be summarized as follows:

Business Related Risks

•Our business and operations are subject to risks and uncertainty surrounding the future spread of COVID-19 and related variants as well as the potential impact that these may have on our future operations.

•We have incurred operating losses in some of our historical periods and we could incur additional losses until we successfully integrate acquired practices, improve collections for procedures and reduce operating expenses.

•Our business is not highly diversified and approximately 90% of our case volume is currently concentrated in Colorado, Louisiana and Texas where we are susceptible to local and regional fluctuations in demand for our service, downturns in the economy, adverse weather conditions, changes in local or state regulations, and other localized market changes.

•We face significant competition from other purchases of oil and gas interests. Some of our competitors are larger and have longstanding and well-established relationships with sellers and operators.

•Our founder and director, Scott Cox, by virtue of his ownership of preferred shares, has the ability to influence the outcome of matters submitted to our shareholders for approval.

•Our development will depend on the efforts of key management, key personnel and our relationships with operators and other partnerships.

•We depend on payments from third parties, which may cause fluctuations in our revenue and delays and uncertainties in the reimbursement rate and the timing of reimbursement.

Risk Related to our Stock

•Broad market and industry factors may affect the price of our common shares, regardless of our actual operating performance.

•Our common stock is defined as “penny stock” under the Exchange Act, and the rules promulgated thereunder.

•Our common stock is quoted on the OTCQB, but we are not listed on any national securities exchange.

The foregoing is a summary of significant risk factors that we think could cause our actual results to differ materially from expected results. However, there could be additional risk factors besides those listed herein that also could affect us in an adverse manner. You should read the risk factors set forth in the section entitled “Risk Factors” beginning on page 15 of this prospectus.

POTENTIAL IMPACT OF THE COVID-19 PANDEMIC

COVID-19.  On March 11, 2020, the World Health Organization declared the current outbreak of a novel coronavirus disease 2019 ("COVID-19") to be a global pandemic.  As further described herein, the COVID-19 outbreak has led (and may continue to lead) to disruptions in the global economy, including extreme volatility in the stock market and capital markets.  On March 13, 2020, then-President Trump declared a national state of emergency under the Stafford Disaster Relief and Emergency Assistance Act (the "Stafford Act"), which permits the use of up to $50 billion of Federal Emergency Management Agency ("FEMA") funds to combat the pandemic, directs state governments to create emergency operations centers, hospitals to activate emergency preparedness plans and gives the Secretary of Health and Human Services emergency authorities to waive certain federal regulations to allow greater flexibility to hospitals and doctors in treating patients.

On March 11, 2021, President Biden signed the American Rescue Plan Act of 2021 (the "American Rescue Plan"), which provides approximately $1.9 trillion in funds to assist with the United States' recovery from the economic and health effects of the COVID-19 pandemic, bolster the economy and provide aid to millions of Americans.  Among other things, the legislation includes a third round of direct payments to a large majority of American taxpayers, provides for any student loan forgiveness passed between December 31, 2020, and January 1, 2026 to be tax-free, provides additional assistance to low-income families, and lowers the cost of health insurance and increases availability, covering the entire COBRA premium from April 1, 2021 through September 30, 2021 for Americans who have lost a job or had their hours cut.  The legislation also includes approximately $45 billion in rental, utility and mortgage assistance. The Small Business Administration will be allocated approximately $25 billion for a new grant program for restaurants and other food and drinking establishments, and another $1.25 billion for the Small Business Administration's Shuttered Venue Operators Grant program. The legislation includes approximately $7.25 billion in additional funds for PPP (as defined below) and allows more nonprofits to apply, including those groups that engage in advocacy and some limited lobbying. The Centers for Disease Control and Prevention will receive approximately $7.5 billion to track, administer and distribute COVID-19 vaccines. Approximately $46 billion is allocated for diagnosing and tracing coronavirus infections, and approximately $2 billion for purchasing and distributing various testing supplies and personal protective equipment.

The Federal Reserve has taken emergency action to further cut its benchmark rate down to a range of between 0% and 0.25%, to inject additional funds into the short-term lending markets and to implement quantitative easing and other measures to support financial institutions, other businesses and the credit markets.  In addition, beginning in March 2020, the Federal Reserve, in conjunction with the United States Treasury, announced an extensive series of measures to provide liquidity and support the economy, including but not limited to: open market purchases of certain securities; establishment of the Primary Dealer Credit Facility; establishment of the Primary Market Corporate Credit Facility for new bond and loan issuance, the Secondary Market Corporate Credit Facility to provide liquidity for outstanding corporate bonds, and the Term Asset-Backed Securities Loan Facility ("TALF") to support the flow of credit to consumers and businesses via asset-backed securities; facilitating credit to municipalities by expanding the Money Market Mutual Fund Liquidity Facility and the Commercial Paper Funding Facility; supporting the Small Business Administration's Paycheck Protection Program (the "PPP"), a program that provides loans to small businesses so that they can keep their employees on the payroll, by supplying liquidity to participating financial institutions through term financing backed by PPP loans; and encouraging credit flows to small and mid-sized businesses with the purchase of up to $600 billion in loans through the Main Street Lending Program. Central banks in Europe, the United Kingdom ("UK") and other countries are implementing similar and other measures to support financial markets. Although it cannot be predicted, additional action by the Federal Reserve as well as other federal and state agencies is possible in the near future.

The COVID-19 outbreak has led to severe disruptions in the global supply chain, capital markets and economies, and those disruptions will likely continue for some time.  Concern about the potential effects of COVID-19 and the effectiveness of measures (including those under the Stafford Act declaration summarized above) put in place by global governmental bodies and reserve banks at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools, restaurants and gyms, among others) to contain or mitigate its spread have adversely affected economic conditions and capital markets globally (and, in certain cases, have caused a near total cessation of non-essential economic activities), and have led to historic volatility in the financial markets. There can be no assurance that such measures or other measures implemented from time to time will be successful, or for how long such measures will be in place.

In addition to these general concerns, investors should consider what effect, if any, the COVID-19 outbreak, as well as the resulting recession or any further economic downturn may have on the Company and its ability to achieve its objectives.

The long-term impacts of the social, economic and financial disruptions caused by the COVID-19 outbreak  are unknown. While the U.S. Federal Reserve, the U.S. government and other governments have implemented unprecedented financial support or relief measures in response to concerns surrounding the economic effects of the COVID-19 outbreak, the likelihood of such measures calming the volatility in the financial markets or preventing a long-term national or global economic downturn cannot be predicted. It is also unclear whether future economic shutdowns will be required in response to the development of a seasonal spread of COVID-19, including variants thereof, or other similar infections.  President Biden also announced a coronavirus task force that is considering various actions to address the pandemic, and the Biden administration may implement new measures that will affect businesses and the economy.

Over the course of 2021, different variants of COVID-19, including the "Delta variant," have proliferated, including in areas with higher adult vaccination rates.  Due to the emergence of the Delta variant, state and local governments have reinstated various mitigation measures.  It is unclear how widespread the impact of the Delta variant may be or how long any additional mitigation measures will remain in effect, and whether other, more contagious or deadly, variants may emerge.  There can be no assurance as to the effects such circumstances may have on economic conditions, which may adversely impact the performance of the Company.

If these conditions persist or in the event of additional COVID-19 or other coronavirus outbreaks, it is unclear whether the same mitigation or containment measures taken by various governments (including at the federal, state and local level) or businesses described herein will be continued or reimplemented in other jurisdictions and the degree to which such measures will be applied, or if different measures will be implemented, and it is uncertain what impact such measures will have on the national or global economy.  In addition, it is uncertain as to the degree to which certain businesses and activities will return as lockdowns and other mitigation or containment measures are reimplemented or eased or if further COVID-19 outbreaks continue or other coronavirus outbreaks occur, which could exacerbate the effect of the pandemic. There is little certainty as to when the COVID-19 outbreak will peak or when it will abate, or when and to what extent the United States economy will recover from the disruption caused by the COVID-19 outbreak. Even if the number of new cases reaches a plateau or begins to decline, the effects of the outbreak will continue for an indefinite period of time, and another outbreak may occur at a later time. While certain vaccines have been approved recently by the Federal Drug Administration and the regulatory authorities of other countries and the initial phases of distribution of these vaccines has begun, it remains uncertain when the use of the vaccines will have the effect of reducing COVID-19 infection rates and hospitalization levels, how much of the eligible population will get vaccinated or when national or global economies will improve.In light of the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this Memorandum are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. References in this prospectus to “we,” “us,” “our,” the “Company” and “Verde” refer to Verde Bio Holdings, Inc. You should read both this prospectus together with additional information described below under the heading “Where You Can Find More Information.”

Organization

Verde Bio Holdings, Inc. (formerly Appiphany Technologies Holdings Corp.) was incorporated in the State of Nevada on February 24, 2010. On May 1, 2010, the Company entered into a share exchange agreement with Appiphany Technologies Corporation (“ATC”) to acquire all of the outstanding common shares of ATC in exchange for 1,500,000 common shares of the Company.  As the acquisition involved companies under common control, the acquisition was accounted for in accordance with ASC 805-50, Business Combinations – Related Issues, and the consolidated financial statements reflect the accounts of the Company and ATC since inception. On February 19, 2019, Media Convergence Group, a Nevada corporation (“Media Convergence”) entered into a certain Stock Purchase Agreement (the "Purchase Agreement") with TerraQuest Holdings, LLC (“TerraQuest”) for the sale of 500,000 shares of the Series A Preferred Stock (the “Shares”) of the Company.  The purchase of the Shares (“Share Purchase”) was closed on November 22, 2019.

Upon the Closing of the Share Purchase, Scott Cox, as the successor in interest to TerraQuest, became the owner of the Shares, and as such gained voting control of the Company by virtue of the 10,000 for 1 voting rights of the Series A Preferred Shares.

In connection with the Closing of the Share Purchase, the Company changed its management and Board. Robert Sargent resigned as the sole member of the Board and Scott Cox was elected as the sole member of the Board and as the Company’s Chief Executive Officer.  Mr. Cox brings 25 years of experience in the oil gas industry changed the Company’s business strategy to oil and gas exploration and investment.

Nature of Business

Historical Business

The Company is a growing U.S. energy company based in Frisco, Texas.  We have been engaged in the acquisition and development of high-probability, lower risk onshore oil and gas properties within the major oil and gas plays in the U.S. The Company’s dual-focused growth strategy has relied primarily on leveraging management’s expertise to grow through the strategic acquisition of non-operating, working interests and royalty interests with the goal of developing into a major company in the industry. Through this strategy of acquisition of royalty and non-operating properties, the Company has the unique ability to rely on the technical and scientific expertise of the world-class exploration and production (“E&P”) companies operating in the area.

The Company focuses on the acquisition of and exploitation of upstream energy assets, specifically targeting oil and gas mineral interests, oil and gas royalty interests and select non-operated working interests. We do not drill wells and we do not operate wells.  These acquisitions are structured primarily as acquisitions of leases, real property interests and mineral rights and royalties and are generally not regarded as the acquisition of securities, but rather real property interests.  As a royalty owner, the Company has the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally is not required to pay any portion of the costs of drilling or operating the wells on the leased acreage.

The Company began purchasing mineral and oil and gas royalty interests and surface properties in September 2020 and since such time has completed a total of 19 purchases.

Plan of Operations

To date, the Company has begun implementing its business plan and is attempting to secure additional funding to continue expansion of our services and products.  Although the Company has generated revenue from its business operations, the Company will be required to raise additional funds by way of equity or debt financing to execute on its business plan, especially the expansion into additional energy assets.

Government Regulation

Oil, gas, biodiesel, and other energy assets are subject to extensive governmental regulation, including the fixing of rates of production from wells. Governmental regulation also may limit or otherwise affect the market for oil gas, biodiesel and other forms of energy and the prices which may be paid for those products. Governmental regulations relating to environmental matters also affect our operations. The nature and extent of various regulations, the nature of other political developments and their overall effect upon us are not predictable.

Corporation Information

Our principal executive offices are located at 5750 Genesis Court, Suite 220B, Frisco, Texas 75034, and our telephone number is (972) 217-4080. Our website address is www.verdebh.com, although the information on our website is not deemed to be part of this prospectus.

Our Common Stock

Our common stock is quoted on the OTCQB under the symbol “VBHI”.

THE OFFERING

This prospectus relates to the resale by GHS Investments, LLC, as the selling stockholder, selling stockholderof up to 61,814,336 shares of common stock, par value $0.001 per share, of the Company (“Resale Shares”).

Resale Shares

The selling stockholder may sell the Resale Shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholder may sell or otherwise dispose of their shares of common stock hereunder.

The selling stockholder may sell any, all or none of the Resale Shares offered by this prospectus and we do not know when or in what amount, the selling stockholder may sell the Resale Shares of common stock hereunder following the effective date of this registration statement.

We will not receive any proceeds from the sale of the Resale Shares by the selling stockholder in the offering described in this prospectus.

Securities Offered

Issuer:	Verde Bio Holdings, Inc.

Trading Market:

The common stock offered in this prospectus is quoted on the OTCQB under the symbol “VBHI”. In the future, we intend to seek to have our common stock listed on a national securities exchange. However, we may not be successful in having our shares listed on a national securities exchange.

Shares of common stock outstanding prior to the offering:	1,238,764,242*

Use of proceeds:	We will not receive any proceeds from the sale of shares of common stock by the selling stockholder in this offering. See “Use of Proceeds.”

Risk factors:	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

*Does not include up to 61,814,336 shares of common stock issuable to GHS Investments, LLC upon conversion of Series C Preferred Stock.

Plan of Distribution:

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information about these risks contained in this prospectus, as well as the other information contained in this prospectus generally, before deciding to buy our securities. Any of the risks we describe below could adversely affect our business, financial condition, operating results or prospects. The market prices for our securities could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties that we do not yet know of, or that we currently think are immaterial, may also impair our business operations. You should also refer to the other information contained in this prospectus, including our financial statements and the related notes.

RISKS RELATED TO OUR BUSINESS

The COVID-19 coronavirus has and may continue to adversely impact our business.

COVID-19.  On March 11, 2020, the World Health Organization declared the current outbreak of a novel coronavirus disease 2019 (“COVID-19”) to be a global pandemic.  As further described herein, the COVID-19 outbreak has led (and may continue to lead) to disruptions in the global economy, including extreme volatility in the stock market and capital markets.  On March 13, 2020, then-President Trump declared a national state of emergency under the Stafford Disaster Relief and Emergency Assistance Act (the “Stafford Act”), which permits the use of up to $50 billion of Federal Emergency Management Agency (“FEMA”) funds to combat the pandemic, directs state governments to create emergency operations centers, hospitals to activate emergency preparedness plans and gives the Secretary of Health and Human Services emergency authorities to waive certain federal regulations to allow greater flexibility to hospitals and doctors in treating patients.

On March 11, 2021, President Biden signed the American Rescue Plan Act of 2021 (the “American Rescue Plan”), which provides approximately $1.9 trillion in funds to assist with the United States’ recovery from the economic and health effects of the COVID-19 pandemic, bolster the economy and provide aid to millions of Americans.  Among other things, the legislation includes a third round of direct payments to a large majority of American taxpayers, provides for any student loan forgiveness passed between December 31, 2020, and January 1, 2026 to be tax-free, provides additional assistance to low-income families, and lowers the cost of health insurance and increases availability, covering the entire COBRA premium from April 1, 2021 through September 30, 2021 for Americans who have lost a job or had their hours cut.  The legislation also includes approximately $45 billion in rental, utility and mortgage assistance. The Small Business Administration will be allocated approximately $25 billion for a new grant program for restaurants and other food and drinking establishments, and another $1.25 billion for the Small Business Administration’s Shuttered Venue Operators Grant program. The legislation includes approximately $7.25 billion in additional funds for PPP (as defined below) and allows more nonprofits to apply, including those groups that engage in advocacy and some limited lobbying. The Centers for Disease Control and Prevention will receive approximately $7.5 billion to track, administer and distribute COVID-19 vaccines. Approximately $46 billion is allocated for diagnosing and tracing coronavirus infections, and approximately $2 billion for purchasing and distributing various testing supplies and personal protective equipment.

The Federal Reserve has taken emergency action to further cut its benchmark rate down to a range of between 0% and 0.25%, to inject additional funds into the short-term lending markets and to implement quantitative easing and other measures to support financial institutions, other businesses and the credit markets.  In addition, beginning in March 2020, the Federal Reserve, in conjunction with the United States Treasury, announced an extensive series of measures to provide liquidity and support the economy, including but not limited to: open market purchases of certain securities; establishment of the Primary Dealer Credit Facility; establishment of the Primary Market Corporate Credit Facility for new bond and loan issuance, the Secondary Market Corporate Credit Facility to provide liquidity for outstanding corporate bonds, and the Term Asset-Backed Securities Loan Facility (“TALF”) to support the flow of credit to consumers and businesses via asset-backed securities; facilitating credit to municipalities by expanding the Money Market Mutual Fund Liquidity Facility and the Commercial Paper Funding Facility; supporting the Small Business Administration’s Paycheck Protection Program (the “PPP”), a program that provides loans to small businesses so that they can keep their employees on the payroll, by supplying liquidity to participating financial institutions through term financing backed by PPP loans; and encouraging credit flows to small and mid-sized businesses with the purchase of up to $600 billion in loans through the Main Street Lending Program. Central banks in Europe, the United Kingdom

(“UK”) and other countries are implementing similar and other measures to support financial markets. Although it cannot be predicted, additional action by the Federal Reserve as well as other federal and state agencies is possible in the near future.

The COVID-19 outbreak has led to severe disruptions in the global supply chain, capital markets and economies, and those disruptions will likely continue for some time.  Concern about the potential effects of COVID-19 and the effectiveness of measures (including those under the Stafford Act declaration summarized above) put in place by global governmental bodies and reserve banks at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools, restaurants and gyms, among others) to contain or mitigate its spread have adversely affected economic conditions and capital markets globally (and, in certain cases, have caused a near total cessation of non-essential economic activities), and have led to historic volatility in the financial markets. There can be no assurance that such measures or other measures implemented from time to time will be successful, or for how long such measures will be in place.

In addition to these general concerns, investors should consider what effect, if any, the COVID-19 outbreak, as well as the resulting recession or any further economic downturn may have on the Company and its ability to achieve its objectives.

The long-term impacts of the social, economic and financial disruptions caused by the COVID-19 outbreak  are unknown. While the U.S. Federal Reserve, the U.S. government and other governments have implemented unprecedented financial support or relief measures in response to concerns surrounding the economic effects of the COVID-19 outbreak, the likelihood of such measures calming the volatility in the financial markets or preventing a long-term national or global economic downturn cannot be predicted. It is also unclear whether future economic shutdowns will be required in response to the development of a seasonal spread of COVID-19, including variants thereof, or other similar infections.  President Biden also announced a coronavirus task force that is considering various actions to address the pandemic, and the Biden administration may implement new measures that will affect businesses and the economy.

Over the course of 2021, different variants of COVID-19, including the “Delta variant” and “Omnicron variant” have proliferated, including in areas with higher adult vaccination rates.  Due to the emergence of the Delta variant and Omnicron variant, state and local governments have reinstated various mitigation measures.  It is unclear how widespread the impact of the Delta variant or the Omnicron variant may be or how long any additional mitigation measures will remain in effect, and whether other, more contagious or deadly, variants may emerge.  There can be no assurance as to the effects such circumstances may have on economic conditions, which may adversely impact the performance of the Company.

If these conditions persist or in the event of additional COVID-19 or other coronavirus outbreaks, it is unclear whether the same mitigation or containment measures taken by various governments (including at the federal, state and local level) or businesses described herein will be continued or reimplemented in other jurisdictions and the degree to which such measures will be applied, or if different measures will be implemented, and it is uncertain what impact such measures will have on the national or global economy.  In addition, it is uncertain as to the degree to which certain businesses and activities will return as lockdowns and other mitigation or containment measures are reimplemented or eased or if further COVID-19 outbreaks continue or other coronavirus outbreaks occur, which could exacerbate the effect of the pandemic. There is little certainty as to when the COVID-19 outbreak will peak or when it will abate, or when and to what extent the United States economy will recover from the disruption caused by the COVID-19 outbreak. Even if the number of new cases reaches a plateau or begins to decline, the effects of the outbreak will continue for an indefinite period of time, and another outbreak may occur at a later time. While certain vaccines have been approved recently by the Federal Drug Administration and the regulatory authorities of other countries and the initial phases of distribution of these vaccines has begun, it remains uncertain when the use of the vaccines will have the effect of reducing COVID-19 infection rates and hospitalization levels, how much of the eligible population will get vaccinated or when national or global economies will improve.

We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations, and our auditors have issued a “going concern” audit opinion.

To date, we have incurred losses since inception. During the years ended April 30, 2021 and 2020, the Company recorded $48,520 (2020 - $nil) in royalty interest revenues. The Company has a history of net losses from continuing operations and net cash used in operating activities. We will need to raise additional working capital to continue our normal and planned operations. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake increased consultancy work and acquisition activities and increase our marketing and sales efforts to drive an increase in the number of customers and clients utilizing our services. In addition, as a public company, we incur accounting, legal and other expenses that we were incurring as a private company. These expenditures will make it necessary for us to continue to raise additional working capital and make it harder for us to achieve and maintain profitability. Our efforts to grow our business may be costlier than we expect, and we may not be able to generate sufficient revenue to offset our increased operating expenses. If we are forced to reduce our operating expenses, our growth strategy could be compromised. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays and other unknown events. Accordingly, substantial doubt exists about our ability to continue as a going concern and we cannot assure you that we will achieve sustainable operating profits as we continue to expand our infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives.

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. During the year ended April 30, 2021, the Company incurred a net loss of $3,315,000 and used cash of $685,159 for operating activities. At April 30, 2021, the Company had an accumulated deficit of $10,836,745. As of April 30, 2021, the Company had a working capital of $1,723,019 compared with a working capital deficit of $3,134,878 as of April 30, 2020. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

The ability of our business to continue its normal and planned operations and to grow and compete will depend on the availability of adequate capital. We cannot assure you that we will be able to obtain equity or debt financing on acceptable terms, or at all, to continue our normal and planned operations and to implement our growth strategy. As a result, we cannot assure you that adequate capital will be available to continue our normal and planned operations and to finance our current growth plans, take advantage of business opportunities, or respond to competitive pressures, any of which could harm our business.

We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders. We may not be able to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

We expect to incur additional costs associated with continuing to operate as a public company and to require substantial additional funding to continue to pursue our business and continue with our expansion plans. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations. To date, we have financed our operations entirely through equity and debt investments by founders and other investors and the incurrence of debt, and we expect to continue to do so in the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale and issuance of equity, or securities convertible into equity, it would result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell and issue our securities. If we raise additional capital through the incurrence of additional indebtedness, we would likely become subject to further covenants that could restricting our business activities, and holders of debt instruments will likely have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition and prospects.

We plan to expand our business through acquisitions.

We are actively reviewing acquisition candidates. Factors which may affect our ability to grow successfully through acquisitions include:

•inability to obtain financing;

•difficulties and expenses in connection with integrating the acquired companies and achieving the expected benefits;

•diversion of management’s attention from current operations;

•the possibility that we may be adversely affected by risk factors facing the acquired companies;

•acquisitions could be dilutive to earnings, or in the event of acquisitions made through the issuance of our Common Stock to the shareholders of the acquired company, dilutive to the percentage of ownership of our existing stockholders;

•potential losses resulting from undiscovered liabilities of acquired companies not covered by the indemnification we may obtain from the seller; and

•loss of key employees of the acquired companies.

Unfavorable general economic conditions may materially adversely affect our business.

While it is difficult for us to predict the impact of general economic conditions on our business, these conditions could reduce customer demand for some of our products or services which could cause our revenue to decline. Also, our customers that are especially reliant on the credit and capital markets may not be able to obtain adequate access to credit or equity funding, which could affect their ability to make timely payments to us. Moreover, we rely on obtaining additional capital and/or additional funding to provide working capital to support our operations. We regularly evaluate alternative financing sources. Further changes in the commercial capital markets or in the financial stability of our investors and creditors may impact the ability of our investors and creditors to provide additional financing. For these reasons, among others, if the economic conditions stagnate or decline, our operating results and financial condition could be adversely affected.

Our management may have conflicts of interest.

Some members of our management are employed on a full-time basis by other businesses involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our Company. We believe that none currently exist but it is the intent of the management to keep any transactions free of conflicts of interest. Management is also working on the creation of job specific tasking as well as non-compete agreements that will be deployed as possible and as related to our existing and future team members.

Our current officers and directors have other interests outside of our business and contract negotiations are still in process with them.

While we have contract agreements with our non-independent officers and directors that define these relationships in a manner that provides sufficient motivation to such officers and directors to remain an ongoing part of our business, there no assurances that these agreements will be honored. Loss of any of our members of management will have a negative impact upon our business efforts and results of operations.

RISKS RELATED TO OUR INDUSTRY

Importance of Future Prices, Supply, and Demand for Oil and Gas.

Revenues generated from our oil and gas production activities in the oil and gas industry will be highly dependent upon the future prices and demand for oil and gas. Factors which may affect prices and demand for oil and gas include, but are not limited to, the worldwide supply of oil and gas; the price of oil and gas produced in the United States or imported from foreign countries; consumer demand for oil and gas; the price and availability of alternative fuels; federal and state regulation; and general, national and worldwide economic political conditions.

Price declines may result in reduced profits.

Commodity prices have a significant impact on the present value of our operations. To the extent oil and gas price declines indicate a reduction of the estimated useful life or estimated future cash flows of our assets, our assets may be impaired.

Prices and markets for oil and natural gas are unpredictable and tend to fluctuate significantly, which could reduce the value of our assets.

Oil and natural gas are commodities whose prices are determined based on world demand, supply, and other factors, all of which are beyond our control. World prices for oil and natural gas have fluctuated widely in recent years and saw significant decreases in 2020, but have seen significant increases in 2021 and 2022. We expect that prices will continue to fluctuate in the future. Price fluctuations will have a significant impact on our revenue, the return from our reserves and on our financial condition generally. Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry. Decreases in the prices of oil and natural gas may have a material adverse effect on our assets and our cash flows.

Environmental Regulations.

The exploration, development, and production of oil and gas is subject to various federal and state laws and regulations to protect the environment. Various states and governmental agencies are considering, and some have adopted, laws and regulations regarding environmental control which could adversely affect our business. Compliance with such legislation and regulations, together with any penalties resulting from noncompliance therewith, will increase the cost of oil and gas development and production.

Government Regulation.

The oil and gas business is subject to extensive governmental regulation under which, among other things, rates of production from our wells may be fixed. Governmental regulation also may limit or otherwise affect the market for wells’ production and the price which may be paid for that production. Governmental regulations relating to environmental matters could also affect our operations. The nature and extent of various regulations, the nature of other political developments and their overall effect upon us are not predictable.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

Because we will likely issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

Our board of directors is authorized to issue additional shares of our common stock that would dilute existing stockholders.

We are currently authorized to issue up to 5,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 500,000 shares are designated as Series A, 1,000,000 shares are designated as Series B and 1,000 shares of Series C.  We have issued 1,238,764,242 shares of common stock, 500,000 shares of Series A preferred stock, 530,000 shares of Series B preferred stock and 939 shares of Series C preferred stock as of June 16, 2022. The Series A Preferred Shares are convertible into shares of common stock on a 10,000 to 1 ratio and the Series B Preferred Shares are converted at a rate equal to the stated value of $1.10 per share divided by the quoted price of the Common Stock on the date of conversion, subject to adjustments as a result of the reverse split.  The Series C Preferred Shares have a stated value of $1,200 and are convertible into a number of shares of Common Stock based on the lower of (1) a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the Purchase Agreement and (2) 90% of the lowest traded price of the Common Stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date.  Conversion of Preferred Stock into Common Stock, convertible notes and other instruments or securities convertible into or exchangeable or exercisable for Common Stock could cause our stockholders, including investors who purchase shares of common stock in this offering, to experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.  We expect to seek additional financing in order to provide working capital to our business. Our board of directors has the power to issue any or all of such authorized but unissued shares at any price it considers sufficient, without stockholder approval.  The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of then current stockholders.

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB operated by the OTC Markets Group, Inc. Trading in stock quoted on these markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to our operating performance. Moreover, neither of these markets is a “stock exchange,” and trading of securities on these markets is often more sporadic than the trading of securities listed on a national securities exchange like The NASDAQ Stock Market or the NYSE American. Accordingly, stockholders may have difficulty reselling any of our shares owned by them.

The regulation of penny stocks by the SEC may discourage the tradability of our securities.

We are a "penny stock" company. Our common stock trades on the OTCQB and we are subject to a SEC rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of investors to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the SEC has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale and issuance of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and we may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale and issuance of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares of our common stock unless they sell them.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and to prevent fraud effectively. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments, and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

The market price of shares of our common stock may be volatile.

The market price of our common stock may be highly volatile. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate, or sales of shares of our common stock. These factors may materially adversely affect the market price of shares of our common stock, regardless of our performance. In addition, public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of shares of our common stock.

We have established Preferred Stock which can be designated by the Company’s Board of Directors without shareholder approval.

The Company has authorized 10,000,000 shares of Preferred Stock, of which 500,000 shares are designated as Series A and 500,000 of which are issued and outstanding. In addition, the Company has issued 530,000 shares of Series B Convertible Preferred.  The shares of series of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. In each such case, we will not need any further action or vote by our stockholders. One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of Preferred Stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of Common Stock. For example, Preferred Stock issued by us may rank senior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

Our Articles of Incorporation provide our directors with limited liability.

Our Articles of Incorporation state that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 78.138(7) of the Nevada Revised Statutes (the “NRS”) or shall be liable because the director (1) shall acted or omitted to act which involves intentional misconduct, fraud or a knowing violation of law; or (2) paid dividends in violation of Section 78.300 of the NRS. Our Articles of Incorporation further state that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the NRS, as it may be amended. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

Certain provisions of our Articles of Incorporation and Nevada law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Articles of Incorporation and the NRS contain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of the Company, even when these attempts may be in the best interests of our stockholders.

We also are subject to the anti-takeover provisions of the NRS, which prohibit us from engaging in an acquisition of a controlling interest “combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibit the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. This statute has the effect of making it more difficult to effect a change in control of a Nevada company.

Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

As a public reporting company, we require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

•faulty human judgment and simple errors, omissions or mistakes;

•fraudulent action of an individual or collusion of two or more people;

•inappropriate management override of procedures; and

•the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

Our management assessed the effectiveness of our internal control over financial reporting as of April 30, 2021, and concluded as a result of material weaknesses in our internal control over financial reporting, our disclosure controls and procedures were not effective as of April 30, 2021. The ineffectiveness of our disclosure controls and procedures was due to the following material weaknesses our internal control over financial reporting, which are common to many small companies: (1) lack of sufficient personnel commensurate with the Company’s reporting requirements; (2) the Company did not consistently establish appropriate authorities and responsibilities in pursuit of the Company’s financial reporting objectives; and (3) insufficient written documentation or training of internal control policies and procedures which provide staff with guidance or framework for accounting and disclosing financial transactions.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the Securities and Exchange Commission (the “SEC”) and civil or criminal sanctions.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In the future, if our securities are listed on a national exchange, we may also be required to comply with marketplace rules and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

 Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our executive officers and directors own a significant percentage of shares of our outstanding capital stock. As of the date of this prospectus, our executive officers and directors and their respective affiliates beneficially own over 99.9% of our outstanding voting stock. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our company’s other stockholders may vote, including the following actions:

●to elect or defeat the election of our directors;

●to amend or prevent amendment of our articles of incorporation or by-laws;

●to effect or prevent a merger, sale of assets or other corporate transaction; and

●to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce the price of the shares of our common stock price or prevent our stockholders from realizing a premium over the price of our common stock.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations that generally define a “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes forward-looking statements. These forward-looking statements are often identified by words such as “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors. You should not place undue reliance on these forward-looking statements.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the selling stockholder in this offering. See “Plan of Distribution” elsewhere in this prospectus for more information.

DETERMINATION OF OFFERING PRICE

Our common stock is presently traded on the OTCQB Market under the symbol “VBHI”.  The selling shareholder will sell its shares at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholder.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares are currently traded on the OTCQB under the symbol “VBHI (APHD)”.

The following table sets forth the high and low prices for our common stock per quarter as reported by the OTC Markets based on our fiscal year end April 30, 2021 and 2020.  These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

Fiscal Year 2021	High	Low
First Quarter (May 1, 2020 – Jul. 31, 2020)	0.1155	0.0151
Second Quarter (Aug. 1, 2020 – Oct. 31, 2020)	0.0350	0.0131
Third Quarter (Nov. 1, 2020 – Jan. 31, 2021)	0.07	0.0145
Fourth Quarter (Feb. 1, 2021 – Apr. 30, 2021)	0.0880	0.0119

Fiscal Year 2020	High	Low
First Quarter (May 1, 2019 – Jul. 31, 2019)	1.80	0.08
Second Quarter (Aug. 1, 2019 – Oct. 31, 2019)	1.29	0.08
Third Quarter (Nov. 1, 2019 – Jan. 31, 2020)	0.48	0.06
Fourth Quarter (Feb. 1, 2020 – Apr. 30, 2020)	0.13	0.04

The following table sets forth the high and low prices for our common stock per quarter as reported by the OTC Markets based on our the interim period ended January 31, 2022.  These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

Interim Period Ending January 31, 2022	High	Low
First Quarter (May 1, 2021 – Jul. 31, 2021)	0.0185	0.007
Second Quarter (Aug. 1, 2021 – Oct. 31, 2021)	0.0223	0.0081
Third Quarter (Nov. 1, 2021- Jan. 31, 2022)	0.0172	0.0083

As of June 21, 2022, 1,238,764,242 shares of our common stock were issued and outstanding and were owned by approximately 64 holders of record, based on information provided by our transfer agent.

Transfer Agent

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation.

DILUTION

To the extent that we sell and issue additional shares of our common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This prospectus contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services, products or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized. You are advised, however, to consult any further disclosures we make in future public filings, statements and press releases.

Forward-looking statements in this prospectus include express or implied statements concerning our future revenues, expenditures, capital and funding requirements; the adequacy of our current cash and working capital to fund present and planned operations and financing needs; our proposed expansion of, and demand for, product offerings; the growth of our business and operations through acquisitions or otherwise; and future economic and other conditions both generally and in our specific geographic and product markets. These statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements due to a number of factors including, but not limited to, those set forth below in the section entitled “Risk Factors” in this prospectus, which you should carefully read. Given those risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. You should be prepared to accept any and all of the risks associated with purchasing any securities of our company, including the possible loss of all of your investment.

In this prospectus, unless otherwise specified, all references to “common shares” refer to the shares of our common shares in our capital stock.

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Overview

Verde Bio Holdings, Inc. is a growing U.S. energy company based in Frisco, Texas.

Our Business Strategy and Products and Services

The Company is engaged in the investment of mineral and royalty rights in high-probability, lower risk onshore oil and gas properties within the major oil and gas plays in the U.S. The Company’s dual-focused growth strategy relies primarily on leveraging management’s expertise to grow through the strategic investment in nonoperating working interests and royalty interests with the goal of developing into a major company in the industry.

The Company is an oil and gas investment asset management firm focused on the acquisition and exploitation of upstream energy assets, specifically targeting mineral interests, royalty interests and non-operated working interests. The Company does not drill wells and does not operate wells.

The Company’s management team has a long-term track record of successfully growing and managing public companies as well as identifying and acquiring non-operated working interests and mineral and royalty interests throughout the prominent plays in the United States.

The Company’s goal is to purchase assets being operated by well-backed, top notch operators but are being overlooked by larger firms, thereby allowing the Company to aggregate and diversify its exposure to operators and geology within any particular play. Our investment targets are royalty interests in producing properties with steady cash flow and infill drilling opportunities, and non-operated working interests in proven oil/liquids plays alongside best-in-class operators. The Company’s management team has been successfully pursuing this investment strategy for many years and has played a pivotal role in the acquisition and divestiture of > $80 million deals to date.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include the value of share-based payments. Amounts could materially change in the future.

Years Ended April 30, 2021 and April 30, 2020

Working Capital

	April 30, 2021 $	April 30, 2020 $
Current Assets	2,207,033	1,631
Current Liabilities	484,014	3,136,509
Working Capital (Deficit)	1,723,019	(3,134,878)

Cash Flows

	April 30, 2021 $	April 30, 2020 $
Cash Flows used in Operating Activities	(685,159)	(177,751)
Cash Flows used in Investing Activities	(2,501,982)	-
Cash Flows from Financing Activities	5,273,407	155,630
Net increase (decrease) in Cash During Period	2,086,266	(22,121)

Operating Revenues

During the year ended April 30, 2021, the Company recorded revenues of $48,520 relating to royalties earned from oil and gas interests acquired during fiscal 2021.  There were no revenues during the year ended April 30, 2020.

Operating Expenses and Net Loss

During the year ended April 30, 2021, the Company recorded operating expenses of $2,964,408 compared to $259,217 during the year ended April 30, 2020. The increase in operating expenses was due to an impairment loss on the Company’s acquisition of oil and gas properties of $1,927,810, as the Company acquired multiple oil and gas royalty interests during the year that was subject to impairment testing.  Although the Company recorded the impairment loss in accordance with ASC 932, the Company continues to focus on all oil and gas interests that it required during the year and intends to acquire more oil and gas interests moving forward.  In addition, the Company had increases in consulting fees of $81,300, general and administrative costs of $459,632, management fees of $165,970, and professional fees of $68,910 due to an overall increase in operating activity during the year.

Net loss for the year ended April 30, 2021 was $3,315,000 as compared with $1,575,407 during the year ended April 30, 2020.  In addition to the increase in operating expenses, the Company recorded a $121,974 loss on the change in fair value of derivative liability, $366,057 in interest expense, commitment fees of $27,413, and a gain on settlement of debt of $166,517 relating to the conversions and settlements of outstanding convertible debentures during the year.  During the year ended April 30, 2020, the Company recorded a $794,930 loss on the change in fair value of derivative liability, $231,658 of interest expense and debt discount accretion expense, and $289,602 loss on settlement of debt.  The increase in the net loss during the the year ended April 30, 2021, was due largely to an increase in operating expenses and due to the impairment loss on the oil and gas properties of $1,927,810.

For the year ended April 30, 2021, the Company recorded a loss per share of $0.03 as compared with a loss per share of $1.03 per share for the year ended April 30, 2020.

Liquidity and Capital Resources

As of April 30, 2021, the Company's total asset balance was $3,217,998, compared to $1,631 as at April 30, 2020.  The increase in total assets was due to  increases in cash of $2,086,266 due to financing received from the issuance of common shares during the year, $895,487 relating to the carrying value of oil and gas interests acquired during the year, $86,744 of accounts receivable relating to royalty receivable from the Company’s oil and gas interests. $115,478 of right-of -use assets relating to the Company’s operating lease on its head office.

As of April 30, 2021, the Company had total liabilities of $562,242 compared with total liabilities of $3,136,509 as at April 30, 2020. The decrease in total liabilities was due to the settlement of outstanding convertible debentures during the year which resulted in a decrease of carrying value of convertible debentures of $563,522, a decrease in derivative liability of $1,597,049 due to a lower amount of debt that is subject to variable conversion rates, and a decrease of $368,060 on the convertible preferred series B liability due to conversions into common shares during the year. The amounts were offset by an increase in operating lease liability of $125,811 for the operating lease of the Company’s head office.  The remaining differences were due to normal timing differences between settlement of accounts payable and accrued liabilities and amounts due to related parties.

As of April 30, 2021, the Company had a working capital of $1,723,019 compared with a working capital deficit of $3,134,878 as of April 30, 2020.  The increase in working capital was due to the financing of additional cash proceeds from the issuance of common shares during the year as well as the conversion of outstanding convertible debentures and series B preferred shares with the issuance of common shares.

Cash Flows from Operating Activities

During the year ended April 30, 2021, the Company used $685,159 of cash for operating activities compared with $177,751 of cash for operating activities during the year ended April 30, 2020. The increase was due to an increase in operating activities during the year including the acquisition of oil and gas interests which resulted an increase in general and administrative and overhead costs, including consulting and management fees for the sourcing of oil and gas properties, and professional fees relating to drafting and reviewing legal documents relating to the acquisition of the oil and gas interests.

Cash Flows from Investing Activities

During the year ended April 30, 2021, the Company incurred $2,501,982 for the acquisition of oil and gas interests compared to $nil during the year ended April 30, 2020 as the Company had limited operating activity during fiscal 2020.

Cash Flows from Financing Activities

During the year ended April 30, 2021, the Company received $5,361,525 from the issuance of common shares along with $595,000 of proceeds for shares that were issued subsequent to year-end, $177,000 from the issuance of new convertible debentures, $22,917 of loans payable relating to the Paycheck Protection Program (and was forgiven by the US Small Business Administration in April 2021) and $43,250 from related parties to support operations.  The proceeds were offset by repayment of $794,349 for convertible debentures, and $115,810 to related parties.  During the year ended April 30, 2020, the Company received $155,630 of cash from financing activities from the issuance of convertible debentures as it had limited operations compared to fiscal 2021.

Three and Nine Months Ended January 31, 2022 and 2021 (unaudited)

Working Capital

	January 31, 2022	April 30, 2021
	$	$
	(unaudited)
Current Assets	958,142	2,207,033
Current Liabilities	1,481,919	484,014
Working Capital (Deficit)	(523,777)	1,723,019

Cash Flows

	January 31, 2022	January 31, 2021
	$	$
	(unaudited)	(unaudited)
Cash Flows used in Operating Activities	(1,141,157)	(214,648)
Cash Flows from (used in) Investing Activities	(5,117,944)	(3,914)
Cash Flows from Financing Activities	4,882,335	230,283
Net increase (decrease) in Cash During Period	(1,376,766)	11,721

Operating Revenues

Three Months Ended January 31, 2022 and 2021

During the three months ended January 31, 2022, the Company earned royalty revenues of $301,567 relating to its interests in various oil and gas properties compared to $2,319 during the three months ended January 31, 2021 as the Company had just commenced its acquisition of oil and gas properties in the same period in the prior year.

Nine Months Ended January 31, 2022 and 2021

During the nine months ended January 31, 2022, the Company earned royalty revenues of $509,579 relating to its interests in various oil and gas properties compared to $2,319 during the nine months ended January 31, 2021 as the Company had just commenced its acquisition of oil and gas properties in the same period in the prior year.

Operating Expenses and Net Loss

Three Months Ended January 31, 2022 and 2021

During the three months ended January 31, 2022, the Company incurred operating expenses of $747,174 compared to operating expenses of $103,177 during the three months ended January 31, 2021.  The increase in operating expenses was due to an increase in operating activity during the period as the Company has invested in significant oil and gas properties and commenced earning royalty revenues during the current fiscal period compared to minimal operations in the prior year.  Specific expenditures relating to oil and gas properties and production included $227,256 of depletion expense relating to the cost of the proportionate amount of reserves and probable reserves that were extracted to generate revenue during the current period, $31,834 of project expenditures relating to maintenance and overhead expenditures incurred on the producing oil and gas properties that do not meet the definition of capitalization under US GAAP.  In addition to the specific oil and gas costs, the Company incurred overhead costs of $411,887 of general and administrative expense in the current period compared to $60,518 in the prior year and $32,450 of consulting expenses in the current period compared to $nil in the prior year, which was due to an overall increase in operating activity in the current year, as the Company had minimal oil and gas properties and limited royalty income in the prior year and thus, had limited operating activity.

Net loss for the three months ended January 31, 2022, was $718,085compared to $4,337 during the three months ended January 31, 2021.  In addition to operating expenses incurred, during the three months ended January 31, 2021, the Company recorded a gain of $237,952 relating to the change in the fair value of the derivative liability relating to its convertible debentures which was offset by finance charges of $83,563 and loss on extinguishment of convertible debt of $30,455.  During the three months ended January 31, 2022, the Company incurred finance charges of $272,478 relating to interest and commitment fees incurred with respect to debt and temporary equity financing.

For the three months ended January 31, 2022 and 2021, the Company recorded a basic and diluted loss per share of $0.00.

Nine Months Ended January 31, 2022 and 2021

During the nine months ended January 31, 2022, the Company incurred operating expenses of $2,729,605 compared to operating expenses of $540,073 during the nine months ended January 31, 2021.  The increase in operating expenses was due to an increase in operating activity during the period as the Company has invested in significant oil and gas properties and commenced earning royalty revenues during the current fiscal period compared to minimal operations in the prior year.  Specific expenditures relating to oil and gas properties and production included $334,568 of depletion expense relating to the cost of the proportionate amount of reserves and probable reserves that were extracted to generate revenue during the current period, $219,126 of project expenditures relating to maintenance and overhead expenditures incurred on the producing oil and gas properties that do not meet the definition of capitalization under US GAAP,  as well as a one-time impairment loss of $1,266,046 for the excess of the carrying value of the producing oil and gas properties above the fair value of the proven and probable reserves of its oil and gas properties due to a decline in the fair value of oil prices during the period.  In addition to the specific oil and gas costs, the Company incurred overhead costs of $1,085,575 of general and administrative expense in the current period compared to $157,562 in the prior year, $140,224 of professional fees in the current period compared to $140,030 in the prior year, and $187,365 of consulting expenses in the current period compared to $40,800 in the prior year, which was due to an overall increase in operating activity in the current year, as the Company had minimal oil and gas properties or had limited royalty income in the prior year and thus, had limited operating activity.

Net loss for the nine months ended January 31, 2022 was $2,997,728 compared to net loss of $613,938 during the nine months ended January 31, 2021.  In addition to operating expenses incurred, during the three months ended January 31, 2021, the Company recorded a gain of $265,095 relating to the change in the fair value of the derivative liability relating to its convertible debentures which was offset by interest expense of $258,891, commitment fees of $27,413, and loss on extinguishment of convertible debt of $52,656.  For the nine months ended January 31, 2022, the Company incurred finance charges of $272,845 relating to interest and commitment fees from debt and temporary equity financing and incurred accrued dividends relating to the Series C preferred stock of $7,808.

For the nine months ended January 31, 2022, the Company recorded a basic and diluted loss per share of $0.00 as compared with a basic and diluted net loss per share of $0.02 for the nine months ended January 31, 2021.

Liquidity and Capital Resources

As at January 31, 2022, the Company had cash of $711,131 and total assets of $5,448,599 compared to cash of $2,087,897 and total assets of $3,217,998 as at April 30, 2021.  The increase in total assets was due to the purchase of an additional $905,811 of oil and gas property interests and $2,611,519 of property and equipment less accumulated depreciation of $6,280 and the decrease in cash of $1,376,766 was due to the fact that the oil and gas acquisitions were primarily paid by cash based on the Company’s existing holdings and new financing of common shares in a Regulation A filing for $0.01 per share.

The Company had total liabilities of $1,518,445 as at January 31, 2022 compared to $562,242 as at April 30, 2021.  The increase in liabilities is due to warrant liabilities of $1,228,018 relating to the issuance of 125,043,566 warrants at a conversion price of $0.01 per share as part of the mezzanine financing of $1,000,000 received for the issuance of 1,000 Series C preferred stock during the current year.  The increase was offset by a decrease of $214,940 relating to the conversion of the convertible preferred Series B stock, and net decreases in accounts payable and accrued liabilities of $12,274 for timing differences in the settlement of outstanding obligations.

As of January 31, 2022, the Company had working capital deficit of $523,777 compared to working capital of $1,723,019 at April 30, 2021.  The decrease in working capital was due to the use of cash to acquire additional oil and gas properties offset by additional proceeds received from issuance of common shares during the current period.

Cash Flow from Operating Activities

During the nine months ended January 31, 2022, the Company used $1,141,157 of cash for operating activities compared with $214,648 for operating activities during the nine months ended January 31, 2021.  The increase in the use of cash for operating activities was due to an overall increase in general operations as the Company purchased oil and gas properties and earned royalty revenue during the current period compared to minimal operations during the prior year.

Cash Flow from Investing Activities

During the nine months ended January 31, 2022, the Company used $5,117,944 of cash for investing activities including $2,506,425 for purchases of oil and gas properties and $2,611,519 for the purchase of land and equipment.  The Company paid $3,914 for the acquisition of oil and gas properties during the nine months ended January 31 2021.

Cash Flow from Financing Activities

During the nine months ended January 31, 2022, the Company raised $4,882,335 of cash from financing activities, including $3,920,500 from the issuance of common shares and $1,000,000 of proceeds from the issuance of Series C preferred stock less repayment of $5,000 to repay the outstanding balance of a convertible debenture and $33,165 of share issuance costs.  During the nine months ended January 31, 2021, the Company raised $230,283 of cash from financing activities which included $69,000 from the issuance of common shares, $137,000 from the issuance of convertible debentures, $42,250 of advances from related parties, and share subscriptions as well as $22,917 of loans payable related to the SBA paycheck protection program.  The proceeds were offset by a repayment of convertible debenture of $34,884.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. During the period ended January 31, 2022, the Company incurred a net loss of $2,997,728 and used cash of $1,141,157 for operating activities.  At January 31, 2022, the Company has a working capital deficit of $523,777, and an accumulated deficit of $13,834,473. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  The unaudited financial statements included in this report on Form 10-Q does not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Future Financings

We will continue to rely on equity sales of our Common Shares in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to existing stockholders.  There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

DESCRIPTION OF BUSINESS

Corporate History

Verde Bio Holdings, Inc. (formerly Appiphany Technologies Holdings Corp.) was incorporated in the State of Nevada on February 24, 2010. On May 1, 2010, the Company entered into a share exchange agreement with Appiphany Technologies Corporation (“ATC”) to acquire all of the outstanding common shares of ATC in exchange for 1,500,000 common shares of the Company.  As the acquisition involved companies under common control, the acquisition was accounted for in accordance with ASC 805-50, Business Combinations – Related Issues, and the consolidated financial statements reflect the accounts of the Company and ATC since inception. On February 19, 2019, Media Convergence Group, a Nevada corporation (“Media Convergence”) entered into a certain Stock Purchase Agreement (the "Purchase Agreement") for the sale of 500,000 shares of the Series A Preferred Stock (the “Preferred Shares”) of the Company.  The purchase of the Shares (“Share Purchase”) was closed on November 22, 2019.

Upon the Closing of the Share Purchase, Scott Cox, became the owner of the Preferred Shares, and as such gained voting control of the Company by virtue of the 10,000 for 1 voting rights of the Series A Preferred Shares.

In connection with the Closing of the Share Purchase, the Company changed its management and Board. Robert Sargent resigned as the sole member of the Board and Scott Cox was elected as the sole member of the Board and as the Company’s Chief Executive Officer.  Mr. Cox brings over 25 years of experience in the oil gas industry and changed the Company’s business strategy to oil and gas exploration and investment.

Our Present Business

The Company is a growing U.S. energy company based in Frisco, Texas, engaged in the acquisition and development of high-probability, lower risk onshore oil and gas properties within the major oil and gas plays in the U.S. The Company’s dual-focused growth strategy relies primarily on leveraging management’s expertise to grow through the strategic acquisition of non-operating, working interests and royalty interests with the goal of developing into a major company in the industry. Through this strategy of acquisition of royalty and non-operating properties, the Company has the unique ability to rely on the technical and scientific expertise of the world-class E&P companies operating in the area.

The Company focuses on the acquisition of and exploitation of upstream energy assets, specifically targeting oil and gas mineral interests, oil and gas royalty interests and select non-operated working interests. We do not drill wells and we do not operate wells.  These acquisitions are structured primarily as acquisitions of leases, real property interests and mineral rights and royalties and are generally not regarded as the acquisition of securities, but rather real property interests.  As a royalty owner, the Company has the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally is not required to pay any portion of the costs of drilling or operating the wells on the leased acreage.

The Company began purchasing mineral and oil and gas royalty interests and surface properties in September 2020 and since such time has completed a total of 17 purchases.

Competition

There are many businesses engaged in the acquisition of oil and gas properties and investing in and operating energy producing assets. There can be no assurance that other parties will not seek to emulate our business methods and practices. Many of those companies can be expected to have greater financial and management expertise than the Company. If such competitors arise, it could have a serious adverse effect on the Company.

Revenue Generation

We generate revenue by acquiring distressed owners’ assets that are operated by well-backed, top notch operators that are largely overlooked by larger firms.

Operations

Our company is headquartered in Frisco, Texas, where our executive, administrative and operational management are based.  To date, the Company has begun implementing its business plan and is attempting to secure additional funding to continue expansion of our services and products.  The Company has not had any significant revenues generated from its business operations since inception.  Until the Company is able to generate any consistent and significant revenue, it may be required to raise additional funds by way of equity or debt financing.

Our Market

Advances in horizontal drilling and hydraulic fracturing have opened up vast amounts of acreage for domestic and oil and gas production. This has resulted in millions of mineral acres becoming potential target acquisitions.

Intellectual Property

We do not have any proprietary technology, know-how or intellectual property.

Dependence on Key Customers

We do not expect to be dependent on any key customers.

Federal Regulation and Our Business

The oil and gas business is subject to extensive governmental regulation under which, among other things, rates of production from our wells may be fixed. Governmental regulation also may limit or otherwise affect the market for wells’ production and the price which may be paid for that production. Governmental regulations relating to environmental matters could also affect our operations. The nature and extent of various regulations, the nature of other political developments and their overall effect upon us are not predictable. While we do not intend to drill or operate wells, we may be irreparably harmed by a change in enforcement by the federal government

Employees

We currently operate with (three) 3 full time employees and no part time employees. We also engage consultants on an as-needed-basis to provide specific expertise and other business functions. None of our employees or consultants are currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relations with our employees and consultants are excellent.

Seasonality of Business

There is no seasonality with respect to our business or major fluctuations in monthly demand.

Environmental Matters

The exploration, development, and production of oil and gas is subject to various federal and state laws and regulations to protect the environment. Various states and governmental agencies are considering, and some have adopted, laws and regulations regarding environmental control which could adversely affect our business. Compliance with such legislation and regulations, together with any penalties resulting from noncompliance therewith, will increase the cost of oil and gas development and production.

Price Control and Possible Energy Legislation.

There are currently no federal price controls on oil or gas production so that sales of oil or gas from our operators can be made at uncontrolled market prices. However, there can be no assurance that Congress will not enact controls at any time. No prediction can be made as to what additional energy legislation may be proposed, if any, nor which bills may be enacted nor when any such bills, if enacted, would become effective.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Our Properties

Verde Bio Holdings, Inc. has mineral and royalty interests in several properties across six (6) U.S. states. A total of three hundred and sixty-six (366) reserves cases have been identified and evaluated. These include producing, non-producing and undeveloped wells or leases.  As of April 30, 2021, these interests entitled us to receive royalty payments from the producing wells on the acreage underlying our Royalties, with no additional future capital or operating expenses required. As of April 21, 2021 , there were 352 wells producing on this acreage. In addition, there were 4 horizontal wells in various stages of completion. As of April 30, 2021, there were 6 additional permits outstanding for undrilled wells or wells currently being drilled on the acreage underlying our Royalties.

Comparison of Types of Interests

Royalty Interest. Royalty interests generally result when the owner of a mineral interest leases the underlying minerals to a working interest holder pursuant to an oil and gas lease. Typically, the resulting royalty interest is a cost-free percentage of production revenues for minerals extracted from the acreage. Holders of royalty interests are generally not responsible for capital expenditures or lease operating expenses, but may be responsible for certain post-production expenses, and typically have limited environmental liability. Royalty interests expire upon the expiration of the oil and gas lease.

Mineral Interest. Mineral interests are perpetual rights of the owner to exploit, mine, and/or produce any or all of the minerals lying below the surface of the property. The holder of a mineral interest has the right to lease the minerals to a working interest holder pursuant to an oil and gas lease.

Non-Participating Royalty Interest (“NPRI”). NPRI is an interest in oil and gas production that is created from the mineral estate.  The NPRI is expense-free, bearing no operational costs of production. The term “non-participating” indicates that the interest owner does not share in the bonus, rentals from a lease, nor the right to participate in the execution of oil and gas leases.

Working Interest. Working interest holders have the rights to extract minerals from acreage leased pursuant to an oil and gas lease from a mineral interest holder. Holders of working interests are responsible for their pro rata share of capital expenditures and lease operating expenses, but holders of working interests only receive revenues after distributions have first been made to holders of royalty interests and ORRIs. Working interests expire upon the termination or expiration of the underlying oil and gas lease.

Overriding Royalty Interest (“ORRIs”). ORRIs are created by carving out the right to receive royalties from a working interest. Like royalty interests, ORRIs do not confer an obligation to make capital expenditures or pay for lease operating expenses and have limited environmental liability, however ORRIs may be calculated net of post-production expenses, depending on how the ORRI is structured. ORRIs that are carved out of working interests are linked to the same underlying oil and gas lease that created the working interest, and therefore, such ORRIs are typically subject to expiration upon the expiration or termination of the oil and gas lease.

OIL AND NATURAL GAS DATA

Reserves Presentation

The reserves estimates as of April 30, 2021, shown herein, have been independently evaluated by Mire Petroleum Consultants.  Kurt Mire is a senior reservoir and production engineer with thirty five (35) years of experience in E&P.  This experience has been gained at major and independent oil companies and by projects done for Tier 1 consulting firms Ryder Scott Company and Netherland, Sewell & Associates.  Domestic experience includes Louisiana, Texas, Gulf of Mexico, Mid-Continent, and Rocky Mountains.  International experience includes Mexico, South America, Iraq and Trinidad.  He has proven skills in reservoir and production engineering, operations, reserves estimation, Monte Carol simulation, nodal analysis, field studies, project management and property evaluations.

Proved Reserves

Evaluation and Review of Reserves

Under SEC rules, proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible–from a given date forward, from known reservoirs and under existing economic conditions, operating methods and government regulations–prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. If deterministic methods are used, the SEC has defined reasonable certainty for proved reserves as a “high degree of confidence that the quantities will be recovered.” All of our proved reserves as of April 30, 2021 were estimated using a deterministic method. The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions established under SEC rules. The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods, (2) volumetric-based methods and (3) analogy. These methods may be used singularly or in combination by the reserve evaluator in the process of estimating the quantities of reserves. The proved reserves for our properties were estimated by performance methods, analogy, or a combination of both methods. 100% of the proved producing reserves attributable to producing wells were estimated by performance methods. These performance methods include, but may not be limited to, decline curve analysis, which utilized extrapolations of available historical production and pressure data. The analogy method was used where there were inadequate historical performance data to establish a definitive trend and where the use of production performance data as a basis for the reserve estimates was considered to be inappropriate. All proved developed non-producing and undeveloped reserves were estimated by the analogy method.

To estimate economically recoverable proved reserves and related future net cash flows, our management considered many factors and assumptions, including the use of reservoir parameters derived from geological, geophysical, and engineering data which cannot be measured directly, economic criteria based on current costs and the SEC pricing requirements and forecasts of future production rates. To establish reasonable certainty with respect to our estimated proved reserves, the technologies and economic data used in the estimation of our proved reserves included production and well test data, downhole completion information, geologic data, electrical logs, radioactivity logs, core analyses, available seismic data and historical well cost and operating expense data.

The preparation of our proved reserve estimates are completed in accordance with our internal control procedures. These procedures, which are intended to ensure reliability of reserve estimations, include the following:

•review and verification of historical production data, which data is based on actual production as reported by our operators;

•preparation of reserve estimates;

•no employee’s compensation is tied to the amount of reserves booked.

The following table presents our estimated net proved oil and natural gas reserves as of April 30, 2021and based on the reserve reports prepared by management and reviewed by Mire Petroleum Consultants. Each reserve report has been prepared in accordance with the rules and regulations of the SEC. All of our proved reserves included in the reserve reports are located in the continental United States.(1)(2)

Verde Bio Holdings, Inc.
As of May 1, 2021
Category	Gross Reserves		Net Reserves		Net Revenue	Taxes	Invest-ments	Non-disc. Cashflow	Disc. Cashflow (10%)	Life
	Oil (MBBL)	Gas (MMCF)	Oil (MBBL)	Gas (MMCF)	M$	M$	M$	M$	M$	Years
Proved Developed Producing	23,923.4	374,852.6	29.6	123.6	1,622.6	147.7	-	1,475.0	894.1	50.0
Proved Non-Producing	1,459.2	5,517.4	-	-	0.5	-	-	0.5	0.3	37.6
Proved Undeveloped	2,223.2	24,775.6	-	0.1	1.7	0.1	-	1.6	1.1	43.7
Probable Undeveloped	757.2	4,561.4	5.0	9.4	243.6	25.8	-	217.7	135.1	36.9
Possible Undeveloped	744.5	38,440.1	4.0	46.0	275.0	35.2	-	239.9	150.0	42.6

(1)

Estimates of reserves as of April 30, 2021 were prepared using an average price equal to the unweighted arithmetic average of hydrocarbon prices received on a field-by-field basis on the first day of each month within the year ended April 30, 2021 in accordance with revised SEC rules and regulations applicable to reserve estimates as of the end of such period. The unweighted arithmetic average first day of the month prices were $4.24 per Bbl for oil and $2.22 per Mcf for natural gas at April 30, 2021. The price per Bbl for natural gas liquids was modeled as a percentage of oil price, which was derived from historical accounting data. Reserve estimates do not include any value for probable or possible reserves that may exist, nor do they include any value for undeveloped acreage. The reserve estimates represent Royalties in our properties. Although we believe these estimates are reasonable, actual future production, cash flows, taxes, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from these estimates.

(2)

In this Annual Report, we have disclosed our PV-10 based on our reserve report. PV-10 represents the period end present value of estimated future cash inflows from our natural gas and crude oil reserves, less production costs, discounted at 10% per annum to reflect timing of future cash flows and using SEC pricing requirements in effect at the end of the period. Because of this, PV-10 can be used within the industry and by creditors and securities analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis. PV-10 differs from standardized measure because it does not include the effects of income taxes. Neither PV-10 nor standardized measure represents an estimate of fair market value of our natural gas and oil properties. We and others in the industry use PV-10 as a measure to compare the relative size and value of estimated reserves held by companies without regard to the specific tax characteristics of such entities.

As of April 30, 2021, our historical proved developed reserves totaled 29,600 Bbls of oil and 123,600 Mcf of natural gas and. Of the total proved developed reserves, 96%  are producing and the remaining 4% are from wells that have been stimulated but are not yet producing hydrocarbons.

The foregoing reserves are all located within the continental United States. Reserve engineering is a subjective process of estimating volumes of economically recoverable oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. As a result, the estimates of different engineers often vary. In addition, the results of drilling, testing and production may justify revisions of such estimates. Accordingly, reserve estimates often differ from the quantities of oil and natural gas that are ultimately recovered. Estimates of economically recoverable oil and natural gas and of future net revenues are based on a number of variables and assumptions, all of which may vary from actual results, including geologic interpretation, prices, and future production rates and costs. See “Risk Factors” in this Annual Report. We have not filed any estimates of total, proved net oil or natural gas reserves with any federal authority or agency other than the SEC.

Proved Undeveloped Reserves

As of April 30, 2021, our historical proved undeveloped reserves totaled 0 Bbls of oil and 1,000 Mcf of natural gas. PUD reserves will be converted from undeveloped to developed as the applicable wells begin production.

Competition

The oil and natural gas industry is intensely competitive, and some of the companies we compete with have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on midstream and refining operations and market petroleum and other products on a regional, national, or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger or more integrated competitors may be able to absorb the burden of existing, and any changes to, federal, state, and local laws and regulations more easily than we can, which would adversely affect our competitive position.

Our ability to acquire additional mineral, royalty and similar interests in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for these and other oil and natural gas properties. Further, oil and natural gas compete with other forms of energy available to customers, primarily based on price. These alternate forms of energy include electricity, coal, and fuel oils. Changes in the availability or price of oil and natural gas or other forms of energy, as well as business conditions, conservation, legislation, regulations, and the ability to convert to alternate fuels and other forms of energy may affect the demand for oil and natural gas.

Seasonal Nature of Business

Generally, demand for oil increases during the summer months and decreases during the winter months while natural gas decreases during the summer months and increases during the winter months. Certain natural gas users utilize natural gas storage facilities and purchase some of their anticipated winter requirements during the summer, which can lessen seasonal demand fluctuations. Seasonal weather conditions and lease stipulations can limit drilling and producing activities and other oil and natural gas operations in a portion of our operating areas. These seasonal anomalies can pose challenges for our operators in meeting well drilling objectives and can increase competition for equipment, supplies and personnel during the spring and summer months, which could lead to shortages and increase costs or delay operations.

Regulation

The following disclosure describes regulation more directly associated with operators of oil and natural gas properties, including our current operators, and other owners of working interests in oil and natural gas properties. To the extent we elect in the future to engage in the exploration, development and production of oil and natural gas properties, we would be directly subject to the same regulations described below.

Oil and natural gas operations are subject to various types of legislation, regulation and other legal requirements enacted by governmental authorities. This legislation and regulation affecting the oil and natural gas industry is under constant review for amendment or expansion. Some of these requirements carry substantial penalties for failure to comply. The regulatory burden on the oil and natural gas industry increases the cost of doing business.

Environmental Matters

Oil and natural gas exploration, development and production operations are subject to stringent laws and regulations governing the discharge of materials into the environment or otherwise relating to protection of the environment or occupational health and safety. Numerous federal, state, and local governmental agencies, such as the Environmental Protection Agency (“EPA”), issue regulations that often require difficult and costly compliance measures that carry substantial administrative, civil and criminal penalties and may result in injunctive obligations for non-compliance. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit construction or drilling activities on certain lands lying within wilderness, wetlands, ecologically sensitive and other protected areas, require action to prevent or remediate pollution from current or former operations, such as plugging abandoned wells or closing earthen pits, result in the suspension or revocation of necessary permits, licenses and authorizations, require that additional pollution controls be installed and impose substantial liabilities for pollution resulting from operations. The strict and joint and several liability nature of such laws and regulations could impose liability upon responsible parties (including the operators of the acreage underlying our Royalties) regardless of fault. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances, hydrocarbons, or other waste products into the environment. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly pollution control or waste handling, storage, transport, disposal, or cleanup requirements could materially adversely affect Falcon’s business and prospects.

Waste Handling

The Resource Conservation and Recovery Act, as amended (“RCRA”), and comparable state statutes and regulations promulgated thereunder, affect oil and natural gas exploration, development, and production activities by imposing requirements regarding the generation, transportation, treatment, storage, disposal, and cleanup of hazardous and non- hazardous wastes. With federal approval, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Although most wastes associated with the exploration, development, and production of oil and natural gas are exempt from regulation as hazardous wastes under RCRA, these wastes typically constitute “solid wastes” that are subject to less stringent non-hazardous waste requirements. However, it is possible that RCRA could be amended or the EPA or state environmental agencies could adopt policies to require oil and natural gas exploration, development, and production wastes to become subject to more stringent waste handling requirements. Any changes in the laws and regulations could have a material adverse effect on our operators’ capital expenditures and operating expenses, which in turn could affect production from our properties and adversely affect our business and prospects.

Remediation of Hazardous Substances

The Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), also known as the “Superfund” law, and analogous state laws, generally impose strict and joint and several liability, without regard to fault or legality of the original conduct, on classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the current owner or operator of a contaminated facility, a former owner or operator of the facility at the time of contamination, and those persons that disposed or arranged for the disposal of the hazardous substance at the facility. Under CERCLA and comparable state statutes, persons deemed “responsible parties” may be subject to strict and joint and several liability for the costs of removing or remediating previously disposed wastes (including wastes disposed of or released by prior owners or operators) or property contamination (including groundwater contamination), for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. In addition, the risk of accidental spills or releases could expose the operators of the acreage underlying Falcon’s Royalties to significant liabilities that could have a material adverse effect on the operators’ businesses, financial condition, and results of operations. Liability for any contamination under these laws could require the operators of the acreage underlying Falcon’s Royalties to make significant expenditures to investigate and remediate such contamination or attain and maintain compliance with such laws and may otherwise have a material adverse effect on their results of operations, competitive position, or financial condition.

Water Discharges

The Federal Water Pollution Control Act of 1972, also known as the “Clean Water Act” (“CWA”), the Safe Drinking Water Act (“SDWA”), the Oil Pollution Act (“OPA”), and analogous state laws and regulations promulgated thereunder impose restrictions and strict controls regarding the unauthorized discharge of pollutants, including produced waters and other gas and oil wastes, into navigable waters of the United States, as well as state waters. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or the state. The CWA and regulations implemented thereunder also prohibit the discharge of dredge and fill material into regulated waters, including jurisdictional wetlands, unless authorized by an appropriately issued permit.

In June 2015, the EPA and the U.S. Army Corps of Engineers (the “Corps”) published a final rule attempting to clarify the federal jurisdictional reach over waters of the United States (“WOTUS”). Following the change in U.S. Presidential Administrations, there have been several attempts to modify or eliminate this rule. Most recently, on January 23, 2020, the EPA and Corps replaced the WOTUS rule adopted in 2015 with the narrower Navigable Waters Protection Rule, and litigation is expected.

Therefore, the scope of jurisdiction under the CWA is uncertain at this time, and any increase in scope could result in increased costs or delays with respect to obtaining permits for certain activities for our operators. In addition, spill prevention, control, and countermeasure plan requirements under federal law require appropriate containment berms and similar structures to help prevent the contamination of navigable waters in the event of a petroleum hydrocarbon tank spill, rupture, or leak. The EPA has also adopted regulations requiring certain oil and natural gas exploration and production facilities to obtain individual permits or coverage under general permits for storm water discharges.

The OPA is the primary federal law for oil spill liability. The OPA contains numerous requirements relating to the prevention of and response to petroleum releases into waters of the United States, including the requirement that operators of offshore facilities and certain onshore facilities near or crossing waterways must develop and maintain facility response contingency plans and maintain certain significant levels of financial assurance to cover potential environmental cleanup and restoration costs. The OPA subjects owners of facilities to strict, joint, and several liability for all containment and cleanup costs and certain other damages arising from a release, including, but not limited to, the costs of responding to a release of oil into surface waters.

In addition, the SDWA grants the EPA broad authority to take action to protect public health when an underground source of drinking water is threatened with pollution that presents an imminent and substantial endangerment to humans, which could result in orders prohibiting or limiting the operations of oil and natural gas production facilities. The EPA has asserted regulatory authority pursuant to the SDWA’s Underground Injection Control (“UIC”) program over hydraulic fracturing activities involving the use of diesel fuel in fracturing fluids and issued guidance covering such activities. The SDWA also regulates saltwater disposal wells under the UIC Program. Recent concerns related to the operation of saltwater disposal wells and induced seismicity have led some states to impose limits on the total volume of produced water such wells can dispose of order disposal wells to cease operations, or limited the construction of new wells. These seismic events have also resulted in environmental groups and local residents filing lawsuits against operators in areas where the events occur seeking damages and injunctions limiting or prohibiting saltwater disposal well construction activities and operations. A lack of saltwater disposal wells in production areas could result in increased disposal costs for our operators if they are forced to transport produced water by truck, pipeline, or other method over long distances, or force them to curtail operations.

Noncompliance with the Clean Water Act, SDWA, or the OPA may result in substantial administrative, civil, and criminal penalties, as well as injunctive obligations, all of which could affect production from our properties and adversely affect our business and prospects.

Air Emissions

The federal Clean Air Act (“CAA”) and comparable state laws and regulations regulate emissions of various air pollutants through the issuance of permits and the imposition of other requirements. The EPA has developed, and continues to develop, stringent regulations governing emissions of air pollutants at specified sources. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to obtain additional permits and incur capital costs in order to remain in compliance. For example, in October 2015, the EPA lowered the National Ambient Air Quality Standard, (“NAAQS”) for ozone from 75 to 70 parts per billion for both the 8-hour primary and secondary standards, and the agency completed attainment/non-attainment designations in July 2018. State implementation of the revised NAAQS could result in stricter permitting requirements, delay, or prohibit the ability of our operators to obtain such permits, and result in increased expenditures for pollution control equipment, the costs of which could be significant. Separately, in June 2016, the EPA finalized rules regarding criteria for aggregating multiple small surface sites into a single source for air-quality permitting purposes applicable to the oil and natural gas industry. This rule could cause small facilities, on an aggregate basis, to be deemed a major source, thereby triggering more stringent air permitting processes and requirements. These laws and regulations may increase the costs of compliance for oil and natural gas producers and impact production on our properties, and federal and state regulatory agencies can impose administrative, civil, and criminal penalties for non-compliance with air permits or other requirements of the federal Clean Air Act and associated state laws and regulations. Moreover, obtaining or renewing permits has the potential to delay the development of oil and natural gas exploration and development projects.  All of these factors could impact production on our properties and adversely affect our business and results of operations.

Climate Change

The threat of climate change continues to attract considerable attention in the United States and in foreign countries, numerous proposals have been made and could continue to be made at the international, national, regional, and state levels of government to monitor and limit existing emissions of greenhouse gases (“GHGs”) as well as to restrict or eliminate such future emissions. As a result, our operations as well as the operations of our operators are subject to a series of regulatory, political, litigation, and financial risks associated with the production and processing of fossil fuels and emission of GHGs.

In the United States, no comprehensive climate change legislation has been implemented at the federal level. However, the current administration has highlighted addressing climate change as a priority and has issued several executive orders addressing climate change, including one that calls for substantial action on climate change, such as the increased use of zero-emission vehicles by the federal government, the elimination of subsidies provided to the fossil fuel industry, and increased emphasis on climate-related risks across government agencies and economic sectors. Moreover, following the U.S. Supreme Court finding that GHG emissions constitute a pollutant under the CAA, the EPA has adopted regulations that, among other things, establish construction and operating permit reviews for GHG emissions from certain large stationary sources and require the monitoring and annual reporting of GHG emissions from certain petroleum and natural gas system sources in the United States. The regulation of methane from oil and gas facilities has been subject to uncertainty in recent years. The current administration has also issued an executive order calling for the suspension, revision, or rescission, of a September 2020 rule rescinding certain methane standards and removing transmission and storage segments from the source category for certain regulations, and the reinstatement or issuance of methane emissions standards for new, modified, and existing oil and gas facilities.

Additionally, various states and groups of states have adopted or are considering adopting legislation, regulations or other regulatory initiatives that are focused on such areas GHG cap and trade programs, carbon taxes, reporting and tracking programs, and restriction of emissions. At the international level, the United Nations-sponsored “Paris Agreement,” requires member states to submit non-binding, individually determined reduction goals every five years after 2020. Although the United States had withdrawn from the Paris Agreement, the current administration recently recommitted the United States to the agreement by executive order. However, the impacts of this executive order and the terms of any legislation or regulation to implement the United States’ commitment remain unclear at this time.

Governmental, scientific, and public concern over the threat of climate change arising from GHG emissions has resulted in increasing political risks in the United States, including climate-change-related pledges made by some candidates now in political office. These have included promises to limit emissions and curtail certain production of oil and natural gas. Other actions that could be pursued by the current administration may include the imposition of more restrictive requirements for the establishment of pipeline infrastructure or the permitting of LNG export facilities, as well as more restrictive GHG emission limitations for oil and gas facilities. Litigation risks are also increasing as a number of cities and other local governments have sought to bring suit against the largest oil and natural gas companies in state or federal court, alleging among other things, that such companies created public nuisances by producing fuels that contributed to climate change or alleging that the companies have been aware of the adverse effects of climate change for some time but failed to adequately disclose such impacts to their investors or customers.

There are also increasing financial risks for fossil fuel producers as shareholders currently invested in fossil-fuel energy companies may elect in the future to shift some or all of their investments into non-energy related sectors. Institutional lenders who provide financing to fossil-fuel energy companies also have become more attentive to sustainable lending practices and some of them may elect not to provide funding for fossil fuel energy companies. Additionally, financial institutions may be required to adopt policies that have the effect of reducing the funding provided to the fossil fuel sector. The Federal Reserve recently joined the Network for Greening the Financial System, a consortium of financial regulators focused on addressing climate-related risks in the financial sector.

Limitation of investments in and financing for fossil fuel energy companies could result in the restriction, delay, or cancellation of drilling programs or development or production activities.

The adoption and implementation of new or more stringent international, federal, or state legislation, regulations, or other regulatory initiatives that impose more stringent standards for GHG emissions from the oil and natural gas sector or otherwise restrict the areas in which this sector may produce oil and natural gas or generate the GHG emissions could result in increased costs of compliance or costs of consuming, and thereby reduce demand for oil and natural gas, which could reduce the profitability of our interests. Additionally, political, litigation, and financial risks may result in our oil and natural gas operators restricting or cancelling production activities, incurring liability for infrastructure damages as a result of climatic changes, or impairing their ability to continue to operate in an economic manner, which also could reduce the profitability of our interests. One or more of these developments could have a material adverse effect on our business, financial condition, or results of operation.

Regulation of Hydraulic Fracturing

The process of hydraulic fracturing involves the injection of water, sand, and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. The process is typically regulated by state oil and natural gas commissions, but recently the EPA and other federal agencies have asserted jurisdiction over certain aspects of hydraulic fracturing. For example, the EPA issued effluent limitation guidelines in June 2016 that prohibit the discharge of wastewater from hydraulic fracturing operations to publicly owned wastewater treatment plants.

In December 2016, the EPA released its final report on the potential impacts of hydraulic fracturing on drinking water resources. The final report concluded that “water cycle” activities associated with hydraulic fracturing may impact drinking water resources under certain limited circumstances. The EPA has not proposed to take any action in response to the report’s findings.

Several states where we own interests in oil and gas producing properties, have adopted regulations that could restrict or prohibit hydraulic fracturing in certain circumstances or require the disclosure of the composition of hydraulic-fracturing fluids. For example, Texas has imposed certain limits on the permitting or operation of disposal wells in areas with increased instances of induced seismic events. These existing or any new legal requirements establishing seismic permitting requirements or similar restrictions on the construction or operation of disposal wells for the injection of produced water likely will result in added costs to comply and affect our operators’ rate of production, which in turn could have a material adverse effect on our results of operations and financial position. In addition to state laws, local land use restrictions, such as city ordinances, may restrict or prohibit the performance of well drilling in general or hydraulic fracturing in particular.

We cannot predict what additional state or local requirements may be imposed in the future on oil and gas operations in the states in which we own interests. In the event state, local, or municipal legal restrictions are adopted in areas where our operators conduct operations, our operators may incur substantial costs to comply with these requirements, which may be significant in nature, experience delays, or curtailment in the pursuit of exploration, development, or production activities and perhaps even be precluded from the drilling of wells.

There has been increasing public controversy regarding hydraulic fracturing with regard to increased risks of induced seismicity, the use of fracturing fluids, impacts on drinking water supplies, use of water, and the potential for impacts to surface water, groundwater, and the environment generally. A number of lawsuits and enforcement actions have been initiated across the country implicating hydraulic-fracturing practices. If new laws or regulations are adopted that significantly restrict hydraulic fracturing, those laws could make it more difficult or costly for our operators to perform fracturing to stimulate production from tight formations. In addition, if hydraulic fracturing is further regulated at the federal or state level, fracturing activities on our properties could become subject to additional permitting and financial assurance requirements, more stringent construction specifications, increased monitoring, reporting and recordkeeping obligations, plugging and abandonment requirements, and also to attendant permitting delays and potential increases in costs. Legislative changes could cause operators to incur substantial compliance costs. At this time, it is not possible to estimate the impact on our business of newly enacted or potential federal or state legislation governing hydraulic fracturing.

Endangered Species Act

Some of the operations on acreage underlying our Royalties may be located in areas that are designated as habitats for endangered or threatened species under the Endangered Species Act. In February 2016, the U.S. Fish and Wildlife Service published a final policy that alters how it identifies critical habitat for endangered and threatened species. A critical habitat designation could result in further material restrictions to federal and private land use and could delay or prohibit land access or development. Moreover, the U.S. Fish and Wildlife Service continues to make listing decisions and critical habitat designations where necessary, including for over 250 species as required under a 2011 settlement approved by the U.S. District Court for the District of Columbia, and many hundreds of additional anticipated listing decisions have already been identified beyond those recognized in the 2011 settlement. The designation of previously unprotected species as being endangered or threatened, if located in the areas where we have

Royalties, could cause the operators of the operations on the acreage underlying our Royalties to incur additional costs or become subject to operating restrictions in areas where the species are known to exist.

Other Regulation of the Oil and Natural Gas Industry

The oil and natural gas industry is extensively regulated by numerous federal, state and local authorities. Legislation affecting the oil and natural gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue rules and regulations that are binding on the oil and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Although the regulatory burden on the oil and natural gas industry increases the cost of doing business, these burdens generally do not affect the Company any differently or to any greater or lesser extent than they affect other companies in the industry with similar types, quantities, and locations of production.

The availability, terms and cost of transportation significantly affect sales of oil and natural gas. The interstate transportation and sale for resale of oil and natural gas is subject to federal regulation, including regulation of the terms, conditions and rates for interstate transportation, storage, and various other matters, primarily by the Federal Energy Regulatory Commission (“FERC”). Federal and state regulations govern the price and terms for access to oil and natural gas pipeline transportation. FERC’s regulations for interstate oil and natural gas transmission in some circumstances may also affect the intrastate transportation of oil and natural gas.

Although oil and natural gas prices are currently unregulated, Congress historically has been active in the area of oil and natural gas regulation. The Company cannot predict whether new legislation to regulate oil and natural gas might be proposed, what proposals, if any, might actually be enacted by Congress or the various state legislatures, and what effect, if any, the proposals might have on Falcon’s operations. Sales of condensate and oil and natural gas liquids are not currently regulated and are made at market prices.

Drilling and Production

The operations of the Company’s operators are subject to various types of regulation at the federal, state, and local level. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations. The state, and some counties and municipalities, in which the Company operates also regulate one or more of the following:

•the location of wells;

•the method of drilling and casing wells;

•the timing of construction or drilling activities, including seasonal wildlife closures;

•the rates of production or “allowables”;

•the surface use and restoration of properties upon which wells are drilled;

•the plugging and abandoning of wells; and

•notice to, and consultation with, surface owners and other third parties.

State laws regulate the size and shape of drilling and spacing units or proration units governing the pooling of oil and natural gas properties. Some states allow forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce the Company’s interest in the unitized properties. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose requirements regarding the ratability of production. These laws and regulations may limit the amount of oil and natural gas that the Company’s operators can produce from our wells or limit the number of wells or the locations at which operators can drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas, and natural gas liquids within its jurisdiction. States do not regulate wellhead prices or engage in other similar direct regulation, but we cannot assure you that they will not do so in the future. The effect of such future regulations may be to limit the amounts of oil and natural gas that may be produced from our wells, negatively affect the economics of production from these wells or to limit the number of locations operators can drill.

Federal, state, and local regulations provide detailed requirements for the abandonment of wells, closure or decommissioning of production facilities and pipelines and for site restoration in areas where the operators of the acreage underlying our Royalties operate. The U.S. Army Corps of Engineers and many other state and local authorities also have regulations for plugging and abandonment, decommissioning and site restoration. Although the U.S. Army Corps of Engineers does not require bonds or other financial assurances, some state agencies and municipalities do have such requirements.

Natural Gas Sales and Transportation

Historically, federal legislation and regulatory controls have affected the price and marketing of natural gas. FERC has jurisdiction over the transportation and sale for resale of natural gas in interstate commerce by natural gas companies under the Natural Gas Act of 1938 (“NGA”) and the Natural Gas Policy Act of 1978. Since 1978, various federal laws have been enacted which have resulted in the complete removal of all price and non-price controls for sales of domestic natural gas sold in “first sales.” Under the Energy Policy Act of 2005, FERC has substantial enforcement authority to prohibit the manipulation of natural gas markets and enforce its rules and orders, including the ability to assess substantial civil penalties.

FERC also regulates interstate natural gas transportation rates and service conditions and establishes the terms under which our operators may use interstate natural gas pipeline capacity, which affects the marketing of natural gas that our operators produce, as well as the revenues our operators receive for sales of natural gas and release of natural gas pipeline capacity. Commencing in 1985, FERC promulgated a series of orders, regulations and rule makings that significantly fostered competition in the business of transporting and marketing gas. Today, interstate pipeline companies are required to provide nondiscriminatory transportation services to producers, marketers, and other shippers, regardless of whether such shippers are affiliated with an interstate pipeline company. FERC’s initiatives have led to the development of a competitive, open access market for natural gas purchases and sales that permits all purchasers of natural gas to buy gas directly from third-party sellers other than pipelines. However, the natural gas industry historically has been very heavily regulated; therefore, we cannot guarantee that the less stringent regulatory approach currently pursued by FERC and Congress will continue indefinitely into the future nor can we determine what effect, if any, future regulatory changes might have on our natural gas-related activities.

Under FERC’s current regulatory regime, transmission services must be provided on an open-access, nondiscriminatory basis at cost-based rates or at market-based rates if the transportation market at issue is sufficiently competitive. Gathering service, which occurs upstream of jurisdictional transmission services, is regulated by the states onshore and in-state waters. Section 1(b) of the NGA exempts natural gas gathering facilities from regulation by FERC as a natural gas company under the NGA. Although its policy is still in flux, FERC has in the past reclassified certain jurisdictional transmission facilities as non-jurisdictional gathering facilities, which has the tendency to increase our operators’ costs of transporting gas to point-of-sale locations.

Oil Sales and Transportation

Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at negotiated prices. Nevertheless, Congress could reenact price controls in the future.

Crude oil sales are affected by the availability, terms, and cost of transportation. The transportation of oil in common carrier pipelines is also subject to rate regulation. FERC regulates interstate oil pipeline transportation rates under the Interstate Commerce Act and intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect our operations in any materially different way than such regulation will affect the operations of our competitors.

Further, interstate, and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by portioning provisions set forth in the pipelines’ published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to our operators to the same extent as to the Company or their competitors.

State Regulation

Texas regulates the drilling for, and the production, gathering and sale of, oil and natural gas, including imposing severance taxes and requirements for obtaining drilling permits. Texas currently imposes a 4.6% severance tax on the market value of oil production and a 7.5% severance tax on the market value of natural gas production. States also regulate the method of developing new fields, the spacing and operation of wells and the prevention of waste of oil and natural gas resources. States may regulate rates of production and may establish maximum daily production allowables from oil and natural gas wells based on market demand or resource conservation, or both. States do not regulate wellhead prices or engage in other similar direct economic regulation, but we cannot assure you that they will not do so in the future. The effect of these regulations may be to limit the amount of oil and natural gas that may be produced from our wells and to limit the number of wells or locations our operators can drill.

The petroleum industry is also subject to compliance with various other federal, state, and local regulations and laws. Some of those laws relate to resource conservation and equal employment opportunity. We do not believe that compliance with these laws will have a material adverse effect on us.  Our offices are currently located at 5750 Genesis Court, Suite 220B, Frisco, Texas 75043, and our telephone number is (972) 217-4080. We do not foresee any significant difficulties in obtaining any required additional space.

MARKET FOR OUR COMMON STOCK

Our Common Stock is currently quoted on OTCQB under the symbol “VBHI”, however it is not listed on any stock exchange, and there is currently limited trading in our securities.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

The following table sets forth certain information for the proposed incoming directors and incoming officers after the forthcoming change in officers and directors.

Name	Age	Position	Since
Scott Cox	49	Director, Chief Executive Officer, Secretary	(1)

(1) Mr. Cox was appointed as Chief Executive Officer and Secretary effective November 22, 2019 and as the sole director effective January 6, 2020.  Prior to the appointment of Mr. Cox, Rob Sargent served as President, CEO, CFO and a director of the Company since October 13, 2014

The board of directors has no nominating, audit or compensation committee at this time.

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Scott Cox- Director, Chief Executive Officer - Mr. Cox has over 20 years of experience in the management and operations of public and private companies. Most recently, Scott served as the President and COO of NewBridge Global Ventures, Inc, (OTC: NBGV) from October 2017 to September 2018, where he led a transition into the legal cannabis space and successful reverse merger with a family owned consortium of companies. Since October 2015, Mr. Cox has served as a Principal in Basin Capital, Inc., a private family office focused on the acquisition and divestiture of oil and gas properties and various entrepreneurial ventures. Prior to Basin Capital, from July 2013 to October 2015, Mr. Cox served as Vice President of Land for Breitling Energy Corporation (OTC: BECC) where he was instrumental in acquiring over $20 million in producing and non-producing oil and gas properties. Prior to that he served as Director of Operations for Frontier Oilfield Services, Inc from September 2012 where he helped lead a public company acquisition and roll-up of 2 privately owned oilfield service companies. Mr. Cox attended Eastern New Mexico University where he studied Business Administration.

Terms of Office

The Company’s director was appointed on January 6, 2020, to serve a one-year term and to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s Bylaws (“Bylaws”) and the provisions of the Nevada Revised Statutes. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or are removed in accordance with the Company’s Bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers will hold office until removed by the Board of Directors in accordance with the Company’s Bylaws and the provisions of the Nevada Revised Statutes.

Director Independence

There are no family relationships among any of our directors or executive officers.

During the past ten years, no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.Engaging in any type of business practice; or

iii.Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.Any Federal or State securities or commodities law or regulation; or

ii.Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

(8)Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Meetings and Committees of the Board

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors lack sufficient financial expertise for overseeing financial reporting responsibilities.  The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person.

The Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee's duties will be to recommend to the Company's board of directors the engagement of an independent registered public accounting firm to audit the Company's financial statements and to review the Company's accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company's board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board of Director candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment. While we seek a diversity of experience, viewpoints and backgrounds on the Board, we have not established a formal policy regarding diversity in identifying directors.

Code of Ethics

Our Board of Directors has not adopted a code of ethics due to the fact that we presently only have one director who also serves as the sole executive officer of the Company and the Board of Directors chose not to reduce to writing standards designed to deter wrongdoing and promote honest and ethical conduct. The Board of Directors believes that the Company's small size and the limited number of personnel who are responsible for its operations make a formal Code of Ethics unnecessary. We anticipate that we will adopt a code of ethics when we increase either the number of our directors and officers or the number of our employees.

Nomination of Directors

As of April 30, 2021, we had not effected any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when our board considers a nominee for a position on our board of directors. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our Company at the address of our executive offices.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.Engaging in any type of business practice; or

iii.Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.Any Federal or State securities or commodities law or regulation; or

ii.Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

(8)Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended April 30, 2021, and the representations made by the reporting persons to us, we believe that during the year ended April 30, 2021, our executive officers and directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our executive officers during the twelve-month periods ended April 30, 2021 and 2020:

Summary Compensation Table

Officer/ Position	Fiscal Year Ended 4/30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott Cox (Director, President Chief Executive Officer, Chief Financial Officer, Secretary & Treasurer)	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2021	30,000	50,000	204,000	-0-	-0-	-0-	-0-	$284,000
Rob Sargent (Chief Executive Officer until November 2019)	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person's responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

On May 22, 2020, the Company issued 20,000,000 common shares valued at $204,000 for management services to Scott Cox, the President and Director of the Company.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Our directors receive no extra compensation for their service on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company's outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

On May 26, 2020, the Company issued 20,000,000 shares of its common stock to Scott Cox, the Company’s Director and Chief Executive Officer in exchange for services rendered on behalf of the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•Disclosing such transactions in reports where required;

•Disclosing in any and all filings with the SEC, where required;

•Obtaining disinterested directors’ consent; and

•Obtaining shareholder consent where required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock and preferred stock owned beneficially as of April 27, 2022 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock and preferred stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.  As of June 16, 2022, the Company had 1,238,764,242 shares of common stock, 500,000 shares of Series A Preferred Stock and 939 shares of Series C Preferred Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (2)	Voting Percentage
Common Stock	Scott Cox(3) 5750 Genesis Court, Suite 220B Frisco Texas 75034	20,000,000	1.61%	1.61%
	All Officers and Directors as a Group	20,000,000	1.61%	1.61%
Series A Preferred Stock	Scott Cox(3) 5750 Genesis Court, Suite 220B Frisco Texas 75034	500,000	100%	100%(4)
	All Officers and Directors as a Group (1 Person)	500,000	100%	100%
Series C Preferred Stock	GHS Investments LLC(5)	939	100%	100%

(1)The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)Based on 1,238,764,242 issued and outstanding shares of common stock, 500,000 shares of Series A Preferred stock and 939 shares of Series C Preferred Stock as of June 16, 2022.

(3)Scott Cox is the sole officer of the Company.

(4)The holders of the Series A Preferred Shares are entitled to voting rights equal to 10,000 votes for each 1 shares of Series A Preferred Stock held.

(5)GHS Investments LLC is controlled by Matt Schissler, Mark Grober and Safraz Hajee.

Changes in Control

On February 19, 2019, Mr. Sargent entered into a Stock Purchase Agreement to sell his shares of Series A Preferred Stock to Scott Cox.  The sale was closed on November 22, 2019.  In connection with the sale, Mr. Cox was appointed as the Company’s Chief Executive Officer and Secretary, as well as the Company’s sole Director.

DESCRIPTION OF PRIVATE PLACEMENT

Private Placement

On May 24, 2022, the Company entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with GHS related to the purchase of up to 6,000 shares of the Company’s Series C Preferred Stock (“Series C Shares”) at $1,000 per share, including an initial closing amount of 125 Series C Shares for $125,000.  As part of the Securities Purchase Agreement, the Company agreed to issue up to 200 Series C Shares to GHS as “commitment shares” at a rate of 4 shares per every 125 shares purchased.  At the initial closing the Company issued 129 Series C Shares, which included 4 commitments shares.

As part of the May 24, 2022 private placement (“Private Placement”), the Company amended and restated the Certificate of Designation for the Series C Preferred Series to designate additional Series C Shares and amend the conversion price to be equal to the lower of (1) a fixed price equaling the closing bid price of the Company’s Common Stock on the trading day immediately preceding the date of the Purchase Agreement and (2) 90% of the lowest traded price of the Common Stock during the fifteen (15) trading days immediately preceding, but not including, the conversion date.

Pursuant to the Securities Purchase Agreement, we are required to register the shares of common stock into which the Series C Shares are convertible for resale under the Securities Act. We agreed (a) to file a registration statement on Form S-1 with the Commission within 10 days of the closing date of the Securities Purchase Agreement (“Closing Date”) to register the common shares into which the Series C Shares are convertible for resale by the GHS; (b) to cause the Registration Statement to be declared effective by the Commission on or prior to the 90th day after the Closing Date or, if the Registration Statement is reviewed by the Commission, the 120th day after the Closing Date; (c) to maintain the effectiveness of the Registration Statement; and (d) to satisfy the current public information requirement required by Rule 144 under the Securities Act of 1933 or any other rule or regulation of the Commission to permit the Investors to sell the Registrable Securities to the public without registration. The Company filed this registration statement on Form S-1, which included this prospectus.

Issuances of our common stock upon the conversion of Series C Shares in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after conversion of the Series C Preferred Stock by the selling stockholder.

PLAN OF DISTRIBUTION – SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholder are those previously issued to the selling stockholderpursuant to a May private placement. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the shares of common stock or in the footnotes to the table below, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholder. The first column lists the number of shares of common stock beneficially owned by each selling stockholde, based on its ownership of the shares of common stock and warrants, as of June 10, 2022, assuming exercise of the warrants held by the selling stockholder on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder.

This prospectus generally covers the resale of the number of shares of common stock issued to the selling stockholder pursuant to the Securities Purchase Agreement

The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution”.

References to any selling stockholder in this prospectus includes such persons and any of their respective donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from such persons as a gift, pledge or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 1,300,578,578 shares of our common stock, which represents 1,238,764,242 outstanding shares as of June 16, 2022 plus 61,814,336.

Selling Stockholder Table

Name(1)	Securities Beneficially Owned Prior to Offering	% Beneficial Ownership Before Offering(2)	Securities Being Offered	Securities Beneficially Owned After Offering (3)	% Beneficial Ownership After Offering

GHS Investments, LLC	61,814,336(4)(5)	4.99%(6)	61,814,336	0	0%

(1)The address of the security holder is the Company’s address

(2)Based on 1,300,578,578 shares of our common stock as of June 16, 2022, which includes up to 61,814,336 shares which may be issued upon conversion of Series C Preferred Shares by GHS, subject to the Beneficial Ownership Limitation contained in the Agreements between the Company and GHS.

(3)Assumes that all of the shares offered hereby are resold and that shares owned before the offering but not offered hereby are not sold

(4)Purchased pursuant to private placement

(5)Represents potential shares to be issued to GHS upon conversion of 129 shares of Series C Preferred Stock by GHS and will be updated upon conversion.  As of June 16, 2022, GHS has closed on the purchase of 129 shares of Series C Preferred Stock under the Securities Purchase Agreement.  GHS does not intend to hold, at any time, an amount of shares which represents, on a converted basis, more than 4.99% of the total issued and outstanding common shares.

(6)Based upon a total of 1,300,578,578 issued and outstanding shares of common stock, which includes up to 61,814,336 shares of common stock issued upon conversion of Series C Preferred Stock by GHS.

We are registering the Resell Shares to permit the selling stockholder to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Resell Shares offered by this prospectus.

The selling stockholder and any of their respective pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when disposing of shares:

●ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●an exchange distribution in accordance with the rules of the applicable exchange;

●privately negotiated transactions;

●broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●a combination of any of these methods of sale; and

●any other method permitted pursuant to applicable law.

The selling stockholder each have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if such person deems the purchase price to be unsatisfactory at any particular time.

In connection with these sales, the each of the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•engage in short sales of shares of the common stock in the course of hedging their positions;

•sell shares of the common stock short and deliver shares of the common stock to close out short positions;

•loan or pledge shares of the common stock to broker-dealers or other financial institutions that in turn may sell shares of the common stock;

•enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of shares of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Broker dealers engaged by any of selling stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholder (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. We have been informed by the selling stockholder that they do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of shares from certain liabilities, including liabilities arising under the Securities Act.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholder. Upon our notification by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a post-effective amendment to this registration statement, disclosing certain material information, including the number of shares being offered, the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

Each of the selling stockholder may be deemed an “underwriter,” and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters,” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the selling stockholder will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser are responsible for paying any discounts, commissions and similar selling expenses they incur.

Since each of the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, each Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. There is no underwriter or single coordinating broker acting in connection with the proposed sale of the Resale Shares by the selling stockholder.

We agreed to keep this prospectus and the registration statement which this prospectus forms a part effective until the earlier to occur of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all the Resale Shares, to the extent the selling stockholder have distributed the Resale Shares to its respective shareholders, by its respective shareholders, without volume or manner of sale restrictions during a six month period without registration (ii) all of the Resale Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by any person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Blue Sky Restrictions on Resale

If any selling stockholder wants to sell shares of our common stock under this registration statement in the United States, such person will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.

Any person who purchases shares of our common stock from the selling stockholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

DESCRIPTION OF CAPITAL STOCK

We are currently authorized to issue up to 5,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 1,238,764,242 shares of common stock, 500,000 shares of Series A preferred stock, no shares of Series B preferred stock and 939 shares of Series C preferred stock are currently issued and outstanding as of June 16, 2022.

Common Stock

The holders of outstanding shares of common stock are entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.  The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock, par value $0.001 per share.  Shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock.

Convertible Preferred Series A stock

On April 18, 2017, the Company designated 500,000 shares of preferred stock as Series A. The holders of Series A preferred shares are entitled to receive dividends equal to the amount of the dividend or distribution per share of common stock payable multiplied by the number of shares of common stock the shares of Series A preferred shares held by such holder are convertible into. Series A preferred shares are convertible at a factor of 10,000 Series A preferred shares for one common share.  Each holder of Series A preferred shares is entitled to cast 10,000 votes for every one Series A preferred share held.

Convertible Preferred Series B stock

On June 13, 2019, the Company designated 1,000,000 shares of preferred stock as Series B. The holders of Series B preferred shares are not entitled to receive dividends except as may be declared by the Board at its sole and absolute discretion. Each Series B preferred share is convertible into common shares according to the following formula: the Stated Value of $1.10 per share of Series B preferred stock divided by the closing price of the Common Stock on the day prior to the conversion. Holders of Series B preferred stock shall not have voting rights.

On June 17, 2019, the Company issued 530,000 shares of Series B preferred stock at a fair value of $583,000 based on the stated value of $1.10 per share, in exchange for the settlement of accounts payable of $266,523, notes payable of $990, accrued interest of $535, and management fees of $33,000. As the Series B shares represent an unconditional obligation that the Company must or may settle in a variable number of its equity shares and the monetary value of the obligation is predominantly based on a fixed monetary amount, the 530,000 shares with a balance of $583,000 is recorded as a liability on the balance sheet. During the year ended April 30, 2021, the Company issued 21,441,440 shares of common stock for the conversion of 334,600 shares of Series B preferred stock. During the period ended July 31, 2021, the Company issued 15,030,769 common shares for the conversion of 195,400 Series B preferred stock.  As of July 31, 2021, the carrying value of nil Convertible Preferred Series B Stock was $nil (April 30, 2021 - $214,940). As of July 31, 2021 there was zero Convertible Preferred Series B Stock outstanding (April 30, 2021 – 195,400).

Convertible Series C Preferred Shares

Pursuant to an amended and restated certificate of designation dated May 27, 2022, the Company designated 7,600 shares of Series C preferred shares. The holders of Series C preferred shares are not entitled to receive dividends except as may be declared by the Board at its sole and absolute discretion. Each Series C preferred share is convertible into common shares according to the following formula: the lower of (1) a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the Purchase Agreement and (2) 90% of the lowest traded price of the Common Stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date. Holders of Series C preferred stock shall be entitled to vote with all holders of common stock on an as converted basis.

Additional series of shares of Preferred Stock may be issued and: (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices as determine by the Board of Directors; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at  such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

The current issued and future series of preferred stock could be deemed to adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock by:

• Restricting dividends on the common stock;

• Diluting the voting power of the common stock;

• Impairing the liquidation rights of the common stock; or

• Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our amended and restated charter or bylaws would delay, defer or prevent a change in control.

Warrants and Options

Pursuant to the Securities Purchase Agreement entered into with GHS Investments, LLC, the Company issued GHS warrants to purchase up to $1,000,000 in shares of the Company’s common stock at a price equal to 110% of the volume weighted average price on the trading day preceding the Issuance Date of the Warrants.

Governing Documents that May Have an Antitakeover Effect

Certain provisions of our Articles of Incorporation, as amended, the Certificate of Designations for the Series of Preferred Stock and our Bylaws (as amended, the “Bylaws”), could discourage or make it more difficult to accomplish a proxy contest, change in our management or the acquisition of control by a holder of a substantial amount of our voting stock.

Our Articles of Incorporation provides that our Board has the authority to issue additional series of preferred stock and fix such designations, powers, preferences and rights and the qualifications thereof without further vote by our stockholders. Preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our Common Stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121.

Market Information

Our common stock price is quoted on the OTCQB market under the symbol “VBHI”.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

Our Articles of Incorporation and Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted under the Nevada Revised Statutes. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Nevada law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered or intend to enter into indemnification agreements with each of our directors, officers and certain other employees prior to the consummation of the Share Exchange. These agreements will provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our certificate of incorporation, of our bylaws and of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this Report.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon by the law firm of Carman Lehnhof Israelsen, LLP, Salt Lake City, Utah.

EXPERTS

The audited consolidated financial statements of the Company as of April 30, 2021 and 2020 included in this prospectus have been audited by Sadler, Gibb & Associates, LLC, who is an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. Reserve reports and estimates have been prepared and reviewed by Mire Petroleum Consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. You can also request copies of such documents, free of charge, by contacting the company at 972-221-4080.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

VERDE BIO HOLDINGS, INC.

Consolidated Financial Statements

For the Years Ended April 30, 2021 and 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Verde Bio Holdings, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Verde Bio Holdings, Inc. (“the Company”) as of April 30, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended April 30, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended April 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) related to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Impairment Assessment of Oil and Gas Properties Impacted by the Company’s Estimation of Proved Reserves

As of April 30, 2021, the Company’s oil and gas properties totaled $895 thousand. As more fully described in Note 2 to the consolidated financial statements, the Company accounts for its oil and gas properties using the full cost method of accounting which requires management to make estimates of proved reserve volumes and future net revenues to assess its oil and gas properties for potential impairment. To estimate the volume of proved reserves and future net revenue, management engaged a third-party reserve engineer specialist who made significant estimates and assumptions including forecasting the production decline rate of producing properties. The estimation of proved reserves is also impacted by management’s judgments and estimates regarding the financial performance of wells associated with proved reserves to determine if wells are expected with reasonable certainty to be economical under the appropriate pricing assumptions required in the estimation of potential impairment assessment. We identified the estimation of proved reserves of oil and gas properties and related impairment as a critical audit matter.

The principal consideration for our determination that the estimation of proved reserves is a critical audit matter is that changes in certain inputs and assumptions, which require a high degree of subjectivity, necessary to estimate the volume and future net revenues of the Company’s proved reserves could have a significant impact on the measurement of potential impairment. In turn, auditing those inputs and assumptions required subjective and complex auditor judgment.

How the Critical Audit Matter was Addressed in the Audit

Our audit procedures related to the estimation of proved reserves included the following, among others.

•We obtained an understanding of the Company’s controls relating to management’s estimation of proved reserves for the purpose of assessing the Company’s oil and gas properties for potential impairment.

•We evaluated the independence, objectivity, and professional qualifications of the third-party reserve engineer, made inquiries of that specialist regarding the process followed and judgments made to estimate the Company’s proved reserve volumes, and read the reserve report prepared by the third-party specialist.

•To the extent key inputs and assumptions used to determine proved reserve volumes and other cash flow inputs and assumptions, including, but not limited to based SEC pricing, historical pricing differentials and ownership interests, we tested management’s process for determining the assumptions, including examining the underlying support on a sample basis. Specifically, our audit procedures involved testing management’s assumptions by performing the following:

oRecalculated pricing utilized, including validating the prices were the average oil and natural gas prices received by the Company as of the first trading day of each month over the preceding twelve months;

oCompared the estimated pricing differentials used in the reserve report to realized prices related to revenue transactions recorded in the current year; and

oTested the working and net revenue interests used in the reserve report by inspecting land and division order records

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2012.

Draper, UT

September 15, 2021

VERDE BIO HOLDINGS INC.

(FORMERLY APPIPHANY TECHNOLOGIES HOLDINGS CORP.)

Consolidated Balance Sheets

(Expressed in US dollars)

	April 30, 2021 $	April 30, 2020 $

ASSETS
Current Assets

Cash	2,087,897	1,631
Accounts receivable	86,744	–
Prepaid expenses	32,392	–

Total current assets	2,207,033	1,631

Non-current assets
Right-of-use operating lease asset	115,478	–
Oil and natural gas properties	895,487	–

Total assets	3,217,998	1,631

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	211,769	333,034
Due to related parties	–	19,056
Convertible debenture, net of unamortized discount of $nil and $95,057, respectively	1,203	564,725
Notes payable	–	31,126
Derivative liability	8,519	1,605,568
Current portion of operating lease liability	47,583	–
Convertible preferred Series B stock liability	214,940	583,000

Total Current Liabilities	484,014	3,136,509

Non-current portion of operating lease liability	78,228	–

Total Liabilities	562,242	3,136,509

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock - 10,000,000 authorized shares, par value of $0.001 per share Convertible preferred Series A: Issued and outstanding:500,000 shares	500	500

Common stock –5,000,000,000 common shares, par value of $0.001 per share Issued and outstanding: 683,084,699 and 1,829,943 common shares, respectively	683,085	1,830

Common stock issuable	676,250	–
Additional paid-in capital	12,132,666	4,384,537
Accumulated deficit	(10,836,745)	(7,521,745)

Total Stockholders’ Equity (Deficit)	2,655,756	(3,134,878)

Total Liabilities and Stockholders’ Equity (Deficit)	3,217,998	1,631

(The accompanying notes are an integral part of these consolidated financial statements)

VERDE BIO HOLDINGS INC.

(FORMERLY APPIPHANY TECHNOLOGIES HOLDINGS CORP.)

Consolidated Statements of Operations

(Expressed in US dollars)

	Year ended April 30, 2021 $	Year ended April 30, 2020 $

Revenue

Royalty interest	48,520	–

Cost of Goods Sold

Depletion expense	50,185	–

Gross Loss	(1,665)	–

Operating Expenses

Consulting fees	81,300	–
General and administrative	574,435	114,803
Impairment of oil and gas properties	1,927,810	–
Management fees	204,000	38,030
Professional fees	176,863	107,953
Recovery bad debt	–	(1,569)

Total Operating Expenses	2,964,408	259,217

Net Operating Loss	(2,966,073)	(259,217)

Other Income (Expenses)

Commitment fees	(27,413)	–
Loss on change in fair value of derivative liability	(121,974)	(794,930)
Interest expense	(366,057)	(231,658)
Gain (loss) on extinguishment of debt	166,517	(289,602)

Total Other Income (Expenses)	(348,927)	(1,316,190)

Net Loss	(3,315,000)	(1,575,407)
Net Loss Per Share, Basic and Diluted	(0.03)	(1.03)
Weighted Average Shares Outstanding – Basic and Diluted	94,788,832	1,533,316

(The accompanying notes are an integral part of these consolidated financial statements)

VERDE BIO HOLDINGS INC.

(FORMERLY APPIPHANY TECHNOLOGIES HOLDINGS CORP.)

Consolidated Statement of Stockholder’s Deficit

(Expressed in US dollars)

					Additional
	Preferred Stock		Common Stock		Paid-in	Shares	Accumulated
	Shares	Par Value	Shares	Par Value	Capital	Issuable	Deficit	Total
	#	$	#	$	$	$	$	$

Balance – April 30, 2019	500,000	500	1,074,331	1,074	3,938,057	–	(5,946,338)	(2,006,707)

Common shares issued upon conversion of notes payable	–	–	755,612	756	308,973	–	–	309,729
Beneficial conversion feature on convertible debt	–	–	–	–	137,507	–	–	137,507
Net loss for the year	–	–	–	–	–	–	(1,575,407)	(1,575,407)

Balance – April 30, 2020	500,000	500	1,829,943	1,830	4,384,537	–	(7,521,745)	(3,134,878)

Common shares issued upon conversion of notes payable	–	–	75,949,560	75,950	1,730,685	–	–	1,806,635
Common shares issued for services	–	–	27,500,000	27,500	259,900	–	–	287,400
Common shares issued/issuable for cash	–	–	535,450,000	535,450	4,844,050	595,000	–	5,974,500
Share issuance cost	–	–	–	–	(17,976)	–	–	(17,976)
Common shares issued for mineral properties	–	–	15,000,000	15,000	356,500	–	–	371,500
Common shares issued for commitment fee	–	–	913,756	914	26,499	–	–	27,413
Common shares issued/issuable pursuant to debt settlement	–	–	5,000,000	5,000	130,000	81,250	–	216,250
Common shares issued upon conversion of Series B preferred shares	–	–	21,441,440	21,441	346,619	–	–	368,060
Beneficial conversion feature on convertible debt	–	–	–	–	71,852	–	–	71,852
Net loss for the year	–	–	–	–	–	–	(3,315,000)	(3,315,000)
Balance – April 30, 2021	500,000	500	683,084,699	683,085	12,132,666	676,250	(10,836,745)	2,655,756

(The accompanying notes are an integral part of these consolidated financial statements)

VERDE BIO HOLDINGS INC.

(FORMERLY APPIPHANY TECHNOLOGIES HOLDINGS CORP.)

Consolidated Statements of Cash Flows

(Expressed in US dollars)

	Year ended April 30, 2021 $	Year ended April 30, 2020 $

Operating Activities

Net Loss	(3,315,000)	(1,575,407)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on convertible debt payable	173,909	78,451
Amortization of right-of-use operating lease asset	6,642	–
Default and conversion fees	–	3,000
Depletion expense	50,185	–
Impairment loss on oil and gas properties	1,927,810	–
Interest and penalties accrued on convertible debt payable	–	21,995
Loss on change in fair value of derivative liability	121,974	794,930
Loss (gain) on settlement of debt	(166,517)	289,602
Original issue discount	42,556	21,563
Preferred shares issued for consulting fees	–	33,000
Rent-free period on operating lease	3,691	–
Shares issued for commitment fee	27,413	–
Shares issued for services	287,400	–

Changes in operating assets and liabilities:
Accounts receivable	(86,744)	–
Prepaid expenses	(32,392)	–
Accounts payable and accrued liabilities	205,617	136,059
Due to and from related parties	53,504	19,056

Net Cash Used In Operating Activities	(685,159)	(177,751)

Investing Activities
Acquisition and exploitation of oil and gas properties	(2,501,982)	–

Net Cash Used In Investing Activities	(2,501,982)	–

Financing Activities
Proceeds from convertible debenture	177,000	155,630
Proceeds from issuance of common stock	5,361,525	–
Proceeds from common stock issuable	595,000	–
Proceeds from loans payable	22,917	–
Proceeds from related parties	43,250	–
Repayment of convertible debenture	(794,349)	–
Advance to related parties	(46,690)	–
Repayment to related parties	(69,120)	–
Repayment of loans payable	(16,126)	–

Net Cash Provided by Financing Activities	5,273,407	155,630

Increase (Decrease) in Cash	2,086,266	(22,121)

Cash – Beginning of Period	1,631	23,752

Cash – End of Period	2,087,897	1,631

Supplemental Disclosures
Interest paid	–	–
Income tax paid	–	–

Non-cash investing and financing activities
Beneficial conversion feature	71,852	137,507
Common stock issued/issuable for conversion of convertible debentures	2,022,883	309,729
Common stock issued for interest in the oil and gas properties	371,500	–
Common stock issued for conversion of Series B preferred shares	368,061	–
Series B preferred shares issued for settlement of accounts and notes payable	–	550,000

(The accompanying notes are an integral part of these consolidated financial statements)

VERDE BIO HOLDINGS, INC.

(FORMERLY APPIPHANY TECHNOLOGIES HOLDINGS CORP.)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

1.Nature of Operations and Continuance of Business

Verde Bio Holdings Inc. (the “Company”) was incorporated in the State of Nevada on February 24, 2010. Currently, the Company is in the business of oil and gas exploration and investment.

On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, leading to an economic downturn. The impact on the Company has not been significant but management continues to monitor the situation.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the year ended April 30, 2021, the Company incurred a net loss of $3,315,000 and used cash of $685,159 for operating activities.  As at April 30, 2021, the Company had an accumulated deficit of $10,836,745. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. The Company will continue to rely on equity sales of its common shares in order to continue to fund business operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year from the date these financial statements are issued.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.Summary of Significant Accounting Policies

(a)Basis of Presentation and Principles of Consolidation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The consolidated financial statements are comprised of the records of the Company and its wholly owned subsidiaries, IP Risk Control Inc., a company incorporated in the State of Nevada. All intercompany transactions have been eliminated on consolidation. The Company’s fiscal year end is April 30.

(b)Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the collectability of accounts receivable relating to oil and gas interests which is based on the operator’s production statements, carrying value of oil and gas properties, the useful life, carrying value, and incremental borrowing rate used for right-of-use assets and lease liabilities, the fair value of convertible debentures, derivative liabilities, stock-based compensation, revenue recognition including the calculation of the reserves and the fair value of the reserves for oil and gas interests, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.Summary of Significant Accounting Policies (continued)

(c)Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at April 30, 2021 and 2020, the Company had no items representing cash equivalents.

(d)Accounts Receivable

Accounts receivable represents amounts owed from customers for services. Amounts are presented net of the allowance for doubtful accounts, which represents the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable balance. The Company determines allowance for doubtful accounts based upon historical experience and current economic conditions.  The Company reviews the adequacy of its allowance for doubtful accounts on a regular basis.

(e)Long-Lived Assets

Long-lived assets, such as property and equipment, mineral properties, and purchased intangibles with finite lives (subject to amortization), are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable in accordance with ASC 360, Property, Plant, and Equipment and ASC 350, Intangibles – Goodwill and Other. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. The Company’s long-lived assets consist of computer software and some oil and gas properties. As of April 30, 2021, the computer software has not been placed in use.

Recoverability of assets is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by an asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount exceeds the estimated fair value of the asset. The estimated fair value is determined using a discounted cash flow analysis. Any impairment in value is recognized as an expense in the period when the impairment occurs.

(f)Royalty Interest in Oil and Gas Properties

The Company follows the full cost method of accounting for oil and natural gas operations.  Under this approach, all acquisition costs incurred for the purposes of acquiring mineral and royalty interests are capitalized into a full cost pool.  Costs associated with general corporate activities are expensed in the period incurred.

Capitalized costs are amortized using the units-of-production method.  Under this method, the provision for depletion is calculated by multiplying total production for the period by a depletion rate.  The depletion rate is determined by dividing the total unamortized cost base by net equivalent proved reserves at the beginning of the period.

Costs associated with unevaluated properties are excluded from the amortizable cost base until a determination has been made as to the existence of proved reserves.  Unevaluated properties are reviewed periodically to determine whether the costs incurred should be reclassified to the full cost pool and subjected to amortization.  The costs associated with unevaluated properties primarily consist of acquisition costs and capitalized general and administrative costs.  Unevaluated properties are assessed for impairment on an individual basis or as a group if properties are individually insignificant.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.Summary of Significant Accounting Policies (continued)

(f)Royalty Interest in Oil and Gas Properties (continued)

The assessment includes consideration of the following factors, among others: expectation of future drilling activity; past drilling results and activity; geological and geophysical evaluations; the assignment of proved reserves; and the economic viability of development if proved reserves are assigned. During any period in which these factors indicate an impairment, the cumulative acquisition costs incurred to date for such property are transferred to the full cost pool and are then subject to amortization. Sales and abandonments of oil and natural gas properties being amortized are accounted for as adjustments to the full cost pool, with no gain or loss recognized unless the adjustments would significantly alter the relationship between capitalized costs and proved reserves. A significant alteration would not ordinarily be expected to occur upon the sale of reserves involving less than 25% of the reserve quantities of a cost center.

Natural gas volumes are converted to barrels of oil equivalent (Boe) at the rate of six thousand cubic feet (Mcf) of natural gas to one barrel (Bbl) of oil. This convention is not an equivalent price basis and there may be a large difference in value between an equivalent volume of oil versus an equivalent volume of natural gas.

Under the full cost method of accounting, total capitalized costs of oil and natural gas properties, net of accumulated depletion and related deferred income taxes, may not exceed an amount equal to the present value of future net revenues from proved reserves, discounted at 10% per annum ("PV-10"), plus the cost of unevaluated properties less related income tax effects (the ceiling limitation). A ceiling limitation is calculated at each reporting period. If total capitalized costs, net of accumulated DD&A and related deferred income taxes are greater than the ceiling limitation, a write-down or impairment of the full cost pool is required. A write-down of the carrying value of the full cost pool is a noncash charge that reduces earnings and impacts equity in the period of occurrence and typically results in lower depletion expense in future periods. Once incurred, a write-down cannot be reversed at a later date. The ceiling limitation calculation is prepared using an unweighted arithmetic average of oil prices ("SEC oil price") and natural gas prices ("SEC gas price") as of the first day of each month for the trailing 12-month period ended April 30, 2021, adjusted by area for energy content, transportation fees and regional price differentials, as required under the guidelines established by the SEC. If applicable, these net wellhead prices would be further adjusted to include the effects of any fixed price arrangements for the sale of oil and natural gas.

(g)Leases

Right-of-Use Asset

The Company recognizes right-of-use assets at the commencement date of the lease which is measured at cost, less any accumulated depreciation and impairment losses and adjusted for any remeasurement of lease liabilities. The cost of the right-of-use assets includes the amount of lease liability recognized on the commencement or lease standard adoption date. The right-of-use asset is depreciated over a useful life of the underlying asset.

Lease Liability

At the commencement date of the lease, the Company recognizes the lease liability as measured by the present value of the lease payments over the term of the lease. Fixed lease payments are included in the present value calculation and variable lease payments are expensed as they are incurred. If an interest rate is not explicit in a lease, the Company utilizes its incremental borrowing rate for a period that closely matches the lease term.

The incremental rate of borrowing at the lease commencement date was used to calculate the present value of the lease liability as the implicit interest rate of the lease is not readily determinable. Subsequent to the recognition of the lease liability on the commencement date the lease liability increases through accretion of interest and decreases as lease payments are made. The carrying amount of the lease liability is remeasured if there is a modification in the term of the lease or in fixed payment amounts.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.Summary of Significant Accounting Policies (continued)

(h)Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.  As of April 30, 2021, the Company had 7,718,600 (2020 –39,994,463) potentially dilutive common shares outstanding.

(i)  Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash, accounts payable and accrued liabilities, notes payable, convertible debentures and amounts due to related parties. The fair value of cash is determined based on Level 1 inputs. There were no transfers into or out of “Level 3” during the years ended April 30, 2021, and 2020. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following table presents assets and liabilities that are measured and recognized at fair value as of April 30, 2021 and 2020 on a recurring basis:

April 30, 2021

	Level 1 $	Level 2 $	Level 3 $	Total Loss $
Derivative liability	-	-	(8,519)	(121,974)

April 30, 2020

	Level 1 $	Level 2 $	Level 3 $	Total Loss $
Derivative liability	-	-	(1,605,568)	(794,930)

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.Summary of Significant Accounting Policies (continued)

(j)Revenue Recognition

The Company recognizes revenue from royalties of its oil and gas interests in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”).  Under ASC 606, the Company records revenue based on five criteria: (i) identify the contract; (ii) identify separate performance obligations; (iii) determine the transaction price; (iv) allocate the transaction price among the performance obligations; and (v) recognize revenues as the performance obligations are satisfied.

As the Company derives its revenues from its royalty interests, it recognizes revenue based on the monthly royalties it receives from the specific operator or broker of each oil and gas interest held by the Company. The Company’s performance obligation is considered complete once the monthly production revenues are calculated and receivable, as the Company is not obligated to perform any additional services to earn its monthly royalty revenue.

Revenues from royalty properties are recorded under the cash receipts approach as directly received from the remitters’ statement accompanying the revenue check. Since the revenue checks are generally received 30 to 90 days after the production month, the Company accrues for revenue earned but not received by estimating production volumes and product prices.

Transaction price allocated to remaining performance obligations

The Company’s right to royalty income does not originate until production occurs and, therefore, is not considered to exist beyond each day’s production. Therefore, there are no remaining performance obligations under any of the Company’s royalty income contracts.

Contract balances

Under the Company’s royalty income contracts, it would have the right to receive royalty income from the producer once production has occurred, at which point payment is unconditional. Accordingly, the Company’s royalty income contracts do not give rise to contract assets or liabilities.

Prior-period performance obligations

The Company records revenue in the month production is delivered to the purchaser. However, settlement statements for certain oil and gas sales may not be received for 30 to 90 days after the date production is delivered, and as a result, the Company is required to estimate the amount of royalty income to be received based upon the Company’s interest. The Company records the differences between its estimates and the actual amounts received for royalties in the quarter that payment is received from the producer. Identified differences between the Company’s revenue estimates and actual revenue received historically have not been significant. For the year ended April 30, 2021, revenue recognized in the reporting period related to performance obligations satisfied in prior reporting periods was not material. The Company believes that the pricing provisions of its oil and gas contracts are customary in the industry. To the extent actual volumes and prices of oil and natural gas sales are unavailable for a given reporting period because of timing or information not received from third parties, the royalties related to expected sales volumes and prices for those properties are estimated and recorded.

During the year ended April 30, 2021, the Company earned $48,520 (2020 - $nil) of royalty interest related to its oil and gas properties.

(k)Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires company to estimate the fair value of share-based awards on the date of grant using an option-pricing model.  The Company uses the Black-Scholes option pricing model as its method of

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.Summary of Significant Accounting Policies (continued)

determining fair value.  This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables.  These subjective variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviours.  The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

(l)Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

As of April 30, 2021, and 2020, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The Company files federal and provincial income tax returns in Canada and federal, state and local income tax returns in the U.S., as applicable. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and U.S. income tax returns, the open taxation years range from 2016 to 2020.

In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of Canada and U.S. have not examined any of the Company’s, or its subsidiaries’, income tax returns for the open taxation years noted above.

(j)Concentrations

The Company purchases oil and gas royalty interests, of which 87% were purchased from the same broker for the year ended April 30, 2021.

(k)Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.Right-of-Use Operating Lease Asset and Lease Liability

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the ROU asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the ROU asset result in straight-line rent expense over the lease term. ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term.

On March 11, 2021, the Company entered into a sublease agreement with a sublandlord regarding its office at 5750 Genesis Court, Suite 220, Frisco, Texas 75036. The agreement was treated as an operating lease in accordance with ASC 842, Lease, which resulted in initial recognition of right-of-use asset and lease liability of $122,120. The incremental borrowing rate used in the calculation is 18%.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

3.    Right of Use Asset and Lease Liability (continued)

	April 30, 2021	April 30, 2020
	$	$

Components of lease expense were as follows:

Operating lease cost	6,642	–

Supplemental cash flow information related to leases:

Cash paid for amounts included in the measurement of lease liabilities:

Operating cash flows from operating leases	–	–

Right-of-use assets obtained in exchange for lease obligations:

Operating leases	122,120	–

	April 30, 2021	April 30, 2020
Supplemental balance sheet information related to leases:

Operating Leases

Operating lease right-of-use assets	115,478	–

Operating lease liabilities	125,811	–

Weighted Average Remaining Lease Term

Operating leases	2.41 years	–

Weighted Average Discount Rate

Operating leases	12%	–

Maturities of lease liabilities are as follows:
Year Ending April 30,	Operating Leases	Operating Leases

2022	66,430	–
2023	66,430	–
2024	22,143	–

Total lease payments	155,003	–
Less: imputed interest	(29,192)	–

Total	125,811	–

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

4.Royalty Interests in Oil and Gas Properties

$

Balance, April 30, 2020	–

Acquisition costs	2,867,042
Registration costs	6,440
Depletion expense	(50,185)
Impairment loss	(1,927,810)

Balance, April 30, 2021	895,487

On July 19, 2020, the Company signed a purchase agreement for a 50% right, title and interest to certain oil and gas properties located in the United States in exchange for 10,000,000 shares of common stock of the Company with fair value of $245,000 which was determined based on the fair value of the Company’s common shares on the date of issuance on August 10, 2020.

On September 21, 2020, the Company signed a purchase agreement for a 100% right, title and interest to certain oil and gas properties located in the United States for consideration of 5,000,000 shares of common stock of the Company with a fair value of $126,500.

On March 5, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Adams County, Colorado for cash consideration of $150,000.

On March 16, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Weld County, Colorado for cash consideration of $152,000.

On March 18, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Desoto and Sabine Parish, LA and Loving County, Texas for cash consideration of $127,500.

On March 18, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Adams County, Colorado for cash consideration of $150,000.

On March 22, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Weld County, Colorado for cash consideration of $152,000.

On March 26, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Red River and Sabine Parish, LA for cash consideration of $380,952.

On April 1, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Red River and Desoto Parish, LA for cash consideration of $359,975.

On April 1, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Ohio County, West Virginia for cash consideration of $133,000.

On April 13, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Laramie County, Wyoming for cash consideration of $502,764.

On April 19, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Howard County, Texas for cash consideration of $430,000.

5.Related Party Transactions

(a)During the year ended April 30, 2021, the Company incurred $204,000 (2020 - $nil) in management fees to the President and Director of the Company which was paid in common shares (see Note 11).

(b)During the year ended April 30, 2021, the Company incurred $nil (2020 - $33,000) in management fees to the former President and Director of the Company, which was paid in Convertible Preferred Series B shares (see Note 9).

(c)As at April 30, 2021, the Company owed $nil (2020 –$19,056) to the President and Director of the Company. The amount is non-interest bearing and due on demand.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

6. Notes Payable

(a) As at April 30, 2021, the Company owed $nil (2020 - $3,626) in notes payable to non-related parties. Under the terms of the notes, the amounts are unsecured, bear interest at 6% per annum, and were due on July 31, 2016. The notes bear a default interest rate of 18% per annum.

(b)As at April 30, 2021, the Company owed $nil (2020 –$10,000) in a note payable to a non-related party. Under the terms of the note, the amount is unsecured, bears interest at 5% per annum, and was due on June 6, 2017. The note bears a default interest rate of 12% per annum.

(c)As at April 30, 2021, the Company owed $nil (2020 –$2,500) in a note payable to a non-related party. Under the terms of the note, the amount is unsecured, bears interest at 5% per annum, and was due on February 1, 2018. The note bears a default interest rate of 12% per annum.

(d)As at April 30, 2021, the Company owed $nil (2020 –$15,000) in a note payable to a non-related party. The note payable was issued as a commitment fee and was recorded to additional paid-in capital during the year ended April 30, 2017. Under the terms of the note, the amount is unsecured, bears interest at 8% per annum, and was due on September 15, 2017. The note bears a default interest rate of 20% per annum.

(e)On May 11, 2020, the Company received $22,917 from the United States Small Business Association (“USSBA”) as part of the Paycheck Protection Program (“PPP”).  On April 27, 2021, the USSBA informed the Company that they PPP loan was forgiven.

7.Convertible Debentures

(a)On February 13, 2017, the Company issued a convertible debenture, to a non-related party, for proceeds of $105,000. Pursuant to the agreement, the note was issued with an original issue discount and as such the purchase price was $94,500. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum, and was due on November 13, 2017. The debenture is convertible into common shares of the Company at a conversion price equal to 60% of the lowest trading price of the Company’s common stock of the ten prior trading days immediately preceding the issuance of the note. In the event of default, the conversion price decreases to 50% of the lowest trading price of the Company’s common stock of the ten prior trading days immediately preceding the issuance of the note and the interest rate increases to 20%. During the year ended April 30, 2021, the Company issued 1,115,335 shares of common stock for the conversion of $8,990 principal and $7,740 of accrued interest and the loan was fully converted.

Due to this provision, the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging”. The fair value of the derivative liability resulted in a discount to the note payable of $105,000, of which $20,000 of the discount resulted from debt issuance costs. The carrying value of the convertible note was accreted over the term of the convertible note up to the face value of $105,000. As at April 30, 2021, the carrying value of the note was $nil (2020 - $8,990) and the Company recorded derivative liability of $nil (2020 –$32,339).

(b)On February 24, 2017, the Company issued a convertible debenture, to a non-related party, for proceeds of $33,000. Under the terms of the debenture, the amount is unsecured, bears interest at 12% per annum pre-default and 20% per annum thereafter, and was due on November 30, 2017. The debenture is convertible into common shares of the Company at a conversion price equal to 58% of the average of the lowest two trading prices of the Company’s common stock of the fifteen prior trading days immediately preceding the issuance of the note.  On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

Due to this provision, the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging. As at April 30, 2021, the carrying value of the note was $nil (2020 - $93,965) and the Company recorded derivative liability of $nil (2020 –$229,203).

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

7.Convertible Debentures (continued)

(c)On May 9, 2017, the Company issued a convertible debenture, to a non-related party, totaling $36,450. Pursuant to the agreement, the note was issued with an original issue discount and as such the purchase price was $30,000. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum, and was due on February 9, 2018. The debenture is convertible into common shares of the Company at a conversion price equal to 60% of the lowest trading price of the Company’s common stock of the past ten trading days prior to notice of conversion. In the event of default, the conversion price decreases to 50% of the lowest trading price of the Company’s common stock of the ten prior trading days immediately preceding the issuance of the note and the interest rate increases to 20%. During the year ended April 30, 2021, the Company issued 13,082,384 shares of common stock for the conversion of $64,352 principal and $33,817 of accrued interest.

Due to this provision, the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging”. The fair value of the derivative liability resulted in a discount to the note payable of $36,450, of which $6,450 of the discount resulted from debt issuance costs. The carrying value of the convertible note was accreted over the term of the convertible note up to the face value of $36,450. As at April 30, 2021, the carrying value of the note was $nil (2020 - $64,352) and the Company recorded derivative liability of $nil (2020 - $208,701).

(d)On June 28, 2017, the Company issued a convertible debenture, to a non-related party, totaling $57,250. Pursuant to the agreement, the note was issued with an original issue discount and as such the purchase price and proceeds received was $49,500. Under the terms of the debenture, the amount is unsecured, bears interest at 12% per annum, and was due on March 28, 2018. The debenture is convertible into common shares of the Company at a conversion price equal to the lesser of the 50% of the lowest trading price of the Company’s common stock of the past twenty-five trading days prior to notice of conversion or the issuance of the note. In the event of default, the interest rate increases to 24%. During the year ended April 30, 2020, the Company issued 417,948 shares of common stock for the conversion of $18,044 of the accrued interest and $3,000 of conversion fees and finance costs. During the year ended April 30, 2021, the Company issued 26,618,284 shares of common stock for the conversion of $55,341 of principal, $45,742 of accrued interest and $2,500 of conversion fees and finance costs.

Due to this provision, the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging”. The fair value of the derivative liability resulted in a discount to the note payable of $57,250, of which $7,750 of the discount resulted from debt issuance costs. The carrying value of the convertible note was accreted over the term of the convertible note up to the face value of $57,250. As at April 30, 2021, the carrying value of the note was $nil (2020 - $55,341) and the Company recorded derivative liability of $nil (2020 - $148,430).

(e)On July 19, 2017, the Company issued a convertible debenture, to a non-related party, in the amount of $33,333. Pursuant to the agreement, the note was issued with an original issue discount and as such the purchase price was $28,000. Under the terms of the debenture, the amount is unsecured, bears interest at 12% per annum, and was due on July 19, 2018. The debenture is convertible into common shares of the Company at a conversion price equal to 50% of the lowest trading price of the Company’s common stock of the past twenty-five trading days prior to notice of conversion or the issuance of the note. In the event of default, the interest rate increases to 24%.

Due to this provision, the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging”. The fair value of the derivative liability resulted in a discount to the note payable of $33,333, of which $5,333 of the discount resulted from debt issuance costs. The carrying value of the convertible note was be accreted over the term of the convertible note up to the face value of $33,333.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

7.Convertible Debentures (continued)

As at April 30, 2021, the carrying value of the note was $1,203 (April 30, 2020 - $1,203) and the Company recorded derivative liability of $8,519 (April 30, 2020 - $7,896).

Included in the convertible debenture agreement is a $30,000 collateralized secured promissory note and a $33,333 back-end note (with the same terms as the convertible debenture mentioned above). As of April 30, 2021, and at the date of filing, no proceeds have been received on the collateralized secured promissory note or the back-end note.

(f)On September 19, 2017, the Company issued a convertible debenture, to a non-related party, in the amount of $36,000, which was the first tranche of funding totaling $102,000 (“the October 4, 2017 Agreement”). Pursuant to the agreement, the note was issued with an original issue discount and as such the purchase price was $25,000. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum, and was due on July 9, 2018. The debenture is convertible into common shares of the Company at a conversion price equal to the lesser of the 50% of the lowest trading price of the Company’s common stock of the past ten trading days prior to notice of conversion or the issuance of the note. In the event of default, the conversion price decreases to 40% of the lowest trading price of the Company’s common stock of the ten prior trading days immediately preceding the issuance of the note and the interest rate increases to 20%. On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

Due to this provision, the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging”. The fair value of the derivative liability resulted in a discount to the note payable of $36,000, of which $11,000 of the discount resulted from debt issuance costs. The carrying value of the convertible note was accreted over the term of the convertible note up to the face value of $36,000. As at April 30, 2021, the carrying value of the note was $nil (2020 - $57,910) and the Company recorded derivative liability of $nil (2020 - $268,129).

(g)On September 28, 2017, the Company issued a convertible debenture, to a non-related party, in the amount of $33,333. Pursuant to the agreement, the note was issued with an original issue discount and as such the purchase price was $25,500. Under the terms of the debenture, the amount is unsecured, bears interest at 12% per annum, and was due on September 28, 2018. The debenture is convertible into common shares of the Company at a conversion price equal to the lesser of the 50% of the lowest trading price of the Company’s common stock of the past twenty-five trading days prior to notice of conversion or the issuance of the note. In the event of default there is a penalty of 10% of the principal balance of the outstanding note and the interest rate increases to 24%.  During the year ended April 30, 2021, the Company issued 11,733,557 to convert $36,666 of principal and $25,831 of accrued interest and the note was fully converted.

Due to this provision, the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging”. The fair value of the derivative liability resulted in a discount to the note payable of $33,333, of which $7,833 of the discount resulted from debt issuance costs. The carrying value of the convertible note was accreted over the term of the convertible note up to the face value of $33,333. As at April 30, 2021, the carrying value of the note was $nil (2020 - $36,666) and the Company recorded derivative liability of $nil (2020 - $131,830).

Included in the convertible debenture agreement is a back end note for up to $33,333 (with the same amount of proceeds, original issue discount, maturity date, interest rate and conversion terms as the convertible debenture mentioned above). As of April 30, 2021, and at the date of filing, no proceeds have been received on the back-end note.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

7.Convertible Debentures (continued)

(h)On November 8, 2017, the Company issued a convertible debenture, to a non-related party, in the amount of $33,000, which was the second tranche of the October 4, 2017 Agreement. Pursuant to the agreement, the note was issued with an original issue discount and as such the purchase price was $30,000. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum, and was due on August 8, 2018. The debenture is convertible into common shares of the Company at a conversion price equal to the lesser of the 50% of the lowest trading price of the Company’s common stock of the past ten trading days prior to notice of conversion or the issuance of the note. In the event of default, the conversion price decreases to 40% of the lowest trading price of the Company’s common stock of the ten prior trading days immediately preceding the issuance of the note and the interest rate increases to 20%.  During the year ended April 30, 2021, the Company issued 23,400,000 common shares for the conversion of $32,400 of principal and $4,074 of accrued interest.  On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

Due to this provision, the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging”. The fair value of the derivative liability resulted in a discount to the note payable of $33,000, of which $3,000 of the discount resulted from debt issuance costs. The carrying value of the convertible note was accreted over the term of the convertible note up to the face value of $33,000. As at April 30, 2021, the carrying value of the note was $nil (2020 - $53,084) and the Company recorded derivative liability of $nil (2020 - $219,765).

(i)On December 26, 2017, the Company issued a convertible debenture, to a non-related party, in the amount of $33,000, which was the final tranche of the October 4, 2017 Agreement. Pursuant to the agreement, the note was issued with an original issue discount and as such the purchase price was $30,000. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum, and was due on September 26, 2018. The debenture is convertible into common shares of the Company at a conversion price equal to the lesser of the 50% of the lowest trading price of the Company’s common stock of the past ten trading days prior to notice of conversion or the issuance of the note. In the event of default, the conversion price decreases to 40% of the lowest trading price of the Company’s common stock of the ten prior trading days immediately preceding the issuance of the note and the interest rate increases to 20%. On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

Due to this provision, the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging”. The fair value of the derivative liability resulted in a discount to the note payable of $33,000, of which $3,000 of the discount resulted from debt issuance costs. The carrying value of the convertible note was accreted over the term of the convertible note up to the face value of $33,000. As at April 30, 2021, the carrying value of the note was $nil (2020 - $53,084) and the Company recorded derivative liability of $nil (2020 - $231,308).

(j)On March 15, 2019, the Company issued a convertible debenture, to a non-related party, in the amount of $36,000. Pursuant to the agreement, the note was issued with an original issue discount and as such the purchase price was $30,000. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum (20% default interest rate), and is due on December 15, 2019. The debenture is convertible into common shares of the Company at a conversion price equal to the lesser of the 65% of the lowest trading price of the Company’s common stock of the past twenty trading days prior to notice of conversion or the issuance of the note. On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

7.Convertible Debentures (continued)

Due to this provision, the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging”. The fair value of the derivative liability resulted in a discount to the note payable of $36,000, of which $6,000 of the discount resulted from debt issuance costs. The carrying value of the convertible note will be accreted over the term of the convertible note up to the face value of $36,000. As at April 30, 2021, the carrying value of the note was $nil (2020 - $57,995) and recorded derivative liability of $ nil (2020 - $127,967).

(k)On September 12, 2019, the Company issued a convertible debenture, to a non-related party, in the amount of $33,000. Pursuant to the agreement, the note was issued with an original issue discount of $3,000 and as such the purchase price was $30,000. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum (20% default interest rate), and due on June 12, 2020, which was extended until June 12, 2021.  The debenture is convertible into common shares at a conversion price of $0.078 per share. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options” and determined that there was a beneficial conversion features as the conversion price was below the closing stock price on the commitment date. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $30,462 as additional paid-in capital and reduced the carrying value of the convertible note to $2,538. The carrying value will be accreted over the term of the convertible notes up to their face value of $33,000. In the event of default, the conversion price decreases to 45% of the lowest trading price of the Company’s common stock of the twenty prior trading days immediately preceding the issuance of the note and the interest rate increases to 20%. On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

The carrying value of the convertible note was accreted over the term of the convertible note up to the face value of $33,000. As at April 30, 2021, the carrying value of the note was $nil (2020 - $20,897), and the unamortized total discount was $nil (2020 - $12,103). During the year ended April 30, 2021, the Company recorded accretion expense of $12,103 (2020 - $18,359).

(l)On November 13, 2019, the Company issued a convertible debenture, to a non-related party, in the amount of $28,193. Pursuant to the agreement, the note was issued with an original issue discount of $2,563 and as such the purchase price was $25,630. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum (20% default interest rate), and is due on August 13, 2020, which was extended to February 13, 2021. The debenture is convertible into common shares of the Company at a conversion price of $0.048 per share. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options” and determined that there was a beneficial conversion features as the conversion price was below the closing stock price on the commitment date. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $18,795 as additional paid-in capital and reduced the carrying value of the convertible note to $9,398. The carrying value will be accreted over the term of the convertible notes up to their face value of $28,193. On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

As at April 30, 2021, the carrying value of the convertible notes was $nil (2020 - $18,852) and had an unamortized discount of $nil (2020 - $9,341). During the year ended April 30, 2021, the Company recorded accretion expense of $9,341 (2020 - $9,454).

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

7.Convertible Debentures (continued)

(m)On January 14, 2020, the Company issued a convertible debenture, to a non-related party, in the amount of $35,000. Pursuant to the agreement, the note was issued with an original issue discount of $5,000 and as such the purchase price was $30,000. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum (20% default interest rate), and is due on October 14, 2020, which was extended to April 27, 2021. The debenture is convertible into common shares of the Company at a conversion price of $0.06 per share. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature. On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

  The Company recognized the intrinsic value of the embedded beneficial conversion feature of $23,333 as additional paid-in capital and reduced the carrying value of the convertible note to $11,667. The carrying value will be accreted over the term of the convertible notes up to their face value of $35,000. As at April 30, 2021, the carrying value of the convertible notes was $nil (2020 - $17,983) and had an unamortized discount of $nil (2020 - $17,017). During the year ended April 30, 2021, the Company recorded accretion expense of $17,017 (2020 - $6,316).

(n)On January 23, 2020, the Company issued a convertible debenture, to a non-related party, in the amount of $34,000, which was the first tranche of a convertible debenture totaling $68,000 and was issued with an original issue discount of $8,000 and as such the purchase price was $60,000. On January 23, 2020, the Company received the first tranche totaling $30,000 and recognized an original issue discount of $4,000. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum (20% default interest rate), and is due on October 23, 2020, which was extended to April 23, 2021. The debenture is convertible into common shares of the Company at a conversion price of $0.048 per share. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $22,667 as additional paid-in capital and reduced the carrying value of the convertible note to $11,333. The carrying value will be accreted over the term of the convertible notes up to their face value of $34,000. On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

As at April 30, 2021, the carrying value of the convertible notes was $nil (2020 - $16,836) and had an unamortized discount of $nil (2020 - $17,164). During the year ended April 30, 2021, the Company recorded accretion expense of $17,164 (2020 - $5,503).

(o)On March 4, 2020, the Company issued a convertible debenture, to a non-related party, in the amount of $34,000. This is the second tranche of the January 23, 2020 convertible note. and was issued with an original issue discount of $4,250 and as such the purchase price was $29,750. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum (20% default interest rate), and is due on December 4, 2020, which was extended to June 4, 2021. The debenture is convertible into common shares of the Company at a conversion price of $0.048 per share. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $29,750 as additional paid-in capital and reduced the carrying value of the convertible note to $4,250. The carrying value will be accreted over the term of the convertible notes up to their face value of $34,000. On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

7.Convertible Debentures (continued)

As at April 30, 2021, the carrying value of the convertible note was $nil (2020 - $6,720) and had an unamortized discount of $nil (2020 - $27,280). During the year ended April 30, 2021, the Company recorded accretion expense of $27,280 (2020 - $2,470).

(p)On March 25, 2020, the Company issued a convertible debenture, to a non-related party, in the amount of $13,000. Pursuant to the agreement, the note was issued with an original issue discount of $3,000 and as such the purchase price was $10,000. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum (20% default interest rate), and is due on December 25, 2020. The debenture is convertible into common shares of the Company at a conversion price of $0.018 per share. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature.

The Company recognized the intrinsic value of the embedded beneficial conversion feature of $12,500 as additional paid-in capital and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible notes up to their face value of $13,000. On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

As at April 30, 2021, the carrying value of the convertible note was $nil (2020 - $849) and had an unamortized discount of $nil (2020 - $12,151). During the year ended April 30, 2021, the Company recorded accretion expense of $12,151 (2020 - $349).

(q)On May 28, 2020, the Company issued a convertible debenture, to a non-related party, in the amount of $20,000 as a financing fee related to the Equity Purchase Agreement discussed in Note 10. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum (20% default interest rate), and is due on February 28, 2021. The debenture is convertible into common shares of the Company at a conversion price of $0.01 per share. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature.

The Company recognized the intrinsic value of the embedded beneficial conversion feature of $19,500 as additional paid-in capital and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible notes up to their face value of $20,000. On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

During the year ended April 30, 2021, the Company recorded accretion expense of $19,500 (2020 - $nil).

(r)On September 10, 2020, the Company issued a convertible debenture, to a non-related party, in the amount of $35,000. Pursuant to the agreement, the note was issued with an original issue discount of $5,000 and as such the purchase price was $30,000. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum (20% default interest rate), and is due on June 10, 2021. The debenture is convertible into common shares of the Company at a conversion price of $0.0132 per share. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

7.Convertible Debentures (continued)

The Company recognized the intrinsic value of the embedded beneficial conversion feature of $23,030 as additional paid-in capital and reduced the carrying value of the convertible note to $11,970. The carrying value will be accreted over the term of the convertible notes up to their face value of $35,000. On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

During the year ended April 30, 2021, the Company recorded accretion expense of $23,030 (2020 - $nil).

(s)On November 3, 2020, the Company issued a convertible debenture, to a non-related party, in the amount of $35,000. Pursuant to the agreement, the note was issued with an original issue discount of $5,000 and as such the purchase price was $30,000. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum (20% default interest rate), and is due on August 3, 2021. The debenture is convertible into common shares of the Company at a conversion price of $0.0118 per share. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature.

The Company recognized the intrinsic value of the embedded beneficial conversion feature of $29,322 as additional paid-in capital and reduced the carrying value of the convertible note to $5,678. The carrying value will be accreted over the term of the convertible notes up to their face value of $35,000. On April 22, 2021, the Company settled the outstanding balance owing with a combination of cash and common shares.  Refer to Note 10.

During the year ended April 30, 2021, the Company recorded accretion expense of $29,322 (2020 - $nil).

(t)On December 22, 2020, the Company issued a convertible debenture, to a non-related party, in the amount of $30,556. Pursuant to the agreement, the note was issued with an original issue discount and as such the purchase price was $25,000. Under the terms of the debenture, the amount is unsecured, bears interest at 10% per annum (5% default interest rate), and is due on June 22, 2021. The debenture is convertible into common shares of the Company at a conversion price equal to 50% of the average of the two lowest trading prices of the Company’s common stock of the past twenty-five trading days prior to notice of conversion or the issuance of the note.

Due to this provision, the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging”. The fair value of the derivative liability resulted in a discount to the note payable of $24,500, of which $6,056 of the discount resulted from debt issuance costs. The carrying value of the convertible note will be accreted over the term of the convertible note up to the face value of $30,556. During the year ended April 30, 2021, the Company made a cash repayment of $45,349 which is comprised of $30,556 of principal, $4,328 of accrued interest and $10,465 of repayment penalties.

During the year ended April 30, 2021, the Company recorded accretion expense of $30,556 (2020 - $nil).

(u)On January 6, 2021, the Company issued a convertible debenture, to a non-related party, in the amount of $55,500. Pursuant to the agreement, the note was issued with an original issue discount of $3,500 and as such the purchase price was $52,000. Under the terms of the debenture, the amount is unsecured, bears interest at 12% per annum (22% default interest rate), and is due on January 6, 2022. The debenture may be convertible at any time after 180 days of the date of issuance into common shares of the Company at a conversion price equal to the lesser of the 58% of the lowest trading price of the Company’s common stock of the past twenty trading days prior to notice of conversion or the issuance of the note.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

7.Convertible Debentures (continued)

Due to this provision, the Company considered whether the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging”. As the note was not convertible until 180 days following issuance, no derivative liability was initially recognized.  On April 13, 2021, the Company repaid $72,912, resulting in a loss on settlement of debt of $17,412.

During the year ended April 30, 2021, the Company recorded accretion expense of $3,500 (2020 - $nil).

(v)On February 2, 2021, the Company issued a convertible debenture, to a non-related party, in the amount of $43,500. Pursuant to the agreement, the note was issued with an original issue discount of $3,500 and as such the purchase price was $40,000. Under the terms of the debenture, the amount is unsecured, bears interest at 12% per annum (22% default interest rate), and is due on February 2, 2022. The debenture may be convertible at any time after 180 days of the date of issuance into common shares of the Company at a conversion price equal to the lesser of the 58% of the lowest trading price of the Company’s common stock of the past twenty trading days prior to notice of conversion or the issuance of the note.

Due to this provision, the Company considered whether the embedded conversion option qualifies for derivative accounting under ASC 815-15 “Derivatives and Hedging”. As the note was not convertible until 180 days following issuance, no derivative liability was initially recognized. On April 13, 2021, the Company repaid $57,147, resulting in a loss on settlement of debt of $13,647.

During the year ended April 30, 2021, the Company recorded accretion expense of $3,500 (2020 - $nil).

8.Derivative Liability

The fair value of the derivative liability was calculated using a Binomial model. The fair value of the derivative liability is revalued on each balance sheet date with corresponding gains and losses recorded in the consolidated statement of operations. During the year ended April 30, 2021, the Company recorded a loss on the change in fair value of $121,974 (2020 –$794,930). As at April 30, 2021, the Company recorded a derivative liability of $8,519 (2020 - $1,605,568).

A summary of the activity of the derivative liability is shown below:

$

Balance, April 30, 2019	1,080,589
Adjustment for conversion	(269,951)
Mark to market adjustment at April 30, 2020	794,930

Balance, April 30, 2020	1,605,568
Adjustment for conversion	(1,719,023)
Mark to market adjustment at April 30, 2021	121,974

Balance, April 30, 2021	8,519

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

9.Convertible Preferred Series B Stock Liability

On June 13, 2019, the Company designated 1,000,000 shares of preferred stock as Series B. The holders of Series B preferred shares are not entitled to receive dividends except as may be declared by the Board at its sole and absolute discretion. Each Series B preferred share is convertible into common shares according to the following formula: the Stated Value of $1.10 per share of Series B preferred stock divided by the closing price of the Common Stock on the day prior to the conversion. Holders of Series B preferred stock shall not have voting rights.

On June 17, 2019, the Company issued 530,000 shares of Series B preferred stock, at a value of $583,000 based on the stated value of $1.10 per share, in exchange for the settlement of accounts payable of $266,523, notes payable of $990, accrued interest of $535, and management fees of $33,000. The transaction resulted in a loss on settlement of debt of $281,952.  Because the Series B shares represent an unconditional obligation that the Company must or may settle in a variable number of its equity shares and the monetary value of the obligation is predominantly based on a fixed monetary amount ($1.10 worth of common stock), the 530,000 shares with a balance of $583,000 is recorded as a liability on the balance sheet. During the year ended April 30, 2021, the Company issued 21,441,440 shares of common stock for the conversion of 334,600 shares of Series B preferred stock. As of April 30, 2021, the carrying value of 195,400 Convertible Preferred Series B Stock Liability was $214,940.

10.Common Shares

Authorized: 5,000,000,000 common shares with a par value of $0.001 per share.

On February 14, 2020, the Company effected a reverse stock split on a basis of 1 new common share for every 100 old common shares. The impact of these reverse stock splits has been applied on a retroactive basis to all periods presented.

Share Transactions for the Year Ended April 30, 2021

On May 22, 2020, the Company issued 20,000,000 common shares valued at $204,000 for management services to the President and Director of the Company.

On May 22, 2020, the Company issued 4,000,000 common shares valued at $40,800 for consulting services.

On May 22, 2020, the Company issued 500,000 common shares with valued at $5,100 for legal services.

On June 5, 2020, the Company issued 1,313,800 common shares with a fair value of $92,097 for the conversion of $5,412 of accrued interest, $55,340 of convertible notes payable, conversion fees of $500 and derivative liability of $82,030 and resulting in loss on settlement of debt of $4,155.

On June 5, 2020, the Company issued 91,300 common shares with a fair value of $6,400 for the conversion of $1,370 accrued interest, and derivative liability of $5,031 and resulting in gain on settlement of debt of $1.

On June 29, 2020, the Company issued 1,024,035 common shares with a fair value of $37,889 for the conversion of $8,990 of convertible notes payable, accrued interest of $6,370 and derivative liability of $25,681 and gain on settlement of debt of $3,152.

On August 10, 2020, the Company issued 10,000,000 common shares pursuant to the terms of the oil and gas option agreement valued at $245,000.

On August 19, 2020, the Company issued 1,200,000 common shares with a fair value of $20,400 for the conversion of accrued interest of $9,060 and gain on settlement of debt of $7,759.

On October 5, 2020, the Company issued 4,801,500 shares of common stock with a fair value of $96,030 for the conversion of 87,300 shares of Series B preferred stock (see Note 9).

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

10.Common Shares (continued)

On October 9, 2020, the Company issued 2,000,000 shares of common stock with a fair value of $52,400 for the conversion of accrued interest of $13,100 and loss on settlement of debt of $28,958.

On December 22, 2020, the Company issued 913,756 shares of common stock with at fair value of $27,413 for Commitment fee for Equity Purchase Agreement (see Note 14).

On December 28, 2021, the Company issued 2,450,000 common shares with a fair value of $105,350 for the conversion of $8,989 of accrued interest, $8,773 of convertible notes payable, and derivative liability of $96,394 and resulting in gain on settlement of debt of $8,806.

On January 21, 2021, the Company issued 2,625,900 common shares with a fair value of $65,910 for the conversion of $10,459 of accrued interest, $4,796 of convertible notes payable, conversion fees of $500 and derivative liability of $54,546 and resulting in gain on settlement of debt of $4,391.

On January 25, 2021, the Company issued 1,501,500 shares of common stock with a fair value of $30,031 for the conversion of 27,300 shares of Series B preferred stock (see Note 9).

On February 8, 2021, the Company issued 1,736,842 shares of common stock with a fair value of $33,000 for the conversion of 30,000 shares of Series B preferred stock (see Note 9).

On February 9, 2021, the Company issued 5,000,000 common shares pursuant to the terms of the oil and gas option agreement valued at $126,500.

On February 11, 2021, the Company issued 3,751,900 shares of common stock with a fair value of $140,696 for the conversion of $764 of accrued interest, $19,897 of convertible notes payable, $500 of conversion fee and $93,141 of derivative liability and resulting in loss on settlement of debt of $25,894.

On February 19, 2021, the Company issued 2,926,000 shares of common stock with a fair value of $61,446 for the conversion of $27,431 of convertible notes payable and $36,841 of derivative liability, resulting in gain on settlement of debt of $2,826.

On March 3, 2021, the Company issued 2,926,000 shares of common stock with a fair value of $49,449 for the conversion of $19,259 of convertible notes payable, $2,629 of accrued interest, and $26,483 of derivative liability, resulting in loss on settlement of debt of $1,078.

On March 10, 2021, the Company issued 2,640,000 shares of common stock with a fair value of $33,000 for the conversion of 30,000 shares of Series B preferred stock (see Note 9).

On March 11, 2021, the Company issued 1,580,384 shares of common stock with a fair value of $28,130 for the conversion of $8,888 of convertible notes payable, $40 of accrued interest, and $13,698 of derivative liability, resulting in loss on settlement of debt of $5,503.

On March 17, 2021, the Company issued 5,412,054 shares of common stock with a fair value of $88,000 for the conversion of 80,000 shares of Series B preferred stock (see Note 9).

On March 22, 2021, the Company issued 5,000,000 shares of common stock with a fair value of $135,000 to settle accounts payable of $50,000, resulting in loss on settlement of $85,000.

On March 23, 2021, the Company issued 9,000,000 shares of common stock with a fair value of $252,000 for the conversion of $13,440 of convertible notes payable, $30,636 of accrued interest, and $181,915 of derivative liability, resulting in loss on settlement of debt of $26,009.

On March 30, 2021, the Company issued 14,400,000 shares of common stock with a fair value of $230,400 for the conversion of $44,470 of convertible notes payable, $173 of accrued interest, and $153,629 of derivative liability, resulting in loss on settlement of debt of $32,128.

On March 29, 2021, the Company issued 13,102,398 shares of common stock with a fair value of $258,117 for the conversion of $30,648 of convertible notes payable, $927 of accrued interest, $500 of conversion fee, and $154,986 of derivative liability, resulting in loss on settlement of debt of $71,086.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

10.Common Shares (continued)

On April 7, 2021, the Company issued 5,349,544 shares of common stock with a fair value of $88,000 for the conversion of 80,000 shares of Series B preferred stock (see Note 9).

On April 7, 2021, the Company issued 5,824,286 shares of common stock with a fair value of $165,410 for the conversion of $18,196 of accrued interest, $500 of conversion fee, and $89,897 of derivative liability, resulting in loss on settlement of debt of $56,816.

On April 9, 2021, the Company issued 11,733,557 shares of common stock with a fair value of $240,538 for the conversion of $36,666 of convertible notes payable, $25,831 of accrued interest, and $173,071 of derivative liability, resulting in loss on settlement of debt of $4,970.

On April 22, 2021, the Company issued 3,000,000 shares of common stock with a fair value of $37,500 for consulting services.

During the year ended April 30, 2021, the Company issued 535,450,000 shares of common stock for gross proceeds of $5,379,500 and incurred cash share issuance cost of $17,976. As of April 30, 2021, the Company received proceeds of $595,000 for subsequent share issuance which were recorded under shares issuable. See Note 15.

On April 22, 2021, the Company entered into a debt settlement agreement with GHS Investments, LLC, a Nevada liability company, whereby the Company agreed to settle multiple convertible debts and loans with cash consideration of $650,000 and issuance of 6,500,000 shares of common stock with fair value of $81,250. Pursuant to this agreement, the Company settled $507,921 of convertible debts and loans, $173,220 of accrued interest, and $392,223 of derivative liabilities, resulting in a gain on settlement of debt of $342,114. The fair value of 6,500,000 shares of common stock was recorded under shares issuable as of April 30, 2021. These shares were issued subsequent to the year ended April 30, 2021. See Note 15.

Share Transactions for the Year Ended April 30, 2020

During the year ended April 30, 2020, the Company issued an aggregate of 755,612 common shares with a fair value of $309,729 upon the conversion of $8,196 of convertible debentures, $269,951 of derivative liabilities, $21,255 of accrued interest, and $3,000 in conversion fees resulting in a loss on settlement of debt of $7,527. The remaining loss settlement of debt relates to the issuance of the Series B preferred stock.  See Note 10.

11.Preferred Shares

Authorized: 10,000,000 preferred shares with a par value of $0.001 per share

Convertible Preferred Series A stock

On April 18, 2017, the Company designated 500,000 shares of preferred stock as Series A. The holders of Series A preferred shares are entitled to receive dividends equal to the amount of the dividend or distribution per share of common stock payable multiplied by the number of shares of common stock the shares of Series A preferred shares held by such holder are convertible into. Each Series A preferred shares is convertible into one common share. Each holder of Series A preferred shares is entitled to cast 10,000 votes for every one Series A preferred share held.

Convertible Preferred Series B stock – see Note 9.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

12. Income Taxes

The Company has $5,758,828 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 21% and the Canada federal and provincial tax rate of 26% to net loss before income taxes for the year ended April 30, 2021 and 2020 as a result of the following:

	2021 $	2020 $

Net loss before taxes	(3,315,000)	(1,575,407)
Statutory rate	21%	21%

Computed expected tax recovery	(696,150)	(330,835)
Permanent differences and other	65,641	242,525
Change in valuation allowance	630,509	88,310

Income tax provision	–	–

The significant components of deferred income tax assets and liabilities as at April 30, 2021 and 2020 after applying enacted corporate income tax rates are as follows:

	2021 $	2020 $

Net operating losses carried forward	1,209,354	576,967

Total gross deferred income tax assets	1,209,354	576,967
Valuation allowance	(1,209,354)	(576,967)

Net deferred tax asset	–	–

Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance.  As at April 30, 2021, the Company has no uncertain tax positions.

13. Commitments and contingencies

On February 5, 2020, the Company signed a joint venture agreement (the “Joint Venture”) for a 25% share in the Hemp seed and genetics industry. The Company has committed to contribute $300,000 to the joint venture on a to be mutually agreed upon schedule. Additionally, the Company will issue 1,500,000 common shares to the other members of the joint venture as compensation for their initial contributions. On May 11, 2020, the Joint Venture was cancelled.

On May 28, 2020, the Company and an unrelated party entered into equity financing agreement, whereby the investor shall invest up to $5,000,000 over the period of 36 months pursuant to a “put” option held by the Company, subject to certain limitations. The price of the common shares shall be equal to 80% of the lowest traded price during the last 10 trading days leading up to each put notice, subject to a floor of $0.001 per share. As part of the agreement, the Company issued a convertible promissory note to the unrelated party to offset transaction costs of $20,000, which was deemed as earned upon the execution of the agreement. The note is convertible into common stock of the Company at a fixed price of $0.01, which equals the lowest traded price for the common stock on the trading day preceding the execution of the note (see Note 11). As of April 30, 2021, no common shares have been sold pursuant to the equity financing agreement.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

14.Reserve and Related Financial Data - unaudited

Oil and Gas Reserves

Proved reserves represent quantities of oil and natural gas reserves which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be recoverable in the future from known reservoirs under existing economic conditions, operating methods, and government regulations.  Proved developed reserves are proved reserves which can be expected to be recovered through existing wells with existing equipment, infrastructure, and operating methods.  Proved reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions based upon the 12-month unweighted average of the first-day-of-the-month prices.

Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes, and other factors.  The reserves are located in various fields located in the states of Oklahoma, Louisiana, West Virginia, Colorado, Texas, and Wyoming.  All of the proved reserves are located in the continental United States.

Reserve Quantity Information
For The Year Ended April 30, 2021

	Crude Oil (Bbls)	Natural Gas (Mcf)
Total Proved Reserves
Beginning of Period	0	0
Acquisition	31,971	142,688
Extensions and Discoveries	0
Revisions of Previous Estimates	0
Production	(2,371)	(19,088)
End of Period	29,600	123,600

PROVED DEVELOPED RESERVES
Proved Developed Producing	29,600	123,600
Proved Developed Non-Producing	0	0
Total	29,600	123,600

Total PUD	0.00	1,000

Reserve Quantity Information
For The Year Ended April 30, 2020

	Crude Oil (Bbls)	Natural Gas (Mcf)
Total Proved Reserves	0	0.00
Beginning of Period	0	0.00
Acquisition	0	0.00
Extensions and Discoveries	0	0.00
Revisions of Previous Estimates	0	0.00
End of Period	0	0.00

Standardized Measure of Discounted Net Cash Flows

Guidelines prescribed in FASB’s Accounting Standards Codification Topic 932 Extractive Industries—Oil and Gas (“ASC Topic 932”), have been followed for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. Future cash inflows are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated quantities of oil, natural gas and NGLs to be produced in the future. The resulting future net cash flows are reduced to present value amounts by applying a ten percent annual discount factor.

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

14.Reserve and Related Financial Data – unaudited (continued)

The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC. These assumptions do not necessarily reflect the Company’s expectations of actual revenues to be derived from those reserves, nor their present value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. Reserve estimates are inherently imprecise and estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available.

The following table sets forth the discounted future net cash flows attributable to the Company’s proved oil and natural gas reserves as at April 30, 2021 based on the standardized measure prescribed in ASC Topic 932:

April 30, 2021 $

Future cash inflows	1,624,800
Future income tax expense	(147,800)

Future net cash flows	1,477,000
10% annual discount	(581,500)

Standardized measure of discounted future net cash flows	895,500

The following prices were used in the determination of the standardized measure:

April 30, 2021 $

Oil (per Bbl)	43.44
Natural Gas (per Mcf)	2.22

Principal changes in the standardized measure of discounted future net cash flows attributable to the Company’s proved reserves are as follows:

April 30, 2021 $

Standardized measure of discounted future net cash flows, beginning of period	–
Purchase of minerals and reserves in place	1,631,320
Timing difference and other	(735,820)

Standardized measure of discounted future net cash flows, end of period	895,500

VERDE BIO HOLDINGS INC.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

15. Subsequent Events

On May 10, 2021, the Company issued 6,500,000 common shares to settle $81,250 of subscription payable pursuant to the settlement and release agreement dated April 22, 2021. See Note 10.

On May 13, 2021, the Company issued 15,030,769 common shares pursuant to the conversion of $195,400 of preferred series B stock.

On May 17, 2021, the Company issued 1,000,000 common shares pursuant to a $10,000 debt settlement agreement dated May 14, 2021.

On June 14, 2021, the Company acquired certain minerals and surface property located in Jack County, Texas for $1,600,000.

On August 20, 2021, the company acquired certain minerals in surface property located in Jack County, Texas for $900,000.

Subsequent to April 30, 2021, the Company issued 6,400,000 common shares for consulting services valued at approximately $94,910.

Subsequent to April 30, 2021, the Company acquired multiple oil and gas properties for $2,331,425.

Subsequent to April 30, 2021, the Company issued 451,550,000 common shares for gross proceeds of $3,929,550, of which $595,000 recorded as subscriptions payable as of April 30, 2021, was received as of April 30, 2021.

INTERIM FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED JANUARY 31, 2022 AND 2021

ITEM 1. CONDENSED FINANCIAL STATEMENTS

VERDE BIO HOLDINGS, INC.

Condensed Consolidated Financial Statements

For the Three and Nine Months Ended January 31, 2022 and 2021

(unaudited)

VERDE BIO HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Expressed in US dollars)

	January 31, 2022 $	April 30, 2021 $
	(unaudited)
ASSETS

Current Assets

Cash	711,131	2,087,897
Accounts receivable	220,155	86,744
Prepaid expenses	26,856	32,392

Total current assets	958,142	2,207,033

Non-current assets
Right-of-use operating lease asset	83,920	115,478
Property and equipment, net	2,605,239	–
Oil and natural gas properties, net based on the full cost method of accounting	1,801,298	895,487

Total assets	5,448,599	3,217,998

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	199,495	211,769
Convertible debenture	–	1,203
Derivative liability	–	8,519
Current portion of operating lease liability	54,406	47,583
Convertible preferred Series B stock liability	–	214,940
Warrant liabilities	1,228,018	–

Total Current Liabilities	1,481,919	484,014

Non-current portion of operating lease liability	36,526	78,228

Total Liabilities	1,518,445	562,242

TEMPORARY EQUITY

Series C Preferred Stock: Designated: 1,400 shares, par value of $0.001 per share Issued and outstanding: 1,000 and nil shares, respectively	1	–

Series C preferred stock issuable	40,000	–
Series C accrued dividends	7,808	–

Total Temporary Equity	47,809	–

STOCKHOLDERS’ EQUITY

Series A Preferred Stock Designated: 500,000 shares, par value of $0.001 per share Issued and outstanding: 500,000 shares	500	500

Common Stock Authorized –5,000,000,000 common shares, par value of $0.001 per share Issued and outstanding: 1,164,765,468 and 683,084,699 common shares, respectively	1,167,066	683,085

Common stock issuable	–	676,250
Additional paid-in capital	16,549,252	12,132,666
Accumulated deficit	(13,834,473)	(10,836,745)

Total Stockholders’ Equity	3,882,345	2,655,756

Total Liabilities and Equity	5,448,599	3,217,998

(The accompanying notes are an integral part of these condensed consolidated financial statements)

VERDE BIO HOLDINGS INC.

Condensed Consolidated Statements of Operations

(Expressed in US dollars)

(unaudited)

	For the three months ended January 31, 2022 $	For the three months ended January 31, 2021 $	For the nine months ended January 31, 2022 $	For the nine months ended January 31, 2021 $

Revenue

Mineral property and royalty revenues	301,567	2,319	509,579	2,319

Operating Expenses

Consulting fees	32,450	–	187,365	40,800
Depletion expense	227,256	–	334,568	–
General and administrative	411,887	60,518	1,085,575	157,562
Impairment of oil and gas properties	–	–	1,266,046	–
Depreciation expense	6,280	–	6,280	–
Management fees	–	–	–	204,000
Professional fees	37,467	42,659	140,224	140,030
Project expenditures	31,834	–	219,126	–

Total Operating Expenses	747,174	103,177	3,239,184	542,392

Net Operating Loss	(445,607)	(100,858)	(2,729,605)	(540,073)

Other Income (Expenses)

Commitment fees	–	(27,413)	–	(27,413)
Finance charges	(272,478)	(83,563)	(272,845)	(258,891)
Gain on change in fair value of derivative liability	–	237,952	–	265,095
Gain (loss) on extinguishment of debt	–	(30,455)	4,722	(52,656)

Total Other Income (Expenses)	(272,478)	96,521	(268,123)	(73,865)

Net Loss	(718,085)	(4,337)	(2,997,728)	(613,938)

Series C Preferred Stock Dividends	(7,808)	–	(7,808)	–

Net Loss to Common Shareholders	(725,893)	(4,337)	(3,005,536)	(613,938)
Net Loss Per Share – Basic and Diluted	(0.00)	(0.00)	(0.00)	(0.02)
Weighted Average Shares Outstanding – Basic and Diluted	1,165,335,033	50,998,670	1,129,904,130	38,372,505

(The accompanying notes are an integral part of these condensed consolidated financial statements)

VERDE BIO HOLDINGS INC.

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(Expressed in US dollars)

For the three and nine months ended January 31, 2022 and 2021

(unaudited)

	Series A Preferred		Common Stock		Additional
	Shares	Par Value	Shares	Par Value	Paid-in Capital	Accumulated Deficit	Total
	#	$	#	$	$	$	$

Balance – October 31, 2021	500,000	500	1,164,765,468	1,164,766	16,533,350	(13,116,388)	4,582,228

Series C preferred stock dividend	–	–	–	–	(7,808)	–	(7,808)

Shares issued for services	–	–	2,300,000	2,300	23,710	–	26,010

Net loss for the period	–	–	–	–	–	(718,085)	(718,085)

Balance – January 31, 2022	500,000	500	1,167,065,468	1,167,066	16,549,252	(13,834,473)	3,882,345

	Preferred Stock		Common Stock		Additional
	Shares	Par Value	Shares	Par Value	Paid-in Capital	Common Stock Issuable	Accumulated Deficit	Total
	#	$	#	$	$	$	$	$

Balance – October 31, 2020	500,000	500	49,260,578	49,261	5,229,754	–	(8,131,346)	(2,851,831)

Shares issued upon conversion of notes	–	–	5,075,900	5,076	166,184	–	–	171,260

Shares issued upon conversion of preferred Series B stock	–	–	1,501,500	1,501	28,528	–	–	30,029

Shares issued for cash	–	–	1,900,000	1,900	17,100	–	–	19,000

Shares issued for commitment fees			913,756	914	26,499	–	–	27,413

Shares issuable for oil and gas property	–	–	–	–	–	126,500	–	126,500

Shares issuable for debt settlement	–	–	–	–	–	135,000	–	135,000

Beneficial conversion feature on convertible debt	–	–	–	–	29,322	–	–	29,322

Net loss	–	–	–	–	–		(4,337)	(4,337)

Balance – January 31, 2021	500,000	500	58,651,734	58,652	5,497,387	261,500	(8,135,683)	(2,317,644)

(The accompanying notes are an integral part of these condensed consolidated financial statements)

VERDE BIO HOLDINGS INC.

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(Expressed in US dollars)

For the three and nine months ended January 31, 2022 and 2021

(unaudited)

					Additional
	Series A Preferred		Common Stock		Paid-in	Accumulated
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Total
	#	$	#	$	$	$	$

Balance – April 30, 2021	500,000	500	683,084,699	683,085	12,132,666	(10,836,745)	2,655,756

Common shares issued upon conversion of notes payable	–	–	6,500,000	6,500	74,750	–	–
Common shares issued for cash	–	–	451,550,000	451,550	4,063,950	–	3,920,500
Common shares issued for conversion of Series A preferred shares	–	–	15,030,769	15,031	199,909	–	214,940
Common shares issued for services	–	–	6,900,000	6,900	82,950	–	89,850
Series C preferred stock dividend			–	–	(7,808)	–	(7,808)
Common shares issued to settle accounts payable	–	–	4,000,000	4,000	36,000	–	40,000
Share issuance costs	–	–	–	–	(33,165)	–	(33,165)
Net loss for the period	–	–	–	–	–	(2,997,728)	(2,997,728)

Balance – January 31, 2022	500,000	500	1,167,065,468	1,167,066	16,549,252	(13,834,473)	3,882,345

					Additional	Common
	Series A Preferred		Common Stock		Paid-in	Stock	Accumulated
	Shares	Par Value	Shares	Par Value	Capital	Issuable	Deficit	Total
	#	$	#	$	$	$	$	$

Balance – April 30, 2020	500,000	500	1,829,867	1,830	4,384,537	–	(7,521,745)	(3,134,878)

Rounding shares (Reverse split)	–	–	76	–	–	–	–	–

Shares issued for management and consulting fees	–	–	24,500,000	24,500	225,400	–	–	249,900

Shares issued upon conversion of notes	–	–	10,705,035	10,705	369,741	–	–	380,446

Shares issue upon conversion of preferred series B stock	–	–	6,303,000	6,303	119,758	–	–	126,061

Shares issued for cash	–	–	4,400,000	4,400	64,600	–	–	69,000

Shares issued for commitment fees			913,756	914	26,499	–	–	27,413

Shares issued for mineral properties	–	–	10,000,000	10,000	235,000	–	–	245,000

Shares issuable for oil and gas property	–	–	–	–	–	126,500	–	126,500

Shares issuable for debt settlement	–	–	–	–	–	135,000	–	135,000

Beneficial conversion feature on convertible debt	–	–	–	–	71,852	–	–	71,852

Net loss	–	–	–	–	–	–	(613,938)	(613,938)

Balance – January 31, 2021	500,000	500	58,651,734	58,652	5,497,387	261,500	(8,135,683)	(2,317,644)

(The accompanying notes are an integral part of these condensed consolidated financial statements)

VERDE BIO HOLDINGS INC.

Consolidated Statements of Cash Flow

(Expressed in US dollars)

(unaudited)

	For the nine months ended January 31, 2022 $	For the nine months ended January 31, 2021 $

Operating Activities

Net loss	(2,997,728)	(613,938)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on convertible debt payable		115,799
Amortization of right-of-use asset	31,558	–
Depletion expense	334,568	–
Depreciation expense	6,280	–
Finance costs	228,019	–
Impairment of oil and gas properties	1,266,046	–
Loss (gain) on change in fair value of derivative liability	–	(265,095)
Loss (gain) on settlement of debt	(4,722)	52,656
Original issue discount	–	19,056
Shares issued for services	89,850	249,900
Shares issued or issuable for commitment fees	40,000	27,413

Changes in operating assets and liabilities:
Accounts receivable	(133,411)	–
Prepaid expenses	5,536	–
Accounts payable and accrued liabilities	27,726	155,953
Due to and from related parties	–	7,814
Right-of-use liability	(34,879)	–

Net Cash Used In Operating Activities	(1,141,157)	(214,648)

Investing Activities
Acquisition of property and equipment	(2,611,519)	–
Oil and gas property expenditures	(2,506,425)	(3,914)

Net Cash Used In Investing Activities	(5,117,944)	(3,914)

Financing Activities
Proceeds from issuance of common stock	3,920,500	69,000
Proceeds from issuance of series C preferred shares	1,000,000	–
Proceeds from convertible debentures	–	137,000
Proceeds from advances	–	42,250
Proceeds from issuance of PPP Loan – SBA	–	22,917
Repayment of convertible debenture	(5,000)	(34,884)
Share issuance costs	(33,165)	–

Net Cash Provided by Financing Activities	4,882,335	230,283

Change in Cash	(1,376,766)	11,721

Cash – Beginning of Period	2,087,897	1,631

Cash – End of Period	711,131	13,352

Supplemental Disclosures
Interest paid	–	–
Income tax paid	–	–

Non-cash investing and financing activities
Beneficial conversion feature	–	71,852
Common stock issued/issuable for conversion of convertible debentures	81,250	380,446
Common stock issued for conversion of Series B preferred shares	214,940	126,061
Common stock issued for acquisition of oil and gas properties	–	245,000
Common stock issued for settlement of accounts payable	40,000	–
Series C preferred stock accrued dividend	7,808	–

(The accompanying notes are an integral part of these condensed consolidated financial statements)

1.Nature of Operations and Continuance of Business

Verde Bio Holdings Inc. (the “Company”) was incorporated in the State of Nevada on February 24, 2010. Currently, the Company is in the business of oil and gas exploration and investment.

On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, leading to an economic downturn. The impact on the Company has not been significant but management continues to monitor the situation.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period ended January 31, 2022, the Company incurred a net loss of $2,997,728 and used cash of $1,141,157 for operating activities.  As at January 31, 2022, the Company had an accumulated deficit of $13,834,473. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing and generating profitable operations from the Company’s future operations. The Company will continue to rely on equity sales of its common shares in order to continue to fund business operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year from the date these financial statements are issued.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.Summary of Significant Accounting Policies

(a)Basis of Presentation and Principles of Consolidation

The accompanying condensed consolidated interim financial statements of the Company should be read in conjunction with the consolidated interim financial statements and accompany notes filed with the U.S. Securities and Exchange Commission for the year ended April 30, 2021. These interim condensed consolidated interim financial statements are unaudited and have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

These condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The condensed consolidated interim financial statements are comprised of the records of the Company and its wholly owned subsidiary, IP Control Risk Inc., a company incorporated in the State of Nevada, United States. All intercompany transactions have been eliminated on consolidation. The Company’s fiscal year end is April 30.

(b)Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

2.Summary of Significant Accounting Policies (continued)

(b)Use of Estimates (continued)

The Company regularly evaluates estimates and assumptions related to the collectability of accounts receivable relating to oil and gas interests which is based on the operator’s production statements, carrying value of oil and gas properties, the useful life, carrying value, and incremental borrowing rate used for right-of-use assets and lease liabilities, the fair value of convertible debentures, derivative liabilities, stock-based compensation, revenue recognition including the calculation of the reserves and the fair value of the reserves for oil and gas interests, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c)Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.  As of January 31, 2022, the Company had 11,972,514,065 (April 30, 2021 –7,718,600) potentially dilutive common shares outstanding.

(d)  Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash, accounts payable and accrued liabilities, notes payable, convertible debentures and amounts due to related parties. The fair value of cash is determined based on Level 1 inputs. There were no transfers into or out of “Level 3” during the periods ended January 31, 2022, and 2021. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

2.Summary of Significant Accounting Policies (continued)

(d)  Fair Value Measurements (continued)

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(j)Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.Right-of-Use Operating Lease Asset and Lease Liability

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the ROU asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the ROU asset result in straight-line rent expense over the lease term. ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term.

On March 11, 2021, the Company entered into a sublease agreement with a sublandlord regarding its office at 5750 Genesis Court, Suite 220, Frisco, Texas 75036. The agreement was treated as an operating lease in accordance with ASC 842, Lease, which resulted in initial recognition of right-of-use asset and lease liability of $122,120. The incremental borrowing rate used in the calculation is 18%.

	January 31, 2022	April 30, 2021
	$	$
Components of lease expense were as follows:

Operating lease cost	31,558	6,642

Supplemental cash flow information related to leases:

Cash paid for amounts included in the measurement of lease liabilities:

Operating cash flows from operating leases	49,822	–

Right-of-use assets obtained in exchange for lease obligations:

Operating leases	–	122,120

Supplemental balance sheet information related to leases:

Operating Leases

Operating lease right-of-use assets	83,920	115,478

Operating lease liabilities	90,932	125,811

3.Right-of-Use Asset and Lease Liability (continued)

	January 31, 2022	April 30, 2021

Weighted Average Remaining Lease Term

Operating leases	1.67 years	2.41 years

Weighted Average Discount Rate

Operating leases	18%	18%

Maturities of lease liabilities are as follows:
Year Ending April 30,	Operating Leases	Operating Leases

2022	16,608	66,430
2023	66,430	66,430
2024	22,143	22,143

Total lease payments	105,181	155,003
Less: imputed interest	(14,249)	(29,192)

Total	90,932	125,811

4.Royalty Interests in Oil and Gas Properties

	January 31, 2022 $	April 30, 2021 $

Opening balance	895,487	–

Acquisition costs and exploration costs	2,506,425	2,867,042
Registration costs	–	6,440
Depletion expense	(334,568)	(50,185)
Impairment	(1,266,046)	(1,927,810)

Closing balance	1,801,298	895,487

On July 19, 2020, the Company signed a purchase agreement for a 50% right, title and interest to certain oil and gas properties located in the United States in exchange for 10,000,000 shares of common stock of the Company with fair value of $245,000 which was determined based on the fair value of the Company’s common shares on the date of issuance on August 10, 2020.

On September 21, 2020, the Company signed a purchase agreement for a 100% right, title and interest to certain oil and gas properties located in the United States for consideration of 5,000,000 shares of common stock of the Company with a fair value of $126,500.

On March 5, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Adams County, Colorado for cash consideration of $150,000.

On March 16, 2021, the Company signed a purchase and sale agreement for 50% right, title and interest to certain oil and gas properties located in Weld County, Colorado for cash consideration of $152,000.

On March 18, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Desoto and Sabine Parish, LA and Loving County, Texas for cash consideration of $127,500.

On March 18, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Adams County, Colorado for cash consideration of $150,000.

4.Royalty Interests in Oil and Gas Properties (continued)

On March 22, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Weld County, Colorado for cash consideration of $152,000.

On March 26, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Red River and Sabine Parish, LA for cash consideration of $380,952.

On April 1, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Red River and Desoto Parish, LA for cash consideration of $359,975.

On April 1, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Ohio County, West Virginia for cash consideration of $133,000.

On April 13, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Laramie County, Wyoming for cash consideration of $502,764.

On April 19, 2021, the Company signed a purchase and sale agreement for 100% right, title and interest to certain oil and gas properties located in Howard County, Texas for cash consideration of $430,000.

On May 4, 2021, the Company signed a purchase and sale agreement for 100% right, title, and interest to certain properties located in Laramie County, Wyoming for cash consideration of $431,245.

On May 13, 2021, the Company signed a purchase and sale agreement for 100% right, title, and interest to certain properties located in Colorado and Ohio for cash consideration of $1,100,000.

On July 16, 2021, the Company signed a purchase and sale agreement for 100% right, title, and interest to certain properties located in Bienville, Louisiana for cash consideration of $800,000.

On December 9, 2021, the Company acquired a 100% interest in properties located in Belmont County, Ohio for cash consideration of $175,000.

During the period ended January 31, 2022, the Company recorded an impairment loss of $1,266,046 on its producing oil and gas properties due to an excess of carrying value above expected future cash flows to be generated from its producing oil and gas properties.

5.Property and Equipment

	Land $	Vehicles $	Total $

Cost

Balance, April 30, 2021	–	–	–

Additions	2,485,924	125,595	2,611,519

Balance, January 31, 2022	2,485,924	125,595	2,611,519

Accumulated depreciation

Balance, April 30, 2021	–	–	–

Additions	–	6,280	6,280

	–	6,280	6,280

Balance, April 30, 2021	–	–	–

Balance, January 31, 2022	2,485,924	119,315	2,605,239

As at January 31, 2022, the vehicles have an estimated useful live of 5 years and were placed into use on November 1, 2021.  During the period ended January 31, 2022, the Company recorded depreciation expense of $6,280 (2021- $nil).

6.Related Party Transactions

(a)During the period ended January 31, 2021, the Company incurred $nil (2020 - $204,000) in management fees to the President and Director of the Company which was paid in common shares (see Note 11).

(b)During the period ended January 31, 2022, the Company issued 2,000,000 common shares with a fair value of $22,600 to the spouse of the Chief Executive Officer of the Company for accounting services.

7.Derivative Liability

The fair value of the derivative liability was calculated using a Binomial model. The fair value of the derivative liability is revalued on each balance sheet date with corresponding gains and losses recorded in the consolidated statement of operations. As at January 31, 2022, the Company recorded a derivative liability of $nil (April 30, 2021 - $8,519).

A summary of the activity of the derivative liability is shown below:

$

Balance, April 30, 2021	8,519
Adjustment for conversion	(8,519)

Balance, January 31, 2022	–

8.Preferred Stock Liability

Series B Preferred Stock

On June 13, 2019, the Company designated 1,000,000 shares of preferred stock as Series B. The holders of Series B preferred shares are not entitled to receive dividends except as may be declared by the Board at its sole and absolute discretion. Each Series B preferred share is convertible into common shares according to the following formula: the Stated Value of $1.10 per share of Series B preferred stock divided by the closing price of the Common Stock on the day prior to the conversion. Holders of Series B preferred stock shall not have voting rights.

On June 17, 2019, the Company issued 530,000 shares of Series B preferred stock at a fair value of $583,000 based on the stated value of $1.10 per share, in exchange for the settlement of accounts payable of $266,523, notes payable of $990, accrued interest of $535, and management fees of $33,000. As the Series B shares represent an unconditional obligation that the Company must or may settle in a variable number of its equity shares and the monetary value of the obligation is predominantly based on a fixed monetary amount, the 530,000 shares with a balance of $583,000 is recorded as a liability on the balance sheet. During the year ended April 30, 2021, the Company issued 21,441,440 shares of common stock for the conversion of 334,600 shares of Series B preferred stock. During the period ended October 31, 2021, the Company issued 15,030,769 common shares for the conversion of 195,400 Series B preferred stock.  As of January 31, 2022, the Company had nil (April 30, 2021 – 195,400) shares of Convertible Preferred Series B Stock with a carrying value of $nil (April 30, 2021 - $214,940).

9.Common Shares

Authorized: 5,000,000,000 common shares with a par value of $0.001 per share.

During the three months ended July 31, 2021, the Company issued 451,550,000 common shares at $0.01 per common share for proceeds of $4,515,500, of which $595,000 was received as at April 30, 2021.  As part of the financing, the Company paid share issuance costs of $33,165 which is recorded as a charge against additional paid-in capital.

On May 4, 4021, the Company issued 3,000,000 common shares with a fair value of $45,300 for consulting services.

9.Common Shares (continued)

On May 13, 2021, the Company issued 15,030,769 common shares pursuant to the conversion of 195,400 shares of Series B convertible preferred stock.  Refer to Note 8.

On May 14, 2021, the Company issued 100,000 common shares with a fair value of $1,330 for consulting services.

On May 17, 2021, the Company issued 1,000,000 common shares with a fair value of $10,000 for legal services.

On June 21, 2021, the Company issued 100,000 common shares with a fair value of $1,400 for consulting services.

On July 15, 2021, the Company issued 100,000 common shares with a fair value of $1,080 for consulting services.

On July 22, 2021, the Company issued 3,000,000 common shares with a fair value of $30,000 for consulting services.

On August 3, 2021, the Company issued 1,000,000 common shares with a fair value of $10,300 for consulting services.

On August 16, 2021, the Company issued 100,000 common shares with a fair value of $1,020 for consulting services.

On September 20, 2021, the Company issued 100,000 common shares with a fair value of $1,470 for consulting services.

On October 15, 2021, the Company issued 100,000 common shares with a fair value of $1,940 for consulting services.

On November 15, 2021, the Company issued 100,000 common shares with a fair value of $1,320 for consulting services.

On December 15, 2021, the Company issued 100,000 common shares with a fair value of $970 for consulting services.

On January 11, 2022, the Company issued 2,000,000 common shares with a fair value of $22,600 to the spouse of the Chief Executive Officer of the Company for services.

On January 17, 2022, the Company issued 100,000 common shares with a fair value of $1,120 for consulting services.

10.Preferred Shares

Authorized: 10,000,000 preferred shares with a par value of $0.001 per share

Convertible Preferred Series A stock

On April 18, 2017, the Company designated 500,000 shares of preferred stock as Series A. The holders of Series A preferred shares are entitled to receive dividends equal to the amount of the dividend or distribution per share of common stock payable multiplied by the number of shares of common stock the shares of Series A preferred shares held by such holder are convertible into. Each Series A preferred shares is convertible into one common share. Each holder of Series A preferred shares is entitled to cast 10,000 votes for every one Series A preferred share held.

Convertible Preferred Series B stock – see Note 8.

Convertible Preferred Series C stock On December 3, 2021, the Company entered into a securities purchase agreement (the “Agreement”) with an arms-length party for the issuance of 1,000 shares of convertible preferred Series C stock (“Series C”) for $1,000,000.  Under the terms of the Agreement, the Series C shares are entitled to receive dividends at 10% per annum and are convertible into common stock of the Company at a discount to the market price of the Company’s common stock at the date of the notice of conversion form the note holder.  In addition to the Series C shares, the Company will issue an additional 40 Series C shares, with a fair value of $40,000, to the note holder as a commitment fee on the Agreement and has not been issued as at January 31, 2022 due to the fact that the Company had to amend the authorized number of Series C shares.

10.  Preferred Shares (continued)

In addition to the Series C stock, the Company issued 61,885,671 warrants on December 8, 2021 with a conversion price of $0.01067 per share for a period of five years and 63,157,895 warrants on January 27, 2022 with a conversion price of $0.01045 per share for a period of five years.  The fair value of the warrants was $1,228,018 based on the Black-Scholes option pricing model assuming an expected life of 5 years, volatility of 314-318%, risk-free rate of 1.2-1.7%, and no expected dividends.  The fair value of the warrants was treated as a liability as it met the conditions of a liability in accordance with ASC 480, Distinguishing Liabilities from Equity.  As the fair value of the warrants were greater than the gross proceeds received on the issuance of the Series C shares, the excess difference of $228,019 was recorded in the statement of operations as a finance cost.

The Series C preferred stock and the accrued dividends relating to the stock are classified as temporary equity.  As at January 31, 2022, the Company had 1,000 (April 30, 2021 –nil) shares of Series C stock with a carrying value of $1 (April 30, 2021 - $nil) and recorded accrued dividend payable of $7,808 (April 30, 2021 - $nil) which is included in temporary equity and offset against additional paid in capital.

11.Share Purchase Warrants

	Number of warrants	Weighted average exercise price $

Balance, April 30, 2021	–	–
Issued	125,043,566	0.01

Balance, January 31, 2022	125,043,566	0.01

Additional information regarding share purchase warrants as of January 31, 2022 is as follows:

	Outstanding and exercisable
Range of Exercise Prices $	Number of Warrants	Weighted Average Remaining Contractual Life (years)

0.01	125,043,566	4.9

	125,043,566	4.9

12. Commitments and Contingencies

On May 28, 2020, the Company and an unrelated party entered into equity financing agreement, whereby the investor shall invest up to $5,000,000 over the period of 36 months pursuant to a “put” option held by the Company, subject to certain limitations. The price of the common shares shall be equal to 80% of the lowest traded price during the last 10 trading days leading up to each put notice, subject to a floor of $0.001 per share. As part of the agreement, the Company issued a convertible promissory note to the unrelated party to offset transaction costs of $20,000, which was deemed as earned upon the execution of the agreement. The note was convertible into common stock of the Company at a fixed price of $0.01, which equals the lowest traded price for the common stock on the trading day preceding the execution of the note. During the year ended April 30, 2021, the convertible promissory note was repaid.  As of January 31, 2022, no common shares have been sold pursuant to the equity financing agreement.

13. Subsequent Events

(a)On February 11, 2022, the Company acquired a 35% interest in mineral and royalty interests in various claims located in Howard County, Texas for $325,000.

(b)Subsequent to January 31, 2022, the Company issued 200,000 common shares for services to a non-related party.

(c)On March 14, 2022, the Company amended its previously filed Certificate of Designation for the Series C Preferred Stock to increase the number of designated Series C preferred shares from 1,000 to 1,400 in connection with the additional 400 Series C shares recorded as “to be issued” at January 31, 2022 and issued on March 16, 2022.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

Amount to be Paid
SEC registration fee	$178
Legal fees and expenses	30,000
Accounting fees and expenses	7,500
Printing and miscellaneous expenses	5,000
Total	$42,678

Item 14.  Limitation on Liability and Indemnification Matters

Our Articles of Incorporation contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

Our Articles of Incorporation and Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted under the Nevada Revised Statutes. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Nevada law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered or intend to enter into indemnification agreements with each of our directors, officers and certain other employees prior to the consummation of the Share Exchange. These agreements will provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our certificate of incorporation, of our bylaws and of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this Report.

The limitation of liability and indemnification provisions in our certificate of incorporation and may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

Item 15. Unregistered Sales of Equity Securities

Sales of Unregistered Securities by the Company

Subsequent to April 30, 2020 the Company issued 2,429,135 common shares upon conversion of $22,142 of accrued interest and $500 in conversion fee penalties.

Subsequent to the year ended April 30, 2020, the Company issued 1,250,000 common shares for proceeds of $25,000.

Share Transactions for the Year Ended April 30, 2021

On May 1, 2020 the company entered into a consulting service agreement with an unrelated party. The consultant will render consulting services relating to business planning, execution and acquisition strategy. The Company agreed to issue 2,000,000 shares of common stock at $0.01 par value on the execution of this agreement and pay a minimum retainer of $5,000 each month beginning July 1, 2020 for the duration of the contract. This agreement has been terminated, however, the Company anticipates issuing the 500,000 shares in the future.

On May 22, 2020, the Company issued 20,000,000 common shares valued at $204,000 for management services to the President and Director of the Company.

On May 22, 2020, the Company issued 4,000,000 common shares valued at $40,800 for consulting services.

On May 22, 2020, the Company issued 500,000 common shares with valued at $5,100 for legal services.

On May 28, 2020, the Company granted 24,500,000 restricted shares in exchange for services valued at $65,000. The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed without the prior written consent of the Company. 20,000,000 of the restricted shares were issued to the CEO of the Company and 1,000,000 of the restricted shares were issued to the father of the CEO of the Company.

On May 28, 2020, the Company and an unrelated party entered into equity financing agreement, whereby the investor shall invest up to $5,000,000 over the period of 36 months at par value of $0.001 per share. As part of the agreement, the Company issued a convertible promissory note to the unrelated party to offset transaction costs of $20,000, which was deemed as earned upon the execution of the agreement. The note is convertible into common stock of the Company at a fixed price of $0.01, which equals the lowest traded price for the common stock on the trading day preceding the execution of the note.

On June 5, 2020, the Company issued 1,313,800 common shares with a fair value of $92,097 for the conversion of $5,412 of accrued interest, $55,340 of convertible notes payable, conversion fees of $500 and derivative liability of $82,030 and resulting in loss on settlement of debt of $4,155.

On June 5, 2020, the Company issued 91,300 common shares with a fair value of $6,400 for the conversion of $1,370 accrued interest, and derivative liability of $5,031 and resulting in gain on settlement of debt of $1.

On June 18, 2020, the Company sold 250,000 shares of its common stock to a private investor for $5,000.

On June 29, 2020, the Company issued 1,024,035 common shares with a fair value of $37,889 for the conversion of $8,990 of convertible notes payable, accrued interest of $6,370 and derivative liability of $25,681 and gain on settlement of debt of $3,152.

On July 8, 2020, the Company sold 1,000,000 shares of its common stock to a private investor for $20,000.

On July 20, 2020, the Company entered into a Purchase and Sale Agreement with a private seller, whereby the Company agreed to purchase, various mineral and oil and gas royalty interests in exchange for 10,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).  In accordance with the terms of the Purchase Agreement, the Company is required to register the shares in an upcoming S-1. The acquisition closed and the 10,000,000 shares were issued on or about August 10, 2020.

On August 3, 2020, the Company issued 500,000 shares of common stock to a third party in exchange for $10,000 in cash.

On August 10, 2020, the Company issued 750,000 shares of its common stock in exchange for $15,000 in cash and another 500,000 shares to another private purchase for $10,000.

On August 10, 2020, the Company issued 10,000,000 common shares pursuant to the terms of the oil and gas option agreement valued at $245,000.

On August 19, 2020, the Company issued 1,200,000 common shares with a fair value of $20,400 for the conversion of accrued interest of $9,060 and gain on settlement of debt of $7,759.

On October 5, 2020, the Company issued 4,801,500 shares of common stock with a fair value of $96,030 for the conversion of 87,300 shares of Series B preferred stock (see Note 9).

On October 9, 2020, the Company issued 2,000,000 shares of common stock with a fair value of $52,400 for the conversion of accrued interest of $13,100 and loss on settlement of debt of $28,958.

On December 22, 2020, the Company issued 913,756 shares of common stock with at fair value of $27,413 for Commitment fee for Equity Purchase Agreement (see Note 14).

On December 28, 2021, the Company issued 2,450,000 common shares with a fair value of $105,350 for the conversion of $8,989 of accrued interest, $8,773 of convertible notes payable, and derivative liability of $96,394 and resulting in gain on settlement of debt of $8,806.

On January 21, 2021, the Company issued 2,625,900 common shares with a fair value of $65,910 for the conversion of $10,459 of accrued interest, $4,796 of convertible notes payable, conversion fees of $500 and derivative liability of $54,546 and resulting in gain on settlement of debt of $4,391.

On January 25, 2021, the Company issued 1,501,500 shares of common stock with a fair value of $30,031 for the conversion of 27,300 shares of Series B preferred stock (see Note 9).

On February 8, 2021, the Company issued 1,736,842 shares of common stock with a fair value of $33,000 for the conversion of 30,000 shares of Series B preferred stock (see Note 9).

On February 9, 2021, the Company issued 5,000,000 common shares pursuant to the terms of the oil and gas option agreement valued at $126,500.

On February 11, 2021, the Company issued 3,751,900 shares of common stock with a fair value of $140,696 for the conversion of $764 of accrued interest, $19,897 of convertible notes payable, $500 of conversion fee and $93,141 of derivative liability and resulting in loss on settlement of debt of $25,894.

On February 19, 2021, the Company issued 2,926,000 shares of common stock with a fair value of $61,446 for the conversion of $27,431 of convertible notes payable and $36,841 of derivative liability, resulting in gain on settlement of debt of $2,826.

On March 3, 2021, the Company issued 2,926,000 shares of common stock with a fair value of $49,449 for the conversion of $19,259 of convertible notes payable, $2,629 of accrued interest, and $26,483 of derivative liability, resulting in loss on settlement of debt of $1,078.

On March 10, 2021, the Company issued 2,640,000 shares of common stock with a fair value of $33,000 for the conversion of 30,000 shares of Series B preferred stock (see Note 9).

On March 11, 2021, the Company issued 1,580,384 shares of common stock with a fair value of $28,130 for the conversion of $8,888 of convertible notes payable, $40 of accrued interest, and $13,698 of derivative liability, resulting in loss on settlement of debt of $5,503.

On March 17, 2021, the Company issued 5,412,054 shares of common stock with a fair value of $88,000 for the conversion of 80,000 shares of Series B preferred stock (see Note 9).

On March 22, 2021, the Company issued 5,000,000 shares of common stock with a fair value of $135,000 to settle accounts payable of $50,000, resulting in loss on settlement of $85,000.

On March 23, 2021, the Company issued 9,000,000 shares of common stock with a fair value of $252,000 for the conversion of $13,440 of convertible notes payable, $30,636 of accrued interest, and $181,915 of derivative liability, resulting in loss on settlement of debt of $26,009.

On March 30, 2021, the Company issued 14,400,000 shares of common stock with a fair value of $230,400 for the conversion of $44,470 of convertible notes payable, $173 of accrued interest, and $153,629 of derivative liability, resulting in loss on settlement of debt of $32,128.

On March 29, 2021, the Company issued 13,102,398 shares of common stock with a fair value of $258,117 for the conversion of $30,648 of convertible notes payable, $927 of accrued interest, $500 of conversion fee, and $154,986 of derivative liability, resulting in loss on settlement of debt of $71,086.

On April 7, 2021, the Company issued 5,349,544 shares of common stock with a fair value of $88,000 for the conversion of 80,000 shares of Series B preferred stock (see Note 9).

On April 7, 2021, the Company issued 5,824,286 shares of common stock with a fair value of $165,410 for the conversion of $18,196 of accrued interest, $500 of conversion fee, and $89,897 of derivative liability, resulting in loss on settlement of debt of $56,816.

On April 9, 2021, the Company issued 11,733,557 shares of common stock with a fair value of $240,538 for the conversion of $36,666 of convertible notes payable, $25,831 of accrued interest, and $173,071 of derivative liability, resulting in loss on settlement of debt of $4,970.

On April 22, 2021, the Company issued 3,000,000 shares of common stock with a fair value of $37,500 for consulting services.

During the year ended April 30, 2021, the Company issued 535,450,000 shares of common stock for gross proceeds of $5,379,500 and incurred cash share issuance cost of $17,976. As of April 30, 2021, the Company received proceeds of $595,000 for subsequent share issuance which were recorded under shares issuable.

On April 22, 2021, the Company entered into a debt settlement agreement with GHS Investments, LLC, a Nevada liability company, whereby the Company agreed to settle multiple convertible debts and loans with cash consideration of $650,000 and issuance of 6,500,000 shares of common stock with fair value of $81,250. Pursuant to this agreement, the Company settled $507,921 of convertible debts and loans, $173,220 of accrued interest, and $392,223 of derivative liabilities, resulting in a gain on settlement of debt of $342,114. The fair value of 6,500,000 shares of common stock was recorded under shares issuable as of April 30, 2021. These shares were issued subsequent to the year ended April 30, 2021.

On May 10, 2021, the Company issued 6,500,000 common shares to settle $81,250 of subscription payable pursuant to the settlement and release agreement dated April 22, 2021.

On May 13, 2021, the Company issued 15,030,769 common shares pursuant to the conversion of $195,400 of preferred series B stock.

On May 17, 2021, the Company issued 1,000,000 common shares pursuant to a $10,000 debt settlement agreement dated May 14, 2021.

On August 3, 2021, the Company issued 1,000,000 common shares to a non-related party for consulting services.

On August 16, 2021, the Company issued 100,000 common shares to a non-related party for consulting services.  On September 20, 2021, the Company issued 100,000 common shares with a fair value of $1,470 for consulting services.

On October 15, 2021, the Company issued 100,000 common shares with a fair value of $1,940 for consulting services.

On November 15, 2021, the Company issued 100,000 common shares to a non-related party for consulting services.

On December 8, 2021, the Company issued 50 shares of Series C preferred stock at $1,000 per share for proceeds of $500,000 and 40 shares of Series C preferred stock as bonus shares.

Item 16. Exhibits

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated in this Item 16 by reference.

Item 17. Undertakings

(1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser, each prospectus and prospectus supplement filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 21, 2022.

VERDE BIO HOLDINGS, INC.

By:	/s/ Scott Cox
Scott Cox
President
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott Cox or his respective true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on June 21, 2022.

Signature	Title	Date

/s/ Scott Cox	President and Director	June 21, 2022
Scott Cox	(Principal Executive Officer)

Exhibit Index

Exhibit
No.	Description

3.1	Amended and Restated Articles of Incorporation**
3.2	Amended and Restated Certificate of Designation for Series C Preferred Shares** (incorporated by reference as Exhibit 3.1 to Form 8K filed June 1, 2022)
3.3	Bylaws** (incorporated by reference as Exhibit 3.2 to Registration Statement on Form S-1 filed June 11, 2010).
5.1	Form of Opinion of Carman Lehnhof Israelsen, LP*
10.1	Securities Purchase Agreement between Verde Bio Holdings, Inc, and GHS Investments, LLC dated May 24, 2022.** (incorporated by reference as Exhibit 10.1 to Form 8K filed on June 1, 2022).
10.2	Consent of Mire Petroleum ** (incorporated by reference as Exhibit 10.2 to Registration Statement on Form S-1 filed April 27, 2022)
10.3	Reserve Report**(incorporated by reference as Exhibit 10.3 to Registration Statement on Form S-1 filed April 27, 2022)
23.1	Consent of Sadler, Gibb & Associates LLC•*
23.2	Consent of Carman Lehnhof Israelsen, LP (included in Exhibit 5.1)

*Filed herewith

**Previously filed